Exhibit 10.77
EXECUTION VERSION
AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of December 18, 2025 (this “Amendment”) by and among ACRC LENDER W LLC, a Delaware limited liability company (“ACRC Seller”), ACRC LENDER W TRS LLC, a Delaware limited liability company (“TRS Seller” and together with ACRC Seller, individually and collectively as the context may require, “Seller”), ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), ACRC WAREHOUSE HOLDINGS LLC, a Delaware limited liability company (“Warehouse Holdings”), ACRC 2017-FL3 HOLDER REIT LLC, a Delaware limited liability company (“ACRC REIT” and with Warehouse Holdings, each a “Pledgor” and collectively, the “Pledgors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Third Amended and Restated Master Repurchase and Securities Contract, dated as of February 10, 2022, by and among Seller and Buyer (as amended, supplemented or otherwise modified prior to the date hereof, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, Guarantor, entered into that certain Second Amended and Restated Guarantee Agreement, dated as of February 10, 2022, for the benefit of Buyer (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”);
WHEREAS, Warehouse Holdings, entered into that certain Warehouse Pledge Agreement, dated as of November 4, 2024, for the benefit of Buyer (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Warehouse Pledge Agreement”);
WHEREAS, ACRC REIT entered into that certain REIT Pledge Agreement, dated as of November 4, 2024, for the benefit of Buyer (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “REIT Pledge Agreement” and with the Warehouse Pledge Agreement, each a “Pledge and Security Agreements” and collectively, the “Pledge and Security Agreement”); and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1.    Repurchase Agreement Amendments. The Repurchase Agreement is hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), move the green stricken text from its current location to the location of the green underlined text (indicated textually in the same manner as the following example: ~~stricken text~~ to underlined text) and to add the blue underlined text (indicated textually in the same manner as the following example: underlined text) as attached hereto on Exhibit A
SECTION 2.    Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment is duly executed and delivered by each of Seller and Buyer and (ii) Buyer receives all other documentation it shall reasonably request in connection with this Amendment.
SECTION 3.    Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 4.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof (a) all references in the Repurchase Agreement to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.
SECTION 5.    No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or any of its affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.
SECTION 6.    Counterparts. By signing or countersigning below, Buyer and Seller each acknowledge and agree to the terms of this Amendment. This Amendment may be executed in counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and
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Records Act or other applicable law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures. Minor variations in the form of the signature page, including footers from earlier versions of this Amendment, shall be disregarded in determining a party’s intent or the effectiveness of such signature. No party shall raise the use the delivery of signatures to this Amendment in electronic format as a defense to the formation of a contract and each such party forever waives any such defense.
SECTION 7.    Costs and Expenses. Seller shall pay Buyer’s costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
SECTION 8.    Waivers. (a) Seller acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
SECTION 9.    Submission to Jurisdiction. Each party hereto (each a “Party”) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, or in any court with jurisdiction that is located in Delaware, California or the state where the related underlying Mortgaged Property is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or the other
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Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against any Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Amendment will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
SECTION 10.        IMPORTANT WAIVERS. THE WAIVERS SET FORTH IN SECTION 18.03 OF THE REPURCHASE AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.
SECTION 11.        GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
SECTION 12.        Acknowledgment and Reaffirmation.
(a)    Guarantor hereby acknowledges the execution and delivery of this Amendment by the parties hereto and represents, warrants and covenants that, notwithstanding the execution and delivery of this Amendment, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
(b)    Each Pledgor hereby acknowledges the execution and delivery of this Amendment by the parties hereto and represents, warrants and covenants that, notwithstanding the execution and delivery of this Amendment, all of such Pledgor’s obligations under the applicable Pledge and Security Agreement remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by such Pledgor in all respects.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By: /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

[Additional Signature Page Follows]

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SELLER:
ACRC LENDER W LLC, a Delaware limited liability company
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

ACRC LENDER W TRS LLC, a Delaware limited liability company
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

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GUARANTOR:
ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

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PLEDGORS:
ACRC WAREHOUSE HOLDINGS LLC, a Delaware limited liability company
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

ACRC 2017-FL3 HOLDER REIT LLC, a Delaware limited liability company
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

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EXHIBIT A

[Attached]

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CONFORMED THROUGH AMENDMENT NO. ~~4~~5

THIRD AMENDED AND RESTATED
MASTER REPURCHASE AND SECURITIES CONTRACT
ACRC LENDER W LLC
and
ACRC LENDER W TRS LLC
as Sellers
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Buyer
Dated as of February 10, 2022

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Page
ARTICLE 1 APPLICABILITY    1
Section 1.01    Applicability    1
ARTICLE 2 DEFINITIONS AND INTERPRETATION    1
Section 2.01    Rules of Interpretation    39
Section 2.02    Rates    40
ARTICLE 3 THE TRANSACTIONS    40
Section 3.01    Procedures.    40
Section 3.02    Transfer of Purchased Assets; Servicing Rights    43
Section 3.03    Maximum Amount    44
Section 3.04    Early Repurchase Date; Mandatory Repurchases.    44
Section 3.05    Repurchase    45
Section 3.06    Extension of the Facility Termination Date    46
Section 3.07    Partial Prepayment    ~~48~~47
Section 3.08    Payment of Price Differential and Fees.    48
Section 3.09    Payment, Transfer and Custody.    48
Section 3.10    Repurchase Obligations Absolute    49
Section 3.11    Future Funding Transactions    ~~50~~49
ARTICLE 4 MARGIN MAINTENANCE    51
Section 4.01    Margin Deficit.    51
ARTICLE 5 APPLICATION OF INCOME    53
Section 5.01    Waterfall Account; ~~Collection Accounts~~Servicer Account    53
Section 5.02    Before an Event of Default    ~~54~~53
Section 5.03    After an Event of Default    ~~55~~54
Section 5.04    Sellers to Remain Liable    55
ARTICLE 6 CONDITIONS PRECEDENT    55
Section 6.01    Conditions Precedent to Closing    ~~56~~55
Section 6.02    Conditions Precedent to All Transactions    ~~57~~56
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLERS    58
Section 7.01    Sellers    58
Section 7.02    Repurchase Documents    ~~59~~58
i

(continued)
Page
Section 7.03    Solvency    59
Section 7.04    Taxes    ~~60~~59
Section 7.05    True and Complete Disclosure    60
Section 7.06    Compliance with Laws    60
Section 7.07    Compliance with ERISA    61
Section 7.08    No Default or Material Adverse Effect    61
Section 7.09    Purchased Assets    61
Section 7.10    Purchased Assets Acquired from Transferors    61
Section 7.11    Transfer and Security Interest    ~~62~~61
Section 7.12    No Broker    62
Section 7.13    Interest Rate Protection Agreements    62
Section 7.14    Separateness    62
Section 7.15    Location of Books and Records    62
Section 7.16    Chief Executive Office; Jurisdiction of Organization    ~~63~~62
Section 7.17    Entity Classification    ~~63~~62
Section 7.18    Anti-Money Laundering Laws and Anti-Corruption Laws    ~~63~~62
Section 7.19    Sanctions    63
Section 7.20    Investment Company Act    63
Section 7.21    Beneficial Ownership Certification    63
ARTICLE 8 COVENANTS OF SELLERS    63
Section 8.01    Existence; Governing Documents; Conduct of Business    63
Section 8.02    Compliance with Laws, Contractual Obligations and Repurchase Documents    64
Section 8.03    Protection of Buyer’s Interest in Purchased Assets    64
Section 8.04    Distributions and Dividends    65
Section 8.05    Financial Covenants    ~~66~~65
Section 8.06    Delivery of Income    ~~66~~65
Section 8.07    Delivery of Financial Statements and Other Information    66
Section 8.08    Delivery of Notices    67
Section 8.09    Hedging    68

(continued)
Page
Section 8.10    Escrow Imbalance    68
Section 8.11    Pledge and Security Agreement    68
Section 8.12    Entity Classification.    68
Section 8.13    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.    ~~69~~68
Section 8.14    Compliance with Sanctions    69
Section 8.15    Beneficial Ownership    69
ARTICLE 9 SINGLE-PURPOSE ENTITY    ~~70~~69
Section 9.01    Covenants Applicable to Seller    ~~70~~69
Section 9.02    Additional Covenants Applicable to Sellers    ~~71~~70
ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES    71
Section 10.01    Events of Default    71
Section 10.02    Remedies of Buyer as Owner of the Purchased Assets    73
ARTICLE 11 SECURITY INTEREST    75
Section 11.01    Grant    75
Section 11.02    Effect of Grant    ~~76~~75
Section 11.03    Sellers to Remain Liable    76
Section 11.04    Waiver of Certain Laws    76
ARTICLE 12 BENCHMARK REPLACEMENT; CONFORMING CHANGES; INCREASED COSTS; CAPITAL ADEQUACY    ~~77~~76
Section 12.01    Benchmark Replacement; Market Disruption    ~~77~~76
Section 12.02    Initial Conforming Changes    ~~78~~77
Section 12.03    Illegality    78
Section 12.04    Breakfunding    78
Section 12.05    Increased Costs    ~~79~~78
Section 12.06    Capital Adequacy    79
Section 12.07    Taxes.    79
Section 12.08    Payment and Survival of Obligations    82
Section 12.09    Early Repurchase Option    ~~83~~82
ARTICLE 13 INDEMNITY AND EXPENSES    ~~83~~82

(continued)
Page
Section 13.01    Indemnity.    ~~83~~82
Section 13.02    Expenses    ~~85~~84
ARTICLE 14 INTENT    85
Section 14.01    Safe Harbor Treatment    85
Section 14.02    Liquidation    ~~86~~85
Section 14.03    Qualified Financial Contract    ~~86~~85
Section 14.04    Netting Contract    86
Section 14.05    Master Netting Agreement    86
ARTICLE 15 DISCLOSURE RELATING TO CERTAIN FEDERAL
PROTECTIONS         86
ARTICLE 16 NO RELIANCE    ~~87~~86
ARTICLE 17 SERVICING    ~~88~~87
Section 17.01    Servicing Rights    ~~88~~87
Section 17.02    Accounts Related to Purchased Assets    89
Section 17.03    Servicing Reports    89
Section 17.04    Event of Default    ~~90~~89
ARTICLE 18 MISCELLANEOUS    ~~90~~89
Section 18.01    Governing Law    90
Section 18.02    Submission to Jurisdiction; Service of Process    90
Section 18.03    IMPORTANT WAIVERS.    90
Section 18.04    Integration    92
Section 18.05    Single Agreement    92
Section 18.06    Use of Employee Plan Assets    92
Section 18.07    Survival and Benefit of Sellers’ Agreements    92
Section 18.08    Assignments and Participations.    ~~93~~92
Section 18.09    Ownership and Hypothecation of Purchased Assets    94
Section 18.10    Confidentiality    ~~95~~94
Section 18.11    No Implied Waivers; Amendments    95
Section 18.12    Notices and Other Communications    95

(continued)
Page
Section 18.13    Counterparts; Electronic Transmission    96
Section 18.14    No Personal Liability    96
Section 18.15    Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.    96
Section 18.16    Default Rate    ~~98~~97
Section 18.17    Set-off    98
Section 18.18    Sellers’ Waiver of Setoff    99
Section 18.19    Power of Attorney    99
Section 18.20    Periodic Due Diligence Review    99
Section 18.21    Time of the Essence    ~~100~~99
Section 18.22    Joint and Several Repurchase Obligations.    100
Section 18.23    PATRIOT Act Notice    102
Section 18.24    Successors and Assigns    102
Section 18.25    Acknowledgement of Anti-Predatory Lending Policies    102
Section 18.26    Effect of Amendment and Restatement    102
Section 18.27    No Novation, Effect of Agreement    ~~103~~102
Section 18.28    Recognition of the U.S. Special Resolution Regimes    103

Schedule 1    Representations and Warranties
Schedule 2    ~~General Repo Account~~Reserved
Schedule 3    Appraisal Procedure
Schedule 4    Servicer Account

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THIS THIRD AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among ACRC LENDER W LLC, a Delaware limited liability company (“ACRC Seller”), and ACRC LENDER W TRS LLC, a Delaware limited liability company (“TRS Seller”, and together with the ACRC Seller, individually and collectively as the context may require, “Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”).
WHEREAS, Sellers and Buyer entered into that certain Second Amended and Restated Master Repurchase and Securities Contract, dated as of May 1, 2017 (as amended by (i) that certain Amendment No. 1 to Second Amended and Restated Master Repurchase and Securities Contract, dated as of December 14, 2018 and (ii) that certain Amendment No. 2 to Second Amended and Restated Master Repurchase and Securities Contract, dated as of December 11, 2020 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement”).
WHEREAS, Sellers and Buyer desire to amend and restate the Existing Repurchase Agreement in the manner set forth herein.
NOW, THEREFORE, Sellers and Buyer (each a “Party”) hereby agree as follows:
ARTICLE 1

APPLICABILITY
Section 1.01    Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of a Seller, the Parties may enter into transactions in which a Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to the related Seller and such Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by such Seller representing the Repurchase Price for such Assets.
ARTICLE 2

DEFINITIONS AND INTERPRETATION
“Accelerated Repurchase Date”: Defined in Section 10.02.
“Accepted Servicing Practices”: With respect to any Purchased Asset, the commercial mortgage servicing practices of prudent financial or mortgage lending institutions that service assets of the same Class as such Purchased Asset in the jurisdiction where the related underlying Mortgaged Property is located.

“Account Control Agreement”: A deposit account control agreement in favor of Buyer with respect to any bank account related to a Purchased Asset~~, in form and substance of the attached Exhibit G hereto~~.
“ACRC REIT”: ACRC 2017-FL3 Holder REIT LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.
“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.
“Affiliated Hedge Counterparty”: Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with either Seller.
“Agreement”: The meaning set forth in the initial paragraph hereof.
“Aggregate Amount Outstanding”: On each date of the determination thereof, the total amount due and payable to Buyer by Sellers in connection with all Transactions under this Agreement outstanding on such date.
“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Seller, Guarantor or any of their respective Subsidiaries is located or doing business.
“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which any Seller or Guarantor is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.
“Applicable Percentage”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Appraisal”: An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.
“Approved Representation Exception”: Any Representation Exception approved in writing by Buyer in its discretion prior to the related Purchase Date.

“Asset”: Any Whole Loan, Senior Interest or Mezzanine Loan, the underlying Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by the related Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations.
“Assignment and Acceptance”: Defined in Section 18.08(b).
“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (ii) any other entity approved by Buyer, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.
“Bailee Agreement”: Defined in the Custodial Agreement, which definition is incorporated herein by reference.
“Bankruptcy Code”: Title 11 of the United States Code, as amended.
“Benchmark”: With respect to any Transaction, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark in accordance with Section 12.01(a), then, for purposes of this definition, “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 12.01.
“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.
“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer.
“Benchmark Replacement Date”: With respect to any Benchmark, the earliest to occur of the following events with respect to such Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non- representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark continues to be provided on such date.
“Benchmark Transition Event”: With respect to any Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is not, or as of a specified future date will not be, representative.
“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k).
“Blank Assignment Documents”: Defined in Section 6.02(j).
“Book Value”: For each Purchased Asset, as of any date, an amount, as certified by the related Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date (after giving effect to any additional advances to the related primary Underlying Obligor made by a Seller in connection with such Seller’s future funding obligations pursuant to the Purchased Asset Documents on or prior to such date), and (b) the price that such Seller initially paid or advanced in respect thereof plus any additional amounts advanced by such Seller that were funded in connection with such Seller’s future funding obligations under the related Purchased Asset Documents minus Principal Payments received by such Seller and as further reduced by losses realized and write downs taken by such Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan).
“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota, California, Illinois or North Carolina are authorized or obligated by law or executive order to be closed, or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed.
“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, and also in its capacity as counterparty to any Interest Rate Protection Agreement.
“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.
“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.
“Cause” ~~means, with~~: With respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director or Independent Manager’s duties under the applicable by-laws, limited partnership agreement or limited liability company agreement, (ii) that such Independent Director or Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, (iii) that such Independent Director or Independent Manager is unable to perform his or her duties as Independent Director or Independent Manager due to death, disability or incapacity, or (iv) that such Independent Director or Independent Manager no longer meets the definition of Independent Director or Independent Manager.
“Change of Control”: The occurrence of any of the following events: (a) with respect to Guarantor, each Pledgor and each Seller, any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of such Person entitled to vote generally in the election of directors, of thirty-five percent (35%) or more; (b) Guarantor, together with any shareholders that may hold non-controlling preferred shares in ACRC REIT from time to time, shall cease to own and control, of record and beneficially, directly or indirectly one-hundred percent (100%) of the outstanding Capital Stock of ACRC Seller, (c) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly one-hundred percent (100%) of the outstanding Capital Stock of TRS Seller or (d) Manager shall cease to be one-hundred percent (100%) owned and controlled, of record and beneficially, by Ares Management L.P. or one or more of its Affiliates.
“Class”: With respect to an Asset, such Asset’s classification as one of the following: Whole Loan, Senior Interest or Mezzanine Loan.
“Closing Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of the applicable Seller.
“Closing Date”: February 10, 2022.
“Closing Date Repurchase Documents”: This Agreement, the Fee Letter and the Guarantee Agreement.
“Code”: The Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.
~~“Collection Account”: Any account established by Interim Servicer in connection with the servicing of any Asset or Purchased Asset.~~
“Compliance Certificate”: A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of the applicable Seller.
“Confirmation”: A purchase confirmation or amended and restated confirmation in the form of Exhibit B-1 or Exhibit B-2, in each case duly completed, executed and delivered by the applicable Seller and Buyer in accordance with this Agreement.
“Conforming Changes”: With respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Pricing Rate,” the definition of “Pricing Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, the applicability and length of lookback periods, the applicability of Section 12.04 and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off balance sheet arrangements” (as defined in the ~~Off Balance~~Off-Balance Sheet Rules defined below in this definition), (b) obligations of such Person, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non–Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including, any indemnity or price–adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non–monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non– discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off–Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off–Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34–47264; FR–67 International Series Release No. 1266 File No. S7–42–02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.
“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.
“Controlled Account Agreement”: An amended and restated control agreement with respect to the Waterfall Account, dated as of December 20, 2013, among each Seller, Buyer and Waterfall Account Bank, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Credit Event”: The determination by Buyer, in its commercially reasonable judgment, that any of the following events or any similar event, occurrence or condition has occurred: (i) an Insolvency Event with respect to any Underlying Obligor, (ii) any monetary or material non-monetary event of default under the terms of any Purchased Asset after giving effect to any applicable notice, grace or cure periods, (iii) failure of a Purchased Asset to qualify as an Eligible Asset, (iv) the deterioration in value of any Mortgaged Property relating to any Purchased Asset (other than due to fluctuations in current interest rates and spreads) such that the PPV Test with respect to any Purchased Asset is violated, (v) any drop in the net operating income or cash flow of any Purchased Asset or the Mortgaged Property related thereto such that a Margin Deficit with respect to any Purchased Asset exists in an amount greater than $500,000, (vi) the loss of any security interest (or the priority thereof) under this Agreement or any documents executed in connection with this Agreement, or any document executed in connection with any underlying Whole Loan, (vii) any Transaction fails to qualify for safe harbor treatment under the Bankruptcy Code, as described in Article 14 of this Agreement, (viii) any Seller fails to deliver the Mortgage Asset File to the Custodian within the applicable time periods provided in the Custodial Agreement, subject to any applicable cure periods set forth therein, (ix) any material breach of a representation or warranty with respect to any Purchased Asset occurs and is not cured within the applicable cure periods set forth in the documents executed in connection with the applicable underlying Mortgaged Property, (x) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by either Seller to Buyer is untrue in any material respect, (xi) the Minimum Portfolio Debt Yield Test is violated, (xii) Buyer determines that a Material Adverse Effect has occurred or that such Purchased Asset is otherwise unlikely to be collectible on a timely basis and (xiii) to the extent Buyer and Seller agree to any performance thresholds with respect to such Purchased Asset, as set forth in the Confirmation for such asset, any breach or failure to satisfy such thresholds.
“Current Mark-to-Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its good faith judgment, taking into account such criteria as and to the extent that Buyer deems appropriate, including as appropriate, market conditions, credit quality, subordination, delinquency status and aging and any amounts owing to Buyer or a Hedge Counterparty under any related Interest Rate Protection Agreement, which market value, in each case, may be determined to be zero; provided that the Current Mark-to-Market Value of any Purchased Asset that ceases to be an Eligible Asset shall be deemed to be zero. For the avoidance of doubt, Buyer shall be permitted to mark Purchased Assets for internal purposes at any time.
“Custodial Agreement”: The Amended and Restated Custodial Agreement, dated as of December 20, 2013 among Buyer, Sellers and Custodian, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
“Custodian”: Computershare Trust Company, N.A. (as successor-in-interest to Wells Fargo Bank, National Association), or any successor permitted by the Custodial Agreement.

“Debt Yield”: With respect to (a) any Purchased Asset for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the annualized underwritten net operating income for such period, as determined by Buyer, from the mortgaged properties securing such Purchased Asset, by (ii) the Purchase Price of such Purchased Asset as of the last day of such time period and (b) all Purchased Assets for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the annualized underwritten net operating income for such period, as determined by Buyer, from the mortgaged properties securing all Purchased Assets owned by Buyer at such time, by (ii) the Repurchase Price of all Purchased Assets owned by the Buyer at such time, as of the last day of such time period; provided, however, that Buyer shall calculate the Debt Yield with respect to Sellers in a manner consistent with other similar calculations with respect to counterparties that are also lenders and/or obligors under commercial real estate loans for which Buyer or its Affiliates is providing capital under agreements that are similar to this Agreement.
“December 2025 Amendment”: That certain Amendment No. 5 to Third Amended and Restated Master Repurchase and Securities Contract, dated as of December 18, 2025, by and among Sellers, Guarantor, Warehouse Holdings, ACRC REIT and Buyer.
“December 2025 Amendment Effective Date”: December 18, 2025.
“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Default Rate”: As of any date, the Pricing Rate in effect on such date plus three and one-half percent (3.50%).
“Default Right”: The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Asset”: Any Asset or Purchased Asset and, in the case of any Senior Interest or Mezzanine Loan, any related Whole Loan, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, (b) for which there is a Representation Breach with respect to such Asset or Purchased Asset, other than an Approved Representation Exception, (c) for which there is a monetary default or a material non–monetary default under the related Purchased Asset Documents beyond any applicable notice or cure period, (d) as to which an Insolvency Event has occurred with respect to the related Underlying Obligor, or (e) for which any Seller or Interim Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related underlying Mortgaged Property; provided that with respect to any Senior Interest or Mezzanine Loan, in addition to the foregoing, such Senior Interest or Mezzanine Loan will also be considered a Defaulted Asset to the extent that the related Whole Loan would be considered a Defaulted Asset as described in this definition.
“Delaware LLC Act”: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.
“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).
“Dividing LLC”: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Division”: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Division LLC”: A surviving company, if any, and each resulting company, in each case that is the result of a Division.
“Dollars” and “$”: Lawful money of the United States of America.
“Early Repurchase Date”: Defined in Section 3.04.
“EBITDA”: With respect to any Person and for any Test Period, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense (other than those related to capital expenditures that have not been included in the calculation of Fixed Charges as defined in the Guarantee Agreement), (ii) Interest Expense, (iii) income tax expense, (iv) extraordinary or non-recurring gains, losses and expenses including but not limited to transaction expenses relating to business combinations, other acquisitions and unconsummated transactions, (v) unrealized loan loss reserves (including but not limited to CECL Reserves, as defined in the Guarantee Agreement), impairments and other similar charges including but not limited to reserves for loss sharing arrangement associated with mortgage servicing rights, (vi) realized losses on loans and loss sharing arrangements associated with mortgage servicing rights and (vii) unrealized gains, losses and expenses associated with (A) derivative liabilities including but not limited to convertible note issuances and (B) mortgage servicing rights (other than the initial revenue recognition of recording an asset), plus (b) such Person’s proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.
“Eligible Asset”: An Asset:
(a)    that has been approved as a Purchased Asset by Buyer;
(b)    with respect to which no Representation Breach exists unless each such breach is specifically set forth as a specific Approved Representation Exception in the related Confirmation that has been approved in advance by Buyer;
(c)    that is not a Defaulted Asset;
(d)    with respect to which there are no future funding obligations other than in respect of which the applicable Seller has agreed to fund solely or as specifically approved in advance by Buyer in the related Confirmation;
(e)    that satisfies the applicable PPV Test;
(f)    in the case of any Hotel Asset, (i) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender and (ii) the hotel is managed by a third party manager under a management agreement and subordination of management agreement, all of which are acceptable to Buyer;
(g)    if the Class of such Asset is a Senior Interest that is a non-controlling participation interest, such Asset is an Eligible NCPPP;
(h)    whose underlying Mortgaged Property is located in the United States, whose Underlying Obligors are domiciled in the United States, and all obligations thereunder and under the underlying Purchased Asset Documents are denominated and payable in Dollars;
(i)    with respect to which all Underlying Obligors thereon (an any of their respective Affiliates) are not Sanctioned Targets;
(j)    that does not involve an Equity Interest by either Seller, Guarantor or any Affiliate of either Seller or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the related Purchased Asset; provided, the applicable Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by any Seller, Guarantor or any Affiliate of any Seller or Guarantor with respect to such related Purchased Asset whether or not it satisfies either of the preceding clauses (i) or (ii);

(k)    that is secured by a perfected, first priority (subject to Permitted Liens) security interest on a “stabilized” or “light transitional” office, retail, self-storage, student housing, industrial, other commercial or multi-family property or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Equity Interests of Persons that directly or indirectly own any such property;
(l)    that, if purchased by Buyer, would not cause either Seller to violate any Sub-Limit; and
(m)    for which each of the conditions precedent set forth in Section 6.02 have been satisfied;
provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non–conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver). For the avoidance of doubt, Buyer’s agreement to accept an Asset with a future funding obligation shall be deemed to be a permanent waiver of clause (d) of the definition of Eligible Asset with respect to such Asset, provided, however that such waiver shall not be deemed a waiver of such requirement with respect to any other Asset or Purchased Asset.
“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 18.08: (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which the related Seller has consented; provided, that the consent of such Seller shall not be unreasonably withheld, delayed or conditioned, except, so long as no Event of Default has occurred and is continuing, in the case of competitors or potential competitors of a Seller listed on Exhibit I hereto, and shall not be required at any time when an Event of Default exists.
“Eligible NCPPP”: A non-controlling participation interest that meets each of the following criteria at all times: (i) the related Whole Loan was subject to a Transaction immediately prior to the participation of such Whole Loan, (ii) the controlling interest in, and the ability to control and make all material decisions with respect to, such Whole Loan is held by a securitization trust (or trustee on its behalf) in connection with a capital markets transaction issued by an Affiliate of Seller and (iii) following the participation of the related Whole Loan, no Material Modification has been made with respect to such Whole Loan or the related participation agreement without first obtaining the prior written consent of Buyer.
“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.
“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized, but unissued on any date.
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“Event of Default”: Defined in Section 10.01.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.07, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a Party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.07(e) and (d) any Taxes imposed under FATCA.
“Exempted Transactions”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Exit Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Extension Condition”: Defined in Section 3.06(a).

“Extension Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Extension Period”: The First Extension Period or Second Extension Period, as applicable.
“Facility Termination Date”: The earliest of (a) the Initial Facility Termination Date, as such date may be extended pursuant to Section 3.06(a), (b) any Accelerated Repurchase Date, and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.
“FDIA”: Defined in Section 14.03.
“FDICIA”: Defined in Section 14.04.
“Fee Letter”: The ~~Seventh~~Eighth Amended and Restated Fee and Pricing Letter, dated as of ~~February 10~~December [__], 2025, among Buyer and Sellers, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
“First Extended Facility Termination Date”: February 10, 2029.
“First Extension Period”: The period commencing on the day immediately following the Initial Facility Termination Date and ending on the First Extended Facility Termination Date.
“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or amended and restated Confirmation, as applicable).
“Foreign Buyer”: A Buyer that is not a U.S. Person.
“Funding Period”: The period in existence as of the Closing Date to and including the Initial Facility Termination Date.
“Future Funding Amount”: With respect to any Future Funding Transaction, the additional Purchase Price funded by Buyer to Seller in connection with such Future Funding Transaction.

“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following: (a) the related request for a future funding advance, executed by the related Underlying Obligor (which shall include either therein or separately evidence of Sellers’ approval of the related Future Funding Transaction), and any other documents that are required to be delivered to Sellers pursuant to the related Purchased Asset Documents in connection with such future funding advance (including, without limitation, an endorsement to the related title policy); (b) a certification by Sellers that all conditions precedent to such future funding advance under the related Purchased Asset Documents have been satisfied in all material respects; and (c) to the extent available and requested by Buyer, (i) updated financial statements, operating statements and rent rolls, (ii) engineering reports and updates to the engineering reports and (iii) an updated Underwriting Package for the related Purchased Asset.
“Future Funding Transaction”: Any Transaction entered into by Buyer subject to, and in accordance with, the terms of Section 3.11.
“Future Funding Transaction Conditions”: Defined in Section 3.11(a)(ii).
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
~~“General Repo Account”: The bank account of Buyer described on Schedule 2 hereto.~~
“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.
“Governmental Authority”: Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi– judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.
“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Guarantee Agreement”: The Second Amended and Restated Guarantee Agreement, dated as of February 10, 2022, made by Guarantor in favor of Buyer, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.
“Guarantor”: Ares Commercial Real Estate Corporation, a Maryland corporation.
“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) or any other counterparty, approved by Buyer, to any Interest Rate Protection Agreement with a Seller, in either case which agreement contains a consent satisfactory to Buyer to the collateral assignment to Buyer of the rights (but none of the obligations) of such Seller thereunder.
“Hedge Required Asset”: A Purchased Asset that has a fixed rate of interest or return.
“Hotel Assets”: All Assets that are secured by underlying Mortgaged Properties consisting primarily of hotel properties.
“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset), without duplication: (a) all Principal Payments, (b) all Interest Payments, (c)

all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.
“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date, without duplication: (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) obligations, whether or not for money borrowed, incurred in connection with the issuance of preferred equity or trust preferred securities, (c) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capital Lease Obligations, (e) all then outstanding obligations of such Person in respect of letters of credit other than standby letters of credit, acceptances or similar instruments issued or created for the account of such Person, (f) all then outstanding liabilities secured by any Lien on any property owned by such Person, other than standby letters of credit, even though such Person has not assumed or otherwise become liable for the payment thereof, (g) Off–Balance Sheet Obligations, (h) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy–back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (i) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (j) all Non–Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (k) all Contingent Liabilities, (l) obligations to fund capital commitments under any

Governing Document, subscription agreement or otherwise, and (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise).
“Indemnified Amounts”: Defined in Section 13.01(a).
“Indemnified Persons”: Defined in Section 13.01(a).
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Appraiser”: An independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject underlying Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type (unless otherwise approved in writing by Buyer).
“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, MaplesFS, Global Securitization Services LLC, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager and is not, and will not while serving as Independent Director or Independent Manager be and may not have been at any time in the preceding five (5) years, any of the following:
(a)    a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of Seller or Pledgor or an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);
(b)    a creditor, supplier or service provider (including provider of professional services) to Seller, Pledgor or any of their respective equity holders or Affiliates (other than through a nationally recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller, Pledgor, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)    a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a) or (b).
An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the provisions of Article 9 hereof.
“Independent Manager Provisions”: With respect to a Person, provisions within the Governing Documents for such Person that such Person shall (1) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (2) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Insolvency Action, and (II) provide Buyer with up to date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for such Person; (3) have Governing Documents that provide that for so long as any Repurchase Obligations remain outstanding, it shall abide by the (I) the Independent Manager or Independent Director may be removed only for Cause, (II) that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of each applicable Person, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (IV) that, except for duties to each applicable Person as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in such Person or such Person’s respective creditors solely to the extent of their respective economic interests in each applicable Person, but excluding (A) all other interests of the holders of the Equity Interests in each applicable Person, (B) the interests of other Affiliates of each applicable Person, and (C) the interests of any group of Affiliates of which each applicable Person is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in each applicable Person, any officer or any other Person bound by the Governing Documents.
“Initial Facility Termination Date”: February 10, 2028.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.
“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing; provided that, for purposes of this clause (h), the mere request or receipt of advice from advisors shall not constitute the taking of action in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Interest Expense”: With respect to any Person and for any Test Period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan, the amortization of financing costs, and the payment of origination fees), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.
“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.
“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document.”
“Interim Servicer”: ~~NewPoint Real Estate Capital LLC, a Michigan limited liability company, or any other Interim Servicer mutually agreed upon by Buyer and Seller.~~For each Purchased Asset, as determined in accordance with Article 17, one of (a) Trimont, (b) Wells Fargo Bank, National Association or its designee, or (c) a servicer acceptable to Buyer, in each case servicing such Purchased Asset under a Servicing Agreement.
“Interim Servicer Event of Default”: With respect to Interim Servicer, (a) any default or event of default (however defined) under the Servicing Agreement among Sellers, Interim Servicer and Buyer, or (b) any failure of Interim Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.
“Internal Control Event”: Fraud that involves management or other employees who have a significant role in the internal controls of either Seller, Guarantor or any Specified Affiliate over financial reporting.
“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person, which commitment or opinion is able to be exercised prior to the current Facility Termination Date, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.
“Irrevocable Redirection Notice”: ~~A~~An executed blank notice in ~~the~~ form ~~of Exhibit H, sent by~~ and substance acceptable to Buyer, from the related Seller ~~or by Interim Servicer on such Seller’s behalf~~and addressed to each related Underlying Obligor, directing the remittance of all Income with respect to ~~a~~each related Purchased Asset to ~~the Collection Account or Waterfall Account, as applicable~~an account designated by Buyer, and executed by the related Seller, and by Interim Servicer, syndication agent or such other Person with respect to such Purchased Asset as may be required by Buyer; provided that, prior to the occurrence and during the continuance of an Event of Default, Buyer shall not require such notice to be executed by any related Underlying Obligor with respect to such Purchased Asset.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.
“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.
“Manager”: Ares Commercial Real Estate Management LLC.
“Margin Call”: Defined in Section 4.01(a).
“Margin Deficit”: Defined in Section 4.01(a).
“Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.
“Market Value”: For any Purchased Asset as of any date, the lower of the Current Mark-to-Market Value and the Book Value for such Purchased Asset as determined by Buyer in its commercially reasonable discretion; provided, that Buyer may set the Market Value to zero for any Purchased Asset with respect to which:
(a)    the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;
(b)    a Representation Breach exists, as determined by Buyer;
(c)    any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Buyer;
(d)    the related Seller fails to repurchase such Purchased Asset by the Repurchase Date therefor;
(e)    an Insolvency Event has occurred with respect to any co-participant or other Person having an interest in such Purchased Asset;
(f)    all Purchased Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(g)    any material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to a Seller for more than ten (10) days, except as contemplated by the Custodial Agreement;
(h)    there is a violation of any applicable Sub-Limit;
(i)    the applicable Seller fails to deliver any reports required hereunder within the applicable time periods after giving effect to any applicable grace or cure periods set forth herein, where such failure adversely affects the Market Value thereof or Buyer’s ability to determine Market Value therefor; or
(j)    for each Purchased Asset originally acquired by the applicable Seller, from a Transferor, either (i) the original transfer to such Seller is or may be voidable or subject to avoidance under the Bankruptcy Code, or (ii) any of the material representations and warranties made by such Transferor to such Seller in the related Purchase Agreement are breached.
“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of Guarantor or either Seller, (b) the ability of either Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Purchased Asset Document with respect to any Purchased Asset, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased Asset, (e) the Current Mark-to-Market Value, rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document with respect to any Purchased Asset.
“Material Facility Default”: Any monetary Default, any material non-monetary Default or any Event of Default.
“Material Modification”:    Any material extension, amendment, waiver, termination, rescission, cancellation, release or any other material modification to the terms of, or any collateral, guaranty or indemnity for, or any other action, direction or decision that could adversely affect the value or collectability of any amounts due with respect to the Purchased Assets, as determined by Buyer. Notwithstanding the foregoing, so long as no Material Facility Default or Event of Default has occurred, the applicable Seller (or Interim Servicer, on its behalf) shall have the right without the consent of Buyer in each instance to enter into any amendment, deferral, extension, modification, increase, decrease, renewal, replacement, consolidation, supplement or waiver of, or to exercise any rights of a holder under (collectively, a “Loan Modification”), the Purchased Asset Documents and such Loan Modification shall not constitute a Material Modification provided that the same does not:
(a)    decrease the interest rate or principal amount of any Purchased Asset (except in the case of either required future advances or permitted protective advances) or defer or forebear from collecting any principal or interest (other than with respect to either a required future advance or a permitted protective advance);

(b)    change in any other material respect any monetary obligations of any Underlying Obligor under the Purchased Asset Documents in any manner that could be adverse to the interests of Buyer;
(c)    extend the scheduled maturity date or extended maturity date (except to the extent extended in accordance with the terms and provisions of the Purchased Asset Documents) of the Purchased Asset (except that the applicable Seller may permit an Underlying Obligor to exercise any extension options in accordance with the terms and provisions of the Purchased Asset Documents);
(d)    convert or exchange a Purchased Asset into or for any other indebtedness or subordinate any of the Purchased Asset to any indebtedness of any Underlying Obligor;
(e)    amend, modify or waive the provisions limiting transfers of interests in the Underlying Obligor or the underlying Mortgaged Property;
(f)    amend, modify or waive in any material respect the terms and provisions of any cash management agreement or other Purchased Asset Document with respect to the manner, timing and method of the application of payments under the Purchased Asset Documents;
(g)    cross default the Purchased Asset with any other indebtedness of any Underlying Obligor;
(h)    obtain any contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the underlying Mortgaged Property (or other similar equity participation);
(i)    amend, modify or waive any default provision, including, the definition of “Default”, “Event of Default” or similar defined term in the Purchased Asset Documents;
(j)    amend, modify or waive any notice or cure periods provided in the Purchased Asset Documents, provided, however, with respect to each Purchased Asset, such Seller (or Interim Servicer on its behalf) may waive (but not amend or modify) on a one-time basis during the related loan term (including any extensions thereof) for each Purchased Asset a nonmonetary notice and cure period provided that any applicable notice or cure period shall not be extended more than thirty (30) calendar days;
(k)    materially amend, modify or waive any insurance requirements under the Purchased Asset Documents (including, without limitation, any deductibles, limits or qualifications of insurers) or any material casualty or condemnation provisions;
(l)    change the flag on an existing hotel;
(m)    unless the related manager is in default, remove the current manager of an existing hotel (provided that Buyer’s consent to any replacement manager is required);

(n)    forgive any debt of any Underlying Obligor;
(o)    release or substitute any collateral except as provided in the Purchased Asset Documents;
(p)    consent to the placement of any Lien, encumbrance or easement on the underlying Mortgaged Property or any Lien or encumbrance on the Equity Interests in any Underlying Obligor (in each case, to the extent not expressly permitted by the Purchased Asset Documents);
(q)    amend, modify or waive provisions in the Purchased Asset Documents restricting the Underlying Obligor, any guarantor or any equity owners of any of the foregoing from incurring additional Indebtedness (in each case, to the extent not expressly permitted by the Purchased Asset Documents); or
(r)    permit any loan assumption or release or substitute any Underlying Obligor, guarantor or indemnitor of the Purchased Asset Documents, except as provided in the Purchased Asset Documents; provided, however, nothing in the foregoing shall imply a right of consent by Buyer, prior to the existence of a Material Facility Default or Event of Default, with respect to waivers of any non-material, non-monetary default under any Purchased Asset Documents.
“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.
“Maximum Amount”: As of the ~~Closing Date, $450,000,000 and thereafter, if Seller elects to exercise an Upsize Option, upon Buyer’s agreement to grant the Upsize Option in accordance with all terms and conditions of Section 3.06(c), an amount up to $500,000,000, which~~December 2025 Amendment Effective Date, $600,000,000. The Maximum Amount shall not be increased by any Future Funding Transaction or reduced upon the repurchase of any Purchased Assets prior to the earlier to occur of (x) the expiration of the Funding Period, or (y) the Facility Termination Date; provided, that on and after such date, the Maximum Amount on any date shall be the aggregate Purchase Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied, all in accordance with the applicable terms of this Agreement.
“Maximum Applicable Percentage”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Mezzanine Borrower” The obligor on a Mezzanine Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Mezzanine Loan”: A performing mezzanine loan secured by pledges of the Equity Interests of an Underlying Obligor or that portion of the Equity Interest that includes the general partnership, managing member or other controlling interest (including the right to take title to and sell the related underlying Mortgaged Property) that owns income producing commercial real estate which is a Type of Mortgaged Property and for which the combined DSCR is not less than that set forth in the related Confirmation, taking into account any senior or pari passu Indebtedness secured directly or indirectly by the related underlying Mortgaged Property, including any preferred equity interest or mezzanine debt that is senior to or pari passu with the related Asset.
“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).
“Mezzanine Note”: The original executed promissory note or other tangible evidence of Mezzanine Loan indebtedness.
“Mezzanine Related Mortgage Asset”: An Eligible Asset or a Purchased Asset for which one or more related Mezzanine Loans exist and with respect to which the principal balance of such Mezzanine Loan(s) remains outstanding.
“Minimum Portfolio Debt Yield Test”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property or ground leasehold interest and rights incidental thereto.
“Mortgage Asset File”: Defined in the Custodial Agreement, which definition is incorporated herein by reference.
“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation those that are required to be delivered to Custodian under the Custodial Agreement.
“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.
“Mortgaged Property” and “Underlying Mortgaged Property”: (I) In the case of a Whole Loan or a Senior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a

Whole Loan) or (b) the Mortgage Note of the Whole Loan to which such Senior Interest relates (in the case of a Senior Interest), in each case securing such Whole Loan and (II) in the case of a Mezzanine Loan, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person whose Equity Interest is pledged as collateral security for such Mezzanine Loan.
“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.
“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multi-Family Asset”: Any Purchased Asset for which the majority or all of the underlying Mortgaged Property consists of multiple separate housing units for residential (i.e. non-commercial) inhabitants, which may be contained either in one building or in several buildings within a single complex.
“Net Income”: With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP including, solely with respect to the Seller, interest income (whether paid in cash or PIK) on Purchased Assets that are on non-accrual status for GAAP purposes.
“Non–Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Off–Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so– called “synthetic,” tax retention or off–balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Partially Repaid Purchased Asset”: Defined in Section 3.07.
“Partial Payment Amount”: Defined in Section 3.07.
“Participant”: Defined in Section 18.08(a).
“Participant Register”: Defined in Section 18.08(f).
“Party”: The meaning set forth in the preamble to this Agreement.
“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56, signed into law October 2, 2001, as amended, modified or replaced from time to time, and the rules and regulations promulgated thereunder.
“Paying Seller”: Defined in Section 18.22(b).
“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days or that are being contested in good faith and for which an adequate cash bond has been maintained, (c) Liens granted pursuant to or by the Repurchase Documents and (d) Liens against any Seller in an aggregate amount not to exceed $500,000.
“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.
“Pledge and Security Agreement”: Individually and collectively as the context may require, each of (i) the REIT Pledge Agreement, dated as of November 4, 2024, between Buyer and ACRC REIT, as amended modified, waived supplemented, extended, restated or replaced from time to time and (ii) the Warehouse Pledge Agreement, dated as of November 4, 2024, between Buyer and Warehouse Holdings, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Pledged Collateral”: Defined in the Pledge and Security Agreement, which definition is incorporated herein by reference.

“Pledgor”: Individually and collectively as the context may require, each of (i) with respect to ACRC Seller, ACRC REIT and (ii) with respect to TRS Seller, Warehouse Holdings.
“PPV Ratio”: For each Purchased Asset, the ratio of the Purchase Price to the market value (as determined by Buyer) of the underlying Mortgaged Property securing the related Purchased Asset, as determined by Buyer. In determining the PPV Ratio at (i) the time of an initial asset approval and funding and (ii) in connection with the determination at any time after the Purchase Date therefor, of whether Buyer will adjust the Recourse Percentage of such Purchased Asset pursuant to Section 3.01(i), Buyer will use the “as is” value from an Appraisal or a broker opinion of value if such broker opinion of value is acceptable to Buyer, in each case, as provided by Sellers at the sole cost of Sellers. All other determinations of the PPV Ratio hereunder shall be based upon Buyer’s determination in its commercially reasonable discretion of the market value of the underlying Mortgaged Property; provided, however, that Buyer shall calculate the PPV Ratio with respect to Sellers in a manner consistent with other similar calculations with respect to counterparties that are also lenders and/or obligors under commercial real estate loans for which Buyer or its Affiliates is providing capital under agreements that are similar to this Agreement.
“PPV Test”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.
“Pricing Margin”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.
“Pricing Rate”: For any Pricing Period and any Transaction, the applicable Benchmark for such Transaction for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.
“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, the date that is two (2) U.S. Government Securities Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.
“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds and recoveries of principal from liquidation or foreclosure, in each case, which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are applied as principal towards the Purchase Price.
“Purchase Agreement”: Any purchase agreement between a Seller and any Transferor pursuant to which such Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder, which Purchase Agreement shall contain a grant of a security interest in favor of such Seller and authorize the filing of UCC financing statements against the Transferor with respect to such Asset.
“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by the related Seller to Buyer.
“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date and, as initially set forth in the related Confirmation for such Purchased Asset, as such Confirmation may be updated by Buyer and the related Seller from time to time, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to the applicable Seller or the related borrower with respect to such Purchased Asset and, (ii) reduced by (x) any amount of Margin Deficit transferred by such Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (y) any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, and (z) any payments made by such Seller in reduction of the outstanding Purchase Price.
“Purchased Asset Documents”: Individually or collectively, as the context may require, the related Mortgage Loan Documents, Mezzanine Loan Documents and/or the related Senior Interest Documents.
“Purchased Assets”: (a) For any Transaction, each Asset sold by the related Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by the applicable Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of such Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit or credited to the Waterfall Account and the Waterfall Account itself, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of the related Seller’s or the holder’s interest therein, (ix) Income paid or payable in connection with such Asset during the time such Asset is subject to a Transaction, until such Asset is repurchased by such Seller hereunder, (x) amounts and property from time to time on deposit in the ~~Collection~~Servicer Accounts, together with the ~~Collection~~Servicer Accounts themselves, (xi) security interests of such Seller in Derivatives Contracts entered into by Underlying Obligors, (xii) rights of such Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xiii) Interest Rate Protection Agreements relating to such Assets, (xiv) all supporting obligations of any kind, and (xv) all proceeds related to the sale, securitization or other disposition thereof; provided, that (A) Purchased Assets shall not include any obligations of any Seller or any Retained Interests, and (B) for purposes of the grant of security interest by any Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).
“Rating Agency”: Each of Fitch, Moody’s and S&P.
“Recourse Percentage”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Register”: Defined in Section 18.08(e).
“REIT”: A Person qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.
“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property, except Materials of Environmental Concern used and managed in ordinary commercial activities in compliance with applicable laws and best practices, such as copier ink and dry cleaning chemicals, where such usage and management does not result in harm to the environment or human health and does not result in liability for investigation or other remediation pursuant to applicable law.
“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.
“Remittance Date”: The 18th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by each Seller and Buyer.
“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by any Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty (or portion thereof) with respect to a Purchased Asset which constitutes an Approved Representation Exception shall constitute a Representation Breach.
“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by the related Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.
“Repurchase Date”: For any Purchased Asset, the earliest to occur of (a) the Facility Termination Date, without giving effect to any unexercised extensions thereof, (b) any Early Repurchase Date therefor, (c) the Business Day on which the related Seller is to repurchase such Purchased Asset as specified by such Seller and agreed to by Buyer in the related Confirmation, and (d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset including, with respect to each Senior Interest that is a participation, the related Whole Loan) for such Purchased Asset after giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise which does not require consent of the lender(s) with respect to such Purchased Asset Documents or, if consent of the lender(s) is required with respect to such Purchased Asset Documents, such extension is permitted hereunder or is otherwise approved by Buyer in writing in its sole discretion; provided that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05).
“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Account Control Agreement, all Interest Rate Protection Agreements, the Pledge and Security Agreement, the Guarantee Agreement, the Servicing Agreement and any related sub-servicing agreements~~,~~ and/or Servicer Notice, all Irrevocable Redirection Notices, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of each Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of each Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all Interest Rate Protection Agreements with Affiliated Hedge Counterparties), whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against any Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).
“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date (as increased by any Future Funding Amounts and any other additional funds advanced in connection with such Purchased Asset), (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts that are due and payable as of such date by any Seller to Buyer under this Agreement or any Repurchase Document, (d) any accrued and unpaid fees and expenses and accrued and unpaid indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by any Seller or Guarantor to Buyer or any of its Affiliates under this Agreement or any Repurchase Document and (e) the Exit Fee, if any, applicable to such Purchased Asset on any Early Repurchase Date.
“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, Environmental Laws, ERISA, Anti-Money Laundering Laws, Anti-Corruption Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.
“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.
“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of the related Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by a Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of a Seller, all obligations to provide additional funding, contributions, payments or credits, except to the extent otherwise specified in the related Confirmation.

“S&P”: S&P Global Ratings, a division of S&P Global Inc. or, if S&P Global Ratings is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over Seller, Guarantor or any of their Affiliates.
“Sanctioned Target”: Any individual, entity, group, sector, territory or country that is a target of any Sanctions, including any legal entity that is deemed to be an individual, entity, group, sector, territory or country that is a target of any Sanctions, based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).
“Second Extended Facility Termination Date”: February 10, 2030.
“Second Extension Period”: The period commencing on the day immediately following the First Extended Facility Termination Date and ending on the Second Extended Facility Termination Date.
“Seller” or “Sellers”: Individually and collectively, as the context may require, ACRC Lender W LLC, a Delaware limited liability company, and ACRC Lender W TRS LLC, a Delaware limited liability company.
“Senior Interest”: (a) A senior or pari passu participation interest in a Whole Loan (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided participation interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, (iv) as to which there is no guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments, and (v) either (x) represents the controlling interest in such Whole Loan and vests the holder thereof with control or consent rights with respect to all material decisions regarding such Whole Loan or (y) is an Eligible NCPPP, or (b) an “A” note in an “A/B”, “A-1/A-2” or similar structure in a Whole Loan, in each case for which (I) the Mortgaged Property has fully stabilized, as determined by Buyer, and (II) the Sellers have provided evidence acceptable to Buyer that the Sellers have delivered written notice to the other participation holders or noteholders, as applicable, under the related participation agreement or co-lender agreement that such participation interest or “A” note has been sold in a Transaction.
“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement

(which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).
“Senior Interest Note”: (a) The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) the related original Mortgage Note (or, if the applicable Seller cannot obtain the original, then a certified copy thereof), and (c) the related original participation and/or intercreditor agreement, as applicable (or, if the applicable Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of such Seller in such form as is acceptable to Buyer in its discretion).
“Servicer Account”: Collectively, the segregated, non-interest bearing accounts set forth on Schedule 4 hereto (as the same may be replaced or otherwise modified from time to time by mutual agreement of Buyer and Sellers), created and maintained pursuant to the Servicing Agreement.
“Servicer Notice”: A notice or letter agreement among Sellers, Interim Servicer and Buyer with respect to a Servicing Agreement, in each case in form and substance acceptable to Buyer.
“Servicing Agreement”: An agreement entered into by Buyer (if applicable), Sellers and Interim Servicer for the servicing of the Purchased Assets, acceptable to Buyer.
“Servicing Agreement Extension Notice”: A notice sent by Buyer to Interim Servicer (which may be by electronic mail) extending the termination date of the related Servicing Agreement pursuant to the terms of Section 17.01(b).
“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by the applicable Seller or Interim Servicer, including the originals or copies of all the applicable Purchased Asset Documents and other documents and agreements (i) relating to such Purchased Asset and/or the related Whole Loan, (ii) relating to the origination and/or servicing and administration of such Purchased Asset and/or the related Whole Loan, or (iii) that are otherwise reasonably necessary for the ongoing administration and/or servicing of such Purchased Asset and/or the related Whole Loan or for evidencing or enforcing any of the rights of the holder of such Purchased Asset or holders of interests therein, including, to the extent applicable, all servicing agreements, files, documents, records, databases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by such Seller and/or the Interim Servicer for and on behalf of Buyer.
“Servicing Rights”: With respect to any Purchased Asset, all right, title and interest of each Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by each Seller, Pledgor, Guarantor or any Affiliate of any Seller, Pledgor or Guarantor, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Whole Loans, (d)

agreements and documents creating or evidencing any such rights to service and/or sub-service (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of any Seller, Pledgor, Guarantor or any Affiliate of any Seller, Pledgor or Guarantor, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.
“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.
“Specified Affiliate”: ACRC Holdings LLC, ACRC Lender LLC and Pledgor; provided, however, that if any Seller or its Affiliates dissolve or liquidate ACRC Holdings LLC at any time, then ACRC Holdings LLC shall thereupon cease to be a Specified Affiliate.
“SPV Conversion Date”: With respect to each Seller, the date upon which the Governing Documents with respect to such Seller were amended, restated, amended and restated, supplemented or otherwise modified to, among other things, implement the Independent Manager Provisions.
“Structuring Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
“Sub-Limit”: The composition of Purchased Assets subject to this Agreement at all times meet the following sub-limits, and no Market Value shall be ascribed to any Purchased

Asset to the extent that it violates any of the following sub-limits as of each related date of the determination thereof:
(a)    to the extent that the Market Value ascribed to Eligible NCPPPs would exceed twenty percent (20%) of the Maximum Amount;
(b)    to the extent that the Market Value ascribed to any one Purchased Asset would exceed twenty-five percent (25%) of the Maximum Amount; and
(c)    to the extent that the Market Value ascribed to Purchased Assets that are secured by underlying Mortgaged Properties consisting primarily of hotel properties (as determined by Buyer), would exceed fifteen percent (15%) of the Maximum Amount.
“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR”: For any calculation with respect to a Transaction, the Term SOFR Reference Rate for a tenor of one month on the applicable Pricing Rate Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date and (ii) if the calculation of Term SOFR as determined as provided above (including pursuant to clause (i) of this proviso) results in a Term SOFR rate of less than the Floor, Term SOFR shall be deemed to be the Floor for all purposes of this Agreement and the other Repurchase Documents.
“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).
“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Test Period”: The meaning specified in the Guarantee Agreement.
“Transaction”: With respect to any Asset, the sale and transfer of such Asset from the related Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to such Seller representing the Purchase Price or any additional Purchase Price for such Asset.
“Transaction Request”: Defined in Section 3.01(a).
“Transferor”: The applicable seller of an Asset under a Purchase Agreement.
“Trimont”: Trimont LLC, a Georgia limited liability company, together with its permitted successors and/or assigns.
“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following: multifamily, retail, office, industrial, student housing, self-storage and hotels.
“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of a Requirement of Law, the perfection, effect on perfection or non perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.
“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Underlying Obligor”: Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan, (i) all underlying obligors with respect to the related Whole Loan and the owner of the related Mortgaged Property, (ii) the borrower under the related Mezzanine Loan, and (iii) any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.
“Underwriting Package”: With respect to one or more Assets, the internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to an Asset which is known by the applicable Seller, prepared by such Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation or, in the alternative, materials of a like kind that would typically be provided by a loan originator to a nationally recognized statistical rating organization in connection with a collateral debt obligation or commercial mortgage-backed securities offering acceptable in Buyer’s discretion. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:
(a)    copies of all Purchased Asset Documents (provided that in the case of a Wet Mortgage Asset, the Underwriting Package delivered in connection with a Transaction Request under Section 3.01(a) shall provide .pdf copies of all such Purchased Asset Documents to the extent available at such time, including substantially final drafts of any documents that will constitute Purchased Asset Documents upon their execution, together with a pledge by the related Seller to forward final, signed Purchased Asset Documents within five (5) Business Days after the related Purchase Date); and
(b)    all Purchased Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement, (b) an Appraisal, (c) the current occupancy report, tenant stack and rent roll, (d) if and to the extent available after the exercise of reasonable effort by the related Seller, at least two (2) years of property-level financial statements, (e) the current financial statement of the Underlying Obligor, (f) the mortgage asset file described in the Custodial Agreement, (g) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to the applicable Seller, (h) if and to the extent available after the exercise of reasonable effort by such Seller, aging of accounts receivable and accounts payable, (i) copies of Purchased Asset Documents, (j) such further documents or information as Buyer may request, (k) any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets, (l) any other material documents or reports concerning the Purchased Assets prepared or executed by the applicable Seller or Guarantor, and (m) all documents, instruments and agreement received in respect of the closing of the acquisition transaction under the Purchase Agreement.
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
~~“Upsize Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.~~
~~“Upsize Option”: Defined in Section 3.06(c).~~
“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
“U.S. Tax Compliance Certificate”: Defined in Section 12.07(e).

“Warehouse Holdings”: ACRC Warehouse Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Waterfall Account”: A segregated non-interest bearing account established at Waterfall Account Bank, in the name of the Sellers, pledged to Buyer and subject to a Controlled Account Agreement.
“Waterfall Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.
“Wet Mortgage Asset”: An Eligible Asset for which (i) the scheduled origination date of the related Whole Loan is the proposed Purchase Date set forth in the Transaction Request and (ii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.
“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest, the whole loan in which the applicable Seller owns a Senior Interest, and (B) with respect to any Mezzanine Loan, the whole loan made to the Mortgagor or Affiliate of such Mortgagor whose Equity Interests, directly or indirectly, secure such Mezzanine Loan.
Section 2.01    Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.01 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case, permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,”

the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided electronically or both printed and electronically. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to each Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto, except where otherwise expressly stated, shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing.

Section 2.02    Rates. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to any offered rate, the rates in any Benchmark, any component definition thereof or rates referred to in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner that may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 3
THE TRANSACTIONS
Section 3.01    Procedures.
(a)    From time to time during the Funding Period, a Seller may request Buyer to enter into a proposed Transaction by sending notice to Buyer (a “Transaction Request”) (i) describing the Transaction and each proposed Asset and any related underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package for each proposed Asset, and (iii) specifying which (if any) of the representations and warranties of such Seller set forth in this Agreement (including in Schedule 1 applicable to the Class of such Asset) such Seller will be unable to make with respect to such Asset. Such Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by such Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from such Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, the applicable Seller shall within three (3) Business Days after notice repurchase the related Asset or Assets in accordance with Section 3.05.
(b)    Buyer shall give the related Seller notice of the date when Buyer has received a complete Underwriting Package and supplemental materials. Buyer shall approve or disapprove in writing any proposed Asset, within ten (10) Business Days after such date. If Buyer has not communicated such decision to such Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.
(c)    If Buyer communicates to the related Seller a final non-binding determination that it is willing to purchase any or all of such Assets, such Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price, Benchmark and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, the related Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall execute and return the same to such Seller at the time that Buyer pays the related Purchase Price to applicable Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.
(d)    Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by the related Seller and executed by the Parties.
(e)    The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.
(f)    No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date, or (iii) after giving effect to such Transaction, the Aggregate Amount Outstanding would exceed the Maximum Amount.
(g)    [Reserved].
(h)    Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i)    by 12:00 noon (New York City time) on the Purchase Date, the related Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and such Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;
(ii)    not later than 12:00 noon (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to related Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to the related Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by such Seller; and
(iii)    within five (5) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, the related Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that, if Buyer’s diligence review of the related Mortgage Asset File requires the delivery of a mortgage file, document or instrument or the equivalent that such Seller cannot deliver, or cause to be delivered, to Custodian at the time they are required to be delivered, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements set forth in this Agreement and the Custodial Agreement shall be deemed to have been satisfied as to such non-delivered Mortgage Asset File, document or instrument if a copy thereof (certified by such Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to Custodian on or before the date on which such original is required to be delivered, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to Custodian within ninety (90) days of the related Purchase Date, and, provided, further, that Buyer may, but is not obligated to, consent to a later date for delivery of any part of the Mortgage Asset File in its sole discretion.
(i)    Purchased Assets with an initial Recourse Percentage of greater than twenty-five percent (25%) that have been sufficiently modified or otherwise rehabilitated may be re-submitted by Seller for an adjustment to such Recourse Percentage, with such request including all supporting documentation and information as requested by Buyer. Buyer shall determine, in its sole discretion, whether or not to approve or deny each such adjustment request and, if so, on what terms and conditions. Any such adjustment that is approved by Buyer and for which Seller satisfies all other conditions for a Transaction set forth in the Repurchase Documents shall be subject to an amended and restated Confirmation executed by Seller and

Buyer and the Recourse Percentage with respect to such Purchased Asset will thereafter be as set forth in such amended and restated Confirmation for all purposes under the Repurchase Documents; provided that the Pricing Margin and Applicable Percentage for any such Purchased Asset shall not be changed or modified unless otherwise agreed by Buyer in its sole discretion in the amended and restated Confirmation.
(j)    In addition to the foregoing provisions of this Section 3.01, solely with respect to any Mezzanine Related Mortgage Asset owned by a Seller that is being purchased by Buyer hereunder, such Seller shall (i) as part of the Underwriting Package, provide Buyer with such information regarding the related Mezzanine Loans as Buyer may request including, without limitation, any related intercreditor, co-lender or similar agreements, and (ii) in connection with the purchase thereof by Buyer, convey, transfer and assign to Buyer, for no additional consideration from Buyer, each Mezzanine Loan relating to such Mezzanine Related Mortgage Asset owned by such Seller, Guarantor or any of their respective Affiliates to Buyer, in form and substance satisfactory to Buyer, together with all other documents necessary or desirable to effect such collateral assignment, in each case as determined by Buyer and its counsel in their discretion.
Section 3.02    Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of the related Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by such Seller), and (b) such Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of such Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Funding Period a Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but Sellers may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each servicer of the Purchased Assets. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents. To the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01 and 9.01 hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.
Section 3.03    Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination shall not exceed the Maximum Amount. If the aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination exceeds the Maximum Amount, Sellers shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount. Once per calendar year, so long as no Default or Event of Default has occurred and is continuing, Sellers shall have the option to reduce the Maximum Amount at their discretion without premium or penalty to an amount no less than the then-outstanding aggregate Purchase Price upon three (3) Business Days advance notice to Buyer. In addition, the Maximum Amount shall be automatically reduced to the outstanding aggregate Purchase Price plus the amount of any remaining unfunded Buyer commitments set forth on all outstanding Confirmations as of the expiration of the Funding Period.
Section 3.04    Early Repurchase Date; Mandatory Repurchases.
(a)    The applicable Seller may terminate any Transaction with respect to any or all Purchased Assets sold by such Seller and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) such Seller irrevocably notifies Buyer at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) such Seller delivers a certificate from a Responsible Officer of such Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase and there are no other Liens on the Purchased Assets or Pledged Collateral other than Buyer’s Lien, unless all such Liens are satisfied in full on or before the related Early Repurchase Date (c) if the Early Repurchase Date is not a Remittance Date, such Seller pays to Buyer any amount due under Section 12.04 and pays all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, (d) such Seller pays to Buyer the related (if any) Exit Fee due and payable, but no such Exit Fee shall be due and payable if the related repurchase occurs in connection with an Exempted Transaction, and (e) such Seller thereafter complies with Section 3.05. Such early terminations and repurchases shall be limited to three (3) occurrences in any calendar week.
(b)    In addition to other rights and remedies of Buyer under any Repurchase Document, the applicable Seller shall, within two (2) Business Days of receipt of written notice from Buyer, repurchase any Purchased Asset that no longer qualifies as an Eligible Asset.
(c)    In addition to the foregoing, in connection with each repurchase made pursuant to Section 3.04(a), if such repurchase occurs at any time during (i) the First Extension Period, then the applicable Seller shall pay an amount equal to 110% of the applicable Repurchase Price otherwise payable for such date, and (ii) the Second Extension Period, then the applicable Seller shall pay an amount equal to 125% of the applicable Repurchase Price otherwise payable for such date; provided, however, if (x) at the time of any repurchase during the time period described in clause (i) above, there are at least seven (7) remaining Purchased Assets and the Debt Yield for all of the remaining Purchased Assets, calculated on an aggregate basis, equals or exceeds nine percent (9.0%), or (y) if at the time of any repurchase during the time period described in clause (ii) above, (i) the Debt Yield for all of the remaining Purchased Assets, calculated on an aggregate basis, equals or exceeds twelve and one-half percent (12.5%), and (ii) the PPV Ratio for all of the remaining Purchased Assets, calculated on an aggregate basis, is less than or equal to forty-five percent (45%), then the amount payable pursuant to the applicable clause shall be solely the applicable Repurchase Price for such date. The proceeds of any payment made pursuant to this Section 3.04(c) in excess of the applicable Repurchase Price that otherwise would have been payable shall be applied by Buyer first to repay any outstanding Margin Deficits, and second to reduce the unpaid Repurchase Prices of all remaining Purchased Assets on a pro rata basis, unless such Seller and Buyer otherwise agree to apply any such amounts differently.
(d)    In addition, at any time during the existence of an uncured Event of Default or an unsatisfied Margin Deficit, if a Seller elects to repurchase a Purchased Asset due to the prepayment in whole (but not in part) of the underlying Whole Loan, such Seller shall pay to Buyer one-hundred percent (100%) of the net proceeds due in connection with the payoff of the underlying Purchased Asset in question, up to the amount of funds necessary to both cure the Event of Default and/or unsatisfied Margin Deficit (and pay in full the Repurchase Price for such Purchased Asset). All such net proceeds in excess of the outstanding Repurchase Price of the related Purchased Asset shall be applied first to any other Purchased Asset to the extent of any Margin Deficit, and then pro-rata to the Repurchase Prices of all other Purchased Assets, unless such Seller and Buyer otherwise agree to apply such amount differently, and if such application has served to fully cure all outstanding Defaults or Events of Default and pay to Buyer any other amounts due and payable under the Repurchase Documents, then any remaining amounts to such Seller.
Section 3.05    Repurchase. On the Repurchase Date for each Purchased Asset, the applicable Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to such Seller such Purchased Asset, along with all rights validly transferred to Buyer by such Seller on the Purchase Date thereof, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (as defined under the related Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to such Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor. So long as no Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian to promptly release to the applicable Seller the Mortgage Asset File for such Purchased Asset, and Buyer shall execute, acknowledge and deliver to the related Seller, at such Seller’s sole expense, any and all documents, instruments and agreements necessary to release all security interests in such Purchased Asset, including, to the extent any UCC financing statement filed against such Seller specifically identifies such Purchased Asset, an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein; provided, however, that whether or not an Event of Default has occurred and is continuing hereunder, Buyer shall be required to release the Mortgage Asset File relating to a Purchased Asset and execute, acknowledge and deliver to the related Seller, at such Seller’s sole expense, all necessary release documents if (a) the Underlying Obligor has paid the entire principal amount of the underlying Whole Loan and all other amounts due to Seller under the related Purchased Asset Documents and (b) such Seller makes the required prepayment of the underlying Whole Loan in respect of such Purchased Asset hereunder in accordance with Section 5.02. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to the related Seller, to the extent that good title was transferred and assigned by such Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer’s actions or inactions. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to the applicable Seller. Notwithstanding the foregoing, on or before the Facility Termination Date, the applicable Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations. Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Default or Event of Default, the related Seller cannot repurchase a Purchased Asset in connection with a full payoff of the underlying Whole Loan by the Underlying Obligor, unless one hundred percent (100%) of the net proceeds due in connection with the relevant payoff shall be paid directly to Buyer. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement.
Section 3.06    Extension of the Facility Termination Date.
(a)    Facility Termination Date Extension Options. At the request of Sellers delivered to Buyer no earlier than ninety (90) days or later than thirty (30) days before the then-applicable Facility Termination Date, Buyer shall grant up to two (2) extensions of the Facility Termination Date for a period of one (1) year each by giving notice approving such extension to Sellers prior to the then-current Facility Termination Date. The failure of Buyer to so deliver such notice approving the extension shall be deemed to be Buyer’s determination not to extend the Facility Termination Date unless Buyer thereafter gives notice to the contrary. Any extension of the Facility Termination Date shall be subject to the following conditions (the “Extension Conditions”): (i) no Default or Event of Default exists on the date of the request to extend and as of the current Facility Termination Date, (ii) no Margin Deficit shall be outstanding on the date of the request to extend and as of the current Facility Termination Date, (iii) each Seller has made a timely request for the extension in question, (iv) the Purchased Assets shall be in compliance with the requirements of the Minimum Portfolio Debt Yield Test that are applicable to the next ensuing Extension Period on the date of the request to extend and as of the current Facility Termination Date, which compliance shall be determined by Buyer in its sole discretion, (v) all Purchased Assets must qualify as Eligible Assets on the date of the request to extend and as of the current Facility Termination Date and (vi) the payment by Sellers to Buyer of the Extension Fee has been effected on or before the current Facility Termination Date; provided that (A) if any Default, Event of Default or outstanding Margin Deficit exists or the Purchased Assets are not in compliance with the Minimum Portfolio Debt Yield Test, Buyer shall grant Sellers a temporary extension not to exceed the time permitted to cure/satisfy such Default, Event of Default, Margin Deficit or Minimum Portfolio Debt Yield Test set forth in the Repurchase Documents, and (B) if any Seller is not in compliance with any of the foregoing Extension Conditions on the date of the related extension request, such request may be submitted by Sellers, setting forth any conditions to extension of the Facility Termination Date that are not in compliance and the reasons for such non-compliance, and such request shall be granted by Buyer if, as of the Facility Termination Date for which such request is submitted, each Seller certifies to Buyer’s satisfaction that it is in compliance with each of the conditions set forth in this Section 3.06(a). No additional Transactions shall be entered into after the expiration of the Funding Period.
In connection with each extension of the Facility Termination Date to a date beyond the expiration of the Funding Period, if any unfunded commitments in respect of any Purchased Asset remain outstanding on the Facility Termination Date so extended, the applicable Seller may request funding of such unfunded commitments subject to all terms and conditions of funding set forth in this Agreement, including review and approval by Buyer of such funding based on an updated Underwriting Package, in an aggregate amount not to exceed, for any such Purchased Asset, the product of (x) the Applicable Percentage attributable to such Purchased Asset and (y) the amount of unfunded commitments remaining available in respect of such Purchased Asset at such time; provided that in no event shall any amounts so funded by Buyer cause the aggregate amounts funded hereunder to exceed the Maximum Amount.
(b)    Reserved.
(c)    ~~Maximum Amount Upsize Option. At any time during the Funding Period, but in no event more than three (3) times, Sellers may request an increase of the Maximum Amount (the “Upsize Option”) by delivery of written notice to Buyer of such request not less than thirty (30) days prior to the requested effective date of the corresponding increase in the Maximum Amount. Each Upsize Option shall be in an amount not less than $50,000,000. Each Upsize Option in an amount greater than $50,000,000 shall be in increments of $50,000,000. Seller’s request(s) to exercise an Upsize Option may be approved or denied by Buyer in Buyer’s sole discretion; provided, that a request by Seller to exercise an Upsize Option will be deemed to be denied if, on the date of the related request or on the proposed effective date of such request, any of the Extension Conditions set forth in Section 3.06(a) are not satisfied. In addition, no exercise of an Upsize Option shall be effective until Seller has paid to Buyer the Upsize Fee applicable for the related Upsize Option.~~Reserved.
Section 3.07    Partial Prepayment. On any Business Day, on three (3) Business Days’ prior written notice from the applicable Seller to Buyer, such Seller may partially pay the Repurchase Price of any Purchased Asset, which shall include any related amounts then due and owing to an Affiliated Hedge Counterparty (any such asset, a “Partially Repaid Purchased Asset” and the amount so repaid, the “Partial Payment Amount”). With respect to such payment that is not occasioned by a repayment of principal with respect to the Purchased Asset, such Seller shall give Buyer at least three (3) Business Days prior notice of payment and shall not partially pay in an amount whereby the remaining Purchase Price of any such Purchased Asset, after giving effect to any such partial payment, is less than $500,000. In respect of any Partially Repaid Purchased Asset, the applicable Seller may request, on no less than one (1) Business Day’s prior written notice to Buyer, that Buyer pay to such Seller the Partial Payment Amount in respect of such Partially Repaid Purchased Asset. If any such request is delivered to Buyer less than ninety (90) days after Buyer’s initial approval to purchase such Purchased Asset from such Seller, Buyer shall pay to such Seller the Partial Payment Amount in respect of such Partially Repaid

Purchased Asset. If any such request is delivered to Buyer ninety (90) or more days after Buyer’s initial approval to purchase such Purchased Asset from such Seller, Buyer may, in its discretion either decline such request in its entirety, or accept such request in whole or in part and pay to such Seller none, all or part of the Partial Payment Amount in respect of such Partially Repaid Purchased Asset, subject to any terms or conditions Buyer may, in its discretion, require. Any prepayment made under this Section shall be deposited directly into the ~~General Repo~~Waterfall Account and, notwithstanding any provision in Section 5.02 to the contrary, applied by Buyer to reduce the unpaid Repurchase Price of the related Purchased Asset within one (1) Business Day after deposit therein~~, and not, for the avoidance of doubt, on the next Remittance Date~~.
Section 3.08    Payment of Price Differential and Fees.
(a)    Notwithstanding that Buyer and each Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, each Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give the applicable Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect such Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.
(b)    Sellers shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation, the Structuring Fee~~,~~ and the Extension Fee ~~and the Upsize Fee~~, each of which shall be paid pursuant to the terms of the Fee Letter.
Section 3.09    Payment, Transfer and Custody.
(a)    Unless otherwise expressly provided herein, all amounts required to be paid or deposited by any Seller, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the Business Day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Each Seller, Guarantor and Pledgor shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Servicer Account or Waterfall Account shall be deposited into ~~the General Repo Account~~an account designated by Buyer. Sellers shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or any ~~Collection Account; provided that the Sellers may withdraw funds from the Waterfall Account or any Collection Account with the prior written consent of Buyer in accordance with the terms of the related Controlled Account Agreement~~Servicer Account.

Amounts in the Waterfall Account and/or any Collection Account may be invested at the direction of Buyer in cash equivalents before they are distributed in accordance with Article 5.
(b)    Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of a Seller are and shall be held in trust by the applicable Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. The related Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by the applicable Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Interim Servicer with its duties under the Servicing Agreement. Each Purchased Asset Document retained or held by or on behalf of a Seller or its agent shall be segregated on such Seller’s books and records from the other assets of such Seller or its agent, and the books and records of such Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing released basis. Each Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Interim Servicer or is in connection with a repurchase of any Purchased Asset by a Seller, in each case in accordance with the Custodial Agreement.
Section 3.10    Repurchase Obligations Absolute. All amounts payable by Sellers under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except upon indefeasible payment in full or as otherwise expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset or related Mortgaged Property, (b) any Insolvency Proceeding relating to any Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise (unless such claim relates to the indefeasible payment in full of the Repurchase Obligations), (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with a Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not any Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to each Seller. This Section 3.10 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.
Section 3.11    Future Funding Transactions.
(a)    Each Future Funding Transaction shall be subject to the following terms and conditions:

(i)    The applicable Seller shall give Buyer written notice of each proposed Future Funding Transaction, together with a draft of the amended and restated Confirmation signed by a Responsible Officer of Seller. Each amended and restated Confirmation shall identify the related Whole Loan and/or Senior Interest, shall identify Buyer and the applicable Seller, shall set forth the requested Future Funding Amount and shall be executed by both Buyer and such Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on an amended and restated Confirmation that has not been signed by a Responsible Officer of Seller. Each amended and restated Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in an amended and restated Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, such amended and restated Confirmation shall prevail.
(ii)    For each proposed Future Funding Transaction, the applicable Seller shall deliver to Buyer a Future Funding Request Package no less than seven (7) Business Days prior to the proposed date of such Future Funding Transaction. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Purchased Asset as Buyer determines. Any Future Funding Transaction shall be subject to the following conditions as determined by Buyer in its sole discretion: (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02(b), (e), (f) and (h) have been met by such Seller; (B) the consummation of the related Future Funding Transaction would not cause such Seller to breach the Minimum Portfolio Debt Yield Test; (C) if Buyer has not purchased from such Seller a complete ownership interest in the entire related Whole Loan, all of the terms and conditions relating to the splitting of such Whole Loan into multiple interests are satisfactory to Buyer in all respects; (D) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied; and (E) prior to or simultaneously with Buyer’s funding of the Future Funding Transaction, Seller has funded or caused to be funded to the Underlying Obligor (or to an escrow agent or as otherwise directed by the Underlying Obligor) its pro rata portion of the related future advance to the Underlying Obligor (collectively, the “Future Funding Transaction Conditions”). Upon Buyer’s determination in its sole and absolute discretion that the Future Funding Transaction Conditions have been satisfied, Buyer shall advance the requested Future Funding Amount in accordance with clause (iii) below. If Buyer determines that the Future Funding Transaction Conditions have not been satisfied and does not advance the requested Future Funding Amount with respect to any such Future Funding Transaction, Seller shall promptly satisfy all future funding obligations with respect thereto as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement.
(iii)    Upon the entry by Buyer into a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related amended and restated Confirmation described in clause (i) above. On the date of such Future Funding Transaction, which shall occur no later than three (3) Business Days after the final approval of such Future Funding Transaction by Buyer in accordance with clause (ii)

above, (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, (c) upon evidence satisfactory to Buyer that Seller has paid (or cause to be paid) to or as directed by the related Underlying Obligor the entire future funding obligation required by the related Purchased Asset Documents, Buyer shall remit the related Future Funding Amount to Seller, and (d) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.
ARTICLE 4

MARGIN MAINTENANCE
Section 4.01    Margin Deficit.
(a)    (i) If on any date the Market Value of a Purchased Asset is less than the product of (A) the Margin Percentage times (B) the outstanding Repurchase Price for such Purchased Asset as of such date (the excess, if any, a “Margin Deficit”), and provided that (I) a Credit Event relating to such Purchased Asset has occurred, and (II) each Margin Deficit shall exclude any portion thereof that resulted from any interest rate changes and/or credit spread movements, then the related Seller shall, within five (5) Business Days after the receipt of written notice from Buyer (which notice may be by electronic mail) (a “Margin Call”) (i) transfer cash to Buyer, (ii) repurchase Purchased Assets at the Repurchase Price thereof, or (iii) choose any combination of the foregoing, so that, after giving effect to such transfers, repurchases and payments, the aggregate Purchase Price for all Purchased Assets does not exceed an aggregate amount equal to the products of the Market Value for each Purchased Asset, times the Applicable Percentage. Buyer shall apply the funds received in satisfaction of a Margin Deficit with respect to a Purchased Asset to the Repurchase Obligations owing with respect to such Purchased Asset.
(ii)    In lieu of a Margin Call pursuant to Section 4.01(a)(i), Buyer may, in its discretion upon written request of the related Seller, reallocate previous partial prepayments made pursuant to Section 3.07 in order to eliminate the related Margin Deficit by increasing the Purchase Price of certain Purchased Assets and decreasing the Purchase Price of other Purchased Assets. Any such request for reallocation shall include a certification by such Seller that no Default or Event of Default has occurred and is continuing (except as would be cured by such reallocation), and shall set forth the following, with such back-up calculations as Buyer may require: (i) the amount of prior partial prepayments and Purchased Assets so prepaid pursuant to Section 3.07 that such Seller requests be re-allocated, (ii) the Purchased Asset to which such Seller is requesting such prior partial prepayment be applied, the new Purchase Price of such Purchased Asset and the new Purchase Price of the previously prepaid Purchased Asset, in each case, after giving pro forma effect to such allocation, (iii) the amount of the Margin Deficit on each applicable Purchased Asset both immediately prior to and immediately after giving pro forma effect to such allocation and (iv) the PPV Test will be satisfied and the Applicable

Percentage of such Purchased Asset will not exceed the Maximum Applicable Percentage, in each case after giving pro forma effect to such allocation. Upon Buyer’s independent confirmation, in its commercially reasonable judgment, that the conclusions and calculations set forth in the related Seller’s written request comply with the requirements set forth above, Buyer may, in its discretion, reallocate previous prepayments to those Purchased Assets for which Margin Deficits would otherwise exist, in a manner acceptable to Buyer in its commercially reasonable judgment and such Seller shall submit new Confirmations acceptable to Buyer reflecting the new Purchase Price of all affected Purchased Assets.
(b)    Notwithstanding the foregoing, in the event the Margin Call arises solely as a result of Buyer’s determination of an adverse change in the value of the related Mortgaged Property as described in item (iv) of the definition of the term Credit Event, and if the related Seller disputes in good faith such determination by Buyer, such Seller shall have the right by, within the five (5) Business Day period specified in Section 4.01(a)(i), giving Buyer written notice of such dispute and depositing with Buyer (in an account within Buyer’s sole dominion and control) the full amount of the Margin Deficit and, the parties will proceed to attempt to resolve such dispute within the next forty-five (45) days in accordance with the appraisal procedure set forth in Schedule 3 hereto, provided that, for the avoidance of doubt, any such dispute period shall not limit any other rights or privileges of Buyer.
(c)    Buyer’s election not to deliver, or to forbear from delivering, a margin deficit notice at any time there is a Margin Deficit shall not waive or be deemed to waive the Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a margin deficit notice at any time when the same or any other Margin Deficit exists. Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.
(d)    All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the ~~General Repo~~Waterfall Account and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset within one (1) Business Day after deposit and not, for the avoidance of doubt, on the next Remittance Date.
(e)    If the applicable Seller believes in good faith that the Credit Event or underlying circumstances that resulted in the most recent determination of Current Mark-to-Market Value of a Purchased Asset is no longer applicable or that the Market Value resulting from such Credit Event has otherwise materially increased, it may request that Buyer consider reassessing the Market Value of the subject Purchased Asset, and Buyer agrees to do so. If, as a result of such reassessment, Buyer determines, in its discretion, that the Market Value for such Purchased Asset has increased, and has received all required internal credit approvals necessary to do so, the Current Mark-to-Market Value shall be revised accordingly, subject to further adjustment as otherwise provided in this Agreement. Such Seller’s requests for Buyer to reassess the Market Value of Purchased Assets shall be limited to one (1) request per Purchased Asset per calendar quarter. Nothing in this Section 4.01(e) shall be interpreted to in any way reduce or mitigate Buyer’s sole power and discretion to determine Market Value or Credit Event.

(f)    If on any date within ninety (90) days following the Purchase Date of a particular Purchased Asset (and provided no Default or Event of Default has occurred and is then continuing and no Margin Deficit remains unpaid), either (i) the outstanding Purchase Price of such Purchased Asset has previously been reduced by one or more previous partial prepayments made by a Seller in accordance with Section 3.07, or (ii) on such Purchase Date, the Purchase Price of such Purchased Asset was, at such Seller’s request, less than the maximum Purchase Price approved by Buyer, as indicated on the related Confirmation, such Seller may deliver a written request to Buyer that Buyer pay to such Seller an amount equal to the amount of either (A) part or all of the partial prepayments described in clause (i) above, and/or (B) part or all of the difference described in clause (ii) above, and Buyer shall pay to such Seller the amount so requested within three (3) Business Days of the date of the related request, so long as, both immediately before and, on a pro forma basis, immediately after the date of each such payment, both the Minimum Portfolio Debt Yield Test and the PPV Test have not been breached. Prior to any such payment, such Seller shall prepare, and the Parties shall execute an amended and restated Confirmation that is otherwise acceptable to the Parties, reflecting such increased Purchase Price.
ARTICLE 5

APPLICATION OF INCOME
Section 5.01    Waterfall Account; ~~Collection Accounts~~Servicer Account. The Waterfall Account ~~and all Collection Accounts~~ shall be established at Waterfall Account Bank and the Servicer Account shall be established at the applicable depository bank as set forth on Schedule 4 hereto. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the Waterfall Account~~. None of any Seller, Interim Servicer or~~  pursuant to the terms of the Controlled Account Agreement. Neither Seller nor any Person claiming through or under any Seller or Interim Servicer shall have any claim to or interest in ~~the Waterfall Account and all Collection Accounts; provided that the Sellers (or Interim Servicer, at the direction of a Seller) may withdraw funds from~~either the Waterfall Account or ~~any Collection Account with the prior written consent of Buyer in accordance with the terms of the related Controlled Account Agreement. Subject to the final sentence of this Section 5.01, all Underlying Obligors and servicers shall be directed to pay all Income directly into the Collection Account, and any~~the Servicer Account. All Income received by a Seller, Buyer, any Interim Servicer~~, Buyer~~  or Waterfall Account Bank in respect of the Purchased Assets, shall be deposited ~~directly~~ into the Waterfall Account~~,~~ within one (1) Business Day of receipt and identification thereof; provided that (i) if Interim Servicer is Trimont, all such Income shall be (x) deposited into the Servicer Account within two (2) Business Days of receipt~~, except to the extent expressly set forth in~~  and identification thereof and (y) transferred to the Waterfall Account on a weekly basis, (ii) if Interim Servicer is Buyer or an Affiliate of Buyer, all such Income shall be (x) deposited into an account designated by such Interim Servicer within two (2) Business Days of receipt and identification thereof and (y) transferred to the Waterfall Account on a monthly basis, no later than two (2) Business Days prior to the next Remittance Date, (iii) any Partial Payment Amount shall be remitted directly to the Waterfall Account in accordance with Section 3.07, ~~and except,~~(iv) prior to an Event of

Default, ~~for~~ all amounts due and payable to Interim Servicer under the ~~Interim~~ Servicing Agreement~~, which~~ (as modified by any applicable Servicer Notice) shall be paid directly to Interim Servicer as and when due, ~~shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5. Notwithstanding the foregoing, each~~and (v) Seller shall, promptly after receiving notice of an Underlying Obligor’s intent to make an unscheduled Principal Payment (A) instruct and cause the related Underlying Obligor to directly deposit such unscheduled Principal Payment into the ~~General Repo~~Waterfall Account (and in the event that such unscheduled Principal Payment is nonetheless received by the applicable Seller or Interim Servicer, shall forward such funds into the ~~General Repo~~Waterfall Account on the Business Day of receipt, unless such payment was received after ~~1 PM (Central~~2:00 p.m. (New York City time), in which case the recipient shall use its best efforts to make such transfer on the same Business Day and shall, in all cases, make such transfer on the next Business Day); and within one (1) Business Day of the receipt thereof, Buyer shall apply ~~the~~ each such Principal Payment in accordance with Sections 5.02 and 5.03 below, and (B) provide Buyer with prior notice of the intended receipt thereof from an Underlying Obligor, together with a copy of the related remittance instructions that were previously delivered to the related Underlying Obligor. All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by the Waterfall Account Bank in accordance with this Article 5.
Section 5.02    Before an Event of Default. If no Event of Default exists and remains uncured, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank, Buyer or a Person designated by Buyer pursuant to the related Controlled Account Agreement by no later than the next following Remittance Date in the following order of priority:
first, to the extent not withheld by Interim Servicer in accordance with Sections 5.01 and 8.06, to pay to Interim Servicer an amount equal to any accrued and unpaid Servicing Fees (as defined in the ~~Interim~~applicable Servicing Agreement) in accordance with the terms of the ~~Interim~~ Servicing Agreement;
second, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;
third, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents;
fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting any Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);
fifth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;
sixth, to pay to Buyer, the Applicable Percentage of any scheduled Principal Payments (to the extent actually deposited into the Waterfall Account), but only to the extent that such remittance would not result in the creation of a Margin Deficit, to be applied to reduce the outstanding Purchase Price of the applicable Purchased Assets or as otherwise agreed in writing by Buyer and the applicable Seller;

seventh, to pay to Buyer any other amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents; and
eighth, to pay to the applicable Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents; provided that, if any Material Facility Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to such Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Waterfall Account Bank that such Material Facility Default has been cured to satisfaction of Buyer in its sole discretion, at which time the Waterfall Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that is ten (10) Business Days after the occurrence of the applicable Material Facility Default, at which time the Waterfall Account Bank shall apply all such amounts pursuant to priorities sixth and seventh of Section 5.03.
Section 5.03    After an Event of Default. If an Event of Default exists and remains uncured, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank, Buyer or a Person designated by Buyer pursuant to the related Controlled Account Agreement on the second Business Day following the date on which each amount of Income is so deposited, in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from any Seller and other applicable Persons to Buyer under the Repurchase Documents;
third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;
fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all Purchased Assets has been reduced to zero);
fifth, to pay to Interim Servicer, amounts due and payable under the Servicing Agreement;
sixth, to pay to Buyer all other Repurchase Obligations due to Buyer; and
seventh, if all of the Repurchase Obligations have been fully repaid, to pay to the applicable Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.
Section 5.04    Sellers to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from each Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, each Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.
ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01    Conditions Precedent to Closing. The effectiveness of the Existing Repurchase Agreement, including Buyer’s obligation to enter into any Transaction and/or purchase any Asset thereunder, was subject to the satisfaction or waiver by Buyer, of the conditions precedent set forth in Section 6.01 of the Existing Repurchase Agreement.
(a)    Conditions Precedent to Closing of this Third Amended and Restated Repurchase Agreement. The effectiveness of this Agreement, including the amendment and restatement of the Existing Repurchase Agreement and Buyer’s obligation to enter into any Transaction and/or purchase any Asset hereunder, is subject to the satisfaction or waiver by Buyer, of the following conditions precedent, on and as of the Closing Date and the initial Purchase Date:
(i)    Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (A) the Closing Date Repurchase Documents duly executed and delivered by the parties thereto, (B) an official good standing certificate dated a recent date with respect to each Seller, (C) certificates of the secretary or an assistant secretary of each Seller with respect to attached copies of the Governing Documents and applicable resolutions of each Seller, and the incumbencies and signatures of officers of each Seller executing the Repurchase Documents to which it is a party, evidencing the authority of each Seller with respect to the execution, delivery and performance thereof, (D) a Closing Certificate and (E) such opinions from counsel to each Seller as Buyer may reasonably require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets and any other collateral pledged pursuant to the Repurchase Agreement, Investment Company Act matters, and the applicability of Bankruptcy Code safe harbors (or reaffirmations bringing down all legal opinions delivered to Buyer on May 17, 2017), and all other documents, certificates, information, financial statements and reports as requested in writing by Buyer prior to the Closing Date.
(ii)    (A) UCC financing statements have been filed against each Seller and Pledgor in all filing offices required by Buyer, (B) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to any Seller and the Purchased Assets as Buyer may require, and (C) the results of such searches are satisfactory to Buyer;
(iii)    Buyer has received payment from Sellers of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02;
(iv)    Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require; and

(v)    Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder.
Section 6.02    Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder relating to the prospective purchase of any Asset or to fund any future fundings relating to any existing Purchased Asset, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date therefor:
(a)    Buyer has received the following documents: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) a trust receipt and other items required to be delivered under the Custodial Agreement, (v) with respect to any Wet Mortgage Asset, a Bailee Agreement, (vi) an Irrevocable Redirection Notice executed by the related Seller, (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require and (~~vii~~viii) evidence that each Seller is in good standing in the jurisdiction where the underlying Mortgaged Property is located, to the extent that such Seller is then-currently required to do so under an applicable Requirement of Law (provided, however, that with respect to any Wet Mortgage Asset, delivery of the foregoing items in accordance with the provisions of Section 3.01(g) and (h) shall be deemed to satisfy the conditions of Section 6.02(a) (unless otherwise determined in the discretion of Buyer));
(b)    immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, or Material Adverse Effect related to any Seller or Guarantor;
(c)    Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;
(d)    Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction and (iv) executed the Confirmation;
(e)    immediately after giving effect to such Transaction, the Aggregate Amount Outstanding does not exceed the Maximum Amount;
(f)    the Repurchase Date specified in the Confirmation is not later than the Facility Termination Date;
(g)    Each Seller, Pledgor and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before the Purchase Date;
(h)    to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that each Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;
(i)    if requested by Buyer, such opinions from counsel to Sellers, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document;
(j)    Custodian (or a bailee) shall have received executed blank assignments of all Purchased Asset Documents in appropriate form for recording, to the extent such documents are required to be recorded, in the jurisdiction in which the underlying real estate is located, together with executed blank assignments of all other Purchased Asset Documents (the “Blank Assignment Documents”); and
(k)    (i) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) each Seller has assigned to Buyer all of such Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, and (iii) no termination event, default or event of default (however defined) exists thereunder.
Each Confirmation delivered by a Seller shall constitute a certification by such Seller that all of the conditions precedent in this Article 6 have been satisfied other than those set forth in Sections 6.01(a)(vi), (d) and (e) and Section 6.02(a)(vii), (c) and (d).
The failure of a Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon the related Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.
ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLERS
Each Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:
Section 7.01    Sellers. Each Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the jurisdiction of its incorporation, organization or formation. Each Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect. Each Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Each Seller’s location (within the meaning of Article 9 of the UCC), and the office where each Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Sellers referred to in Annex 1. Each Seller has not changed its name within the past twelve (12) months. Each Seller has changed its location to the location shown in Section 7.16 within the past twelve (12) months. ACRC Seller’s organizational identification number is 5044236 and its tax identification number is 45-3561907. TRS Seller’s organizational identification number is 5447261 and its tax identification number is 80-0966058. Each Seller has no subsidiaries. Each Seller is a wholly-owned Subsidiary of Pledgor. The fiscal year of each Seller is the calendar year. Each Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, (c) the Repurchase Documents, and (d) ordinary and necessary expenses incurred in connection with any of the activities permitted under Section 9.01(q) or (s). Each Seller has no Guarantee Obligations.
Section 7.02    Repurchase Documents. Each Repurchase Document to which a Seller is a party has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by each Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to such Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority (except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents) on any of the properties or assets of such Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by each Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by any Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of any Seller threatened, against any Seller, Guarantor or any Specified Affiliate before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
Section 7.03    Solvency. None of the Sellers, Guarantor or any Specified Affiliate is or has ever been the subject of an Insolvency Proceeding. Each Seller, Guarantor and each Specified Affiliate is Solvent and the Transactions do not and will not render such Seller,

Guarantor or any Specified Affiliate not Solvent. Neither Seller is entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of a Seller, Guarantor or any Specified Affiliate. Each Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Each Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Each Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.
Section 7.04    Taxes. Each Seller, Guarantor and each Specified Affiliate have each timely filed all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have (for all prior fiscal years and for the current fiscal year to date) timely paid all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which have become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Each Seller, Guarantor and each Specified Affiliate have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above. None of the Sellers, Guarantor or any Specified Affiliate have entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Seller, Guarantor or any Specified Affiliate not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of any Seller, Guarantor or any Specified Affiliate. Each Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011–4. If either Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112–1 and will maintain the lists and other records required thereunder.
Section 7.05    True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of either Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of any Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects or in the case of projections will be based on reasonable estimates prepared and presented in good faith, in each case, on the date as of which such information is stated or certified, except that this representation will be made to the best

Knowledge of the applicable Seller for all such written information obtained from Persons who are not Affiliates of Seller.
Section 7.06    Compliance with Laws. Each Seller has complied in all respects with all Requirements of Law, and no Purchased Asset contravenes any Requirements of Law, except in each case where such matters would not be reasonably likely to have a Material Adverse Effect. None of Sellers, Guarantor or, to the best knowledge of Sellers or Guarantor, after due inquiry, any Affiliate of any Seller or Guarantor is in violation of any Sanctions. None of Sellers, Guarantor or any Affiliate of Sellers or Guarantor is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Each Seller is a “qualified purchaser” as defined in the Investment Company Act. Neither Seller, Guarantor nor any Specified Affiliate (a) is, nor immediately after the application by any Seller of the proceeds of any sale of a Purchased Asset will they be, required to be registered as an “investment company” as defined in the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. Each Seller, Guarantor and all Subsidiaries of each Seller and Guarantor are in compliance with the Foreign Corrupt Practices Act of 1977, as amended and any foreign counterpart thereto. None of Seller, Guarantor nor any Subsidiary of any Seller or Guarantor, has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Seller, any Affiliate of a Seller or any other Person, in violation of the Foreign Corrupt Practices Act of 1977, as amended.
Section 7.07    Compliance with ERISA. None of Sellers, Pledgor or Guarantor has any employees as of the date of this Agreement.
Section 7.08    No Default or Material Adverse Effect. No Default or Event of Default exists. No Internal Control Event has occurred. Each Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to the related Seller’s Knowledge no material default or event of default (however defined) exists thereunder. Each Seller has delivered to Buyer copies of all credit facilities, repurchase facilities and substantially similar facilities of such Seller that are presently in effect, and no default or event of default (however defined) on the part of any Seller exists thereunder.
Section 7.09    Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of either Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct. The review and inquiries made on behalf of each Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Each Seller has complied with all material requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. As of the Purchase Date for each Purchased Asset, each Seller has no Knowledge of any fact that could reasonably lead it, in its reasonable business judgment, to expect that any Purchased Asset will not be paid in full.
Section 7.10    Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by a Seller or an Affiliate of a Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to such Seller or an Affiliate of such Seller, and (d) if such Seller acquired the Purchased Asset from an Affiliate other than Pledgor, then, if requested by Buyer, such Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by such Seller and, if such Asset was acquired by an Affiliate of such Seller other than Pledgor from another Affiliate, the true sale of the purchase of such Asset by the Affiliate of such Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer. Each Seller or such Affiliate of such Seller has been granted a back-up security interest in each such Purchased Asset, filed one or more UCC financing statements against the Transferor to perfect such security interest, and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.
Section 7.11    Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of each Seller in, to and under all Purchased Assets (together with all related Servicing Rights) sold to Buyer by such Seller, free and clear of any Liens. With respect to the protective security interest granted by each Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC. Upon receipt by Custodian of each Purchased Asset Documents required to be endorsed in blank by the applicable Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Neither Seller has sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Neither Seller has authorized the filing of, and is not aware of, any UCC financing statements filed against any Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.12    No Broker. Except in connection with the origination of any or all of the Purchased Assets, neither Seller nor any Affiliate of any Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.
Section 7.13    Interest Rate Protection Agreements. (a) Each Seller has entered into all Interest Rate Protection Agreements required under Section 8.09, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) each Seller has effectively assigned to Buyer all such Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement.
Section 7.14    Separateness. Each Seller is in compliance with the requirements of Article 9.
Section 7.15    Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.
Section 7.16    Chief Executive Office; Jurisdiction of Organization. On the Effective Date, each Seller’s chief executive office, is, and has been, located at 245 Park Avenue, 42nd Floor, New York New York 10167. On the Effective Date, each Seller’s jurisdiction of organization is Delaware. Each Seller shall provide Buyer with thirty (30) days advance notice of any change in such Seller’s principal office or place of business or jurisdiction. Neither Seller has any trade name. During the preceding five (5) years, neither Seller has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
Section 7.17    Entity Classification. ACRC Seller is either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes.
Section 7.18    Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Sellers and Guarantor are, and have been, conducted at all times in compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Sellers and Guarantor or any of their respective Subsidiaries.
Section 7.19    Sanctions. None of Sellers, Guarantor or any Affiliates of Sellers or Guarantor (a) is a Sanctioned Target, or (b) is controlled by or is acting on behalf of a Sanctioned Target. To the best knowledge of Sellers or Guarantor after due inquiry, none of Sellers or Guarantor are aware of any investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions.

Section 7.20    Investment Company Act. Each Seller is exempt under the Investment Company Act pursuant to an exemption other than the exemption set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
Section 7.21    Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.
ARTICLE 8
COVENANTS OF SELLERS
Until the Repurchase Obligations are indefeasibly paid in full (other than contingent indemnification obligations) and the Repurchase Documents are terminated, each Seller shall perform and observe the following covenants, which shall be given independent effect (so that unless otherwise specifically provided, if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):
Section 8.01    Existence; Governing Documents; Conduct of Business. Each Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, (d) not modify, amend or terminate its Governing Documents and (e) qualify to do business in any jurisdiction where an underlying Mortgaged Property is located, to the extent required to do so in accordance with applicable Requirements of Law (i) presently, in order to hold the interest of a lender under the related Purchased Asset Documents and receive the payments contemplated thereunder, and (ii) at or before the time of enforcement of any rights or remedies under the related Purchased Asset Documents, to the extent necessary to enforce such rights and remedies or hold title to the underlying Mortgaged Property. Each Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it or as permitted hereby, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business except in each case where any failure to do so would not be reasonably likely to have a Material Adverse Effect, and (c) maintain such Seller’s status as a qualified transferee, qualified institutional lender or qualified lender (however defined), if applicable, under the Purchased Asset Documents. Each Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.01, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for each related Purchased Assets, unless in each case such Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Each Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that such Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02    Compliance with Laws, Contractual Obligations and Repurchase Documents. Each Seller shall comply in all material respects with each and every Requirement of Laws, including those relating to any Purchased Asset and to the reporting and payment of taxes except in each case where the failure to do so would not be reasonably likely to have a Material Adverse Effect. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Each Seller shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti–Terrorism Laws. Each Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect.
Section 8.03    Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, the related Seller shall take all action necessary or required by the Repurchase Documents, Purchased Asset Documents and each and every Requirement of Law, or reasonably requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all post-acquisition rights, if any, (but none of the obligations) of each Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Each Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to the Repurchase Documents) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, (i) if any Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other Repurchase Document, such Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Pledge and Security Agreement. Each Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or the Servicing Agreement. Each Seller shall not, or permit Interim Servicer to, make any Material Modification to any Purchased Asset or Purchased Asset Document without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed). Each Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Each Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.
Section 8.04    Distributions and Dividends. Each Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of such Seller, Guarantor or any Affiliate of such Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller, Guarantor or any Affiliate of such Seller or Guarantor except that, at all times (a) prior to a Default or Event of Default, such Seller may declare and pay cash dividends or distributions to Pledgor or Guarantor, and (b) Guarantor may declare and pay cash dividends or distributions to its equityholders so long as Guarantor is then-currently in compliance with all of the covenants, terms and conditions set forth in the Guarantee Agreement; provided that Guarantor can declare and pay such dividend whether or not a Default or an Event of Default has occurred, but in no event shall the aggregate amount of cash permitted to be distributed in each calendar quarter by Guarantor to its shareholders in respect of their stock in Guarantor exceed the minimum amount necessary for Guarantor to continue to qualify as a REIT and avoid the payment of income and excise Taxes. For the avoidance of doubt, nothing in this Agreement or any of the other Repurchase Documents shall preclude Guarantor from declaring consent dividends in accordance with Section 565 of the Code.
Section 8.05    Financial Covenants. The Sellers shall not permit, as of the last day of any Test Period (a “Test Date”), the ratio of their aggregate EBITDA for the period of four (4) consecutive Test Periods ended on such Test Date to the aggregate Interest Expense for such four (4) consecutive Test Periods ended on such Test Date to be less than 1.50 to 1.00.
Section 8.06    Delivery of Income. Each Seller ~~shall, and pursuant to Irrevocable Redirection Notices~~ shall cause Interim Servicer ~~and all other applicable Persons to, deposit all Income in respect of the Purchased Assets (other than Income paid directly to Interim Servicer in accordance with Section 5.01) into either the General Repo Account or~~to transfer all Income into the Waterfall Account in accordance with ~~Sections 3.07, 4.01 and~~Section 5.01 hereof ~~within the time periods specified therein.~~ . Following the occurrence and during the continuance of an Event of Default, Buyer may deliver Irrevocable Redirection Notices to the Underlying Obligors. Each Seller and Interim Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each Principal Payment, each Seller shall provide or cause to be provided to Buyer and ~~Custodian~~Interim Servicer sufficient detail to enable Buyer and ~~Custodian~~Interim Servicer to identify the Purchased Asset to which such Principal Payment applies. If any Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, such Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and promptly deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by ~~a~~any Seller, Pledgor, Guarantor or any Affiliate ~~of a Seller or Guarantor~~thereof, such Seller shall ~~pay or deliver~~deposit such Income ~~to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt,~~ into the Waterfall Account in accordance with Section 5.01 and, until so ~~paid or delivered~~deposited, hold such Income in trust for Buyer, segregated from other funds of such Seller.
Section 8.07    Delivery of Financial Statements and Other Information. Each Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:
(a)    within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Guarantor, (i) the unaudited consolidated balance sheets of Guarantor and its Subsidiaries as at the end of each such period, (ii) the related unaudited consolidated statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;
(b)    within one-hundred and twenty (120) days after the end of each fiscal year of Guarantor, (i) the consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such fiscal year, (ii) the related consolidated statements of income, retained earnings and cash flows for such year, audited by a firm of accountants that is then approved by the Public Company Accounting Oversight Board, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor and its Subsidiaries as at the end of and for such fiscal year in accordance with GAAP, and (iv) a Compliance Certificate;
(c)    with respect to each Purchased Asset and related underlying Mortgaged Property serviced by any Seller or an Affiliate of any Seller: (i) within thirty (30) days after the end of each fiscal quarter of such Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by such Seller or Interim Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Package;
(d)    any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to such Seller or the

Purchased Assets, as soon as possible after the discovery thereof by such Seller, Guarantor or any Affiliate of such Seller or Guarantor; and
(e)    such other information regarding the financial condition, operations or business of such Seller, Guarantor or any Underlying Obligor as Buyer may reasonably request.
Section 8.08    Delivery of Notices. Each Seller shall promptly notify Buyer of the occurrence of any of the following of which such Seller has Knowledge, together with a certificate of a Responsible Officer of such Seller setting forth details of such occurrence and any action such Seller has taken or proposes to take with respect thereto:
(a)    a Representation Breach;
(b)    any of the following: (i) with respect to any Purchased Asset or related underlying Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, material violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern, any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow or if any Purchased Asset becomes a Defaulted Asset, and (ii) with respect to any Seller: violation of Requirements of Law, material decline in the value of a Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;
(c)    the existence of any Default, Event of Default or material default under or related to a Purchased Asset, any Purchased Asset Document, Indebtedness, Guarantee Obligation or Contractual Obligation of any Seller;
(d)    the resignation or termination of Interim Servicer under the Servicing Agreement;
(e)    the establishment of a rating by any Rating Agency applicable to any Seller, Guarantor or any Specified Affiliate and any downgrade in or withdrawal of such rating once established;
(f)    the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects any Seller, Guarantor or any Specified Affiliate, Purchased Asset, Pledged Collateral or underlying Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or any Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;
(g)    any change in ACRC Seller’s status as either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes; or
(h)    any change in Guarantor’s status as a REIT.
Section 8.09    Hedging. With respect to each Purchased Asset that is a Hedge Required Asset, the applicable Seller shall enter into one or more one-hundred percent (100%)

cash-collateralized Interest Rate Protection Agreement(s) at the direction of and in a form acceptable to Buyer with a Hedge Counterparty. Each Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement pursuant to Section 11.01, and shall assign or pledge to Buyer, which assignment or pledge shall be consented to in writing by each Hedge Counterparty, all of such Seller’s rights (but none of the obligations) in, to and under each Interest Rate Protection Agreement. Each Interest Rate Protection Agreement shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event such Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Interest Rate Protection Agreements with respect to the related Purchased Assets with a replacement Hedge Counterparty.
Section 8.10    Escrow Imbalance. Each Seller shall, no later than five (5) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, correct and eliminate the same by requesting the Underlying Obligor to correct and eliminate the same, including by depositing its own funds into such account.
Section 8.11    Pledge and Security Agreement. Each Seller shall not take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Each Seller shall not permit any additional Persons to acquire Equity Interests in such Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on or prior to the Closing Date, and such Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in such Seller other than to Buyer.
Section 8.12    Entity Classification.
(a)    ACRC Seller will be either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes.
(b)    Guarantor will continue to qualify as a REIT.
Section 8.13    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)    The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(b)    Sellers and Guarantor shall each (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)    The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption

Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause any Seller, Guarantor or any Affiliates of any Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)    Sellers shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of such Anti-Money Laundering Laws.
Section 8.14    Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available to any Sanctioned Target or any Person (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Sellers and Guarantor shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Sellers or Guarantor shall notify the Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 7.19 or this Section 8.14.
Section 8.15    Beneficial Ownership. To the extent that any Seller is a “legal entity customer” under the Beneficial Ownership Regulation, such Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.
ARTICLE 9

SINGLE-PURPOSE ENTITY
Section 9.01    Covenants Applicable to Seller. Each Seller shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that each Seller’s assets may be included in a consolidated financial statement of its Affiliate provided that (I) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on such Seller’s own separate balance sheet; (i) file its own tax returns separate from those of any other Person, except to the extent that each Seller is not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (l) to the fullest extent permitted by law, not adopt, file or effect a Division or engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (m) not commingle its funds or other assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (o) not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available pay the obligations of any other Person, (p) from and after the SPV Conversion Date for such Seller, abide by the Independent Manager Provisions; (q) except for capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of each applicable Seller, not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms no less favorable than those available to unaffiliated parties in an arm’s length transaction; (r) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (s) use separate stationary, invoices and checks bearing its own name; (t) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate; (u) not pledge its assets to secure the obligations of any other Person; and (v) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.
Section 9.02    Additional Covenants Applicable to Sellers. Each Seller (i) shall be a Delaware limited liability company, (ii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, with respect to itself, unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iii) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company. Each Seller shall have no direct parent other than Pledgor.
ARTICLE 10
EVENTS OF DEFAULT AND REMEDIES
Section 10.01    Events of Default. Each of the following events shall be an “Event of Default”:
(a)    either Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise (including, if applicable, any Future Funding Amounts related to a Future Funding Transaction), (ii) Price Differential within one (1) Business Day of when due, or (iii) any fee or other amount within two (2) Business Days of when due unless such Seller did not have knowledge of such required payment, in which case within two (2) Business Days after receipt of notice that such payment is due and owing, in each case under the Repurchase Documents;
(b)    either Seller fails to observe or perform in any material respect any other Repurchase Obligation of such Seller under the Repurchase Documents or the Purchased Asset Documents to which such Seller is a party (other than the reporting requirements set forth in Section 8.07(d)), and (except in the case of a failure to perform or observe the Repurchase Obligations of such Seller under Sections 8.03 and 18.06(a)) such failure continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by any Seller provided, however, that in the event such matters are not reasonably susceptible to cure in such period, so long as (i) such Seller is diligently attempting to cure the same and (ii) such matters could not be reasonably expected to materially adversely affect the value of any Purchased Asset or collectability of any amounts due with respect to any Purchased Asset, such period shall be extended by the time reasonably necessary to cure such matter, which shall not, in any event, exceed an additional thirty (30) days;
(c)    any Representation Breach exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by either Seller; provided that, the representations and warranties set forth in Section 7.09 and Schedule 1 shall be considered solely to the extent that, either Seller shall have made any such representation and warranty with Knowledge that it was incorrect or untrue;
(d)    either (i) the commencement of any enforcement action by an obligee against any Seller or Guarantor with respect to any Indebtedness, Guarantee Obligation or Contractual Obligation, provided that the aggregate amount of the Indebtedness, Guarantee Obligations and/or Contractual Obligations in respect of which such enforcement action is commenced (either individually or in the aggregate) is in excess of $500,000 with respect to such Seller, or $5,000,000 with respect to Guarantor, or (ii) if any Seller or Guarantor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 with respect to such Seller, or $15,000,000 with respect to Guarantor, and any such failure in not cured within applicable cure period, if any, provided for under the related agreement;

(e)    any Seller, Guarantor or any Specified Affiliate defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between a Seller, Guarantor or any Specified Affiliate and Buyer or any Affiliate of Buyer, including, without limitation, Guarantor’s obligations under the Guarantee Agreement;
(f)    an Insolvency Event occurs with respect to a Seller, Guarantor or any Specified Affiliate;
(g)    a Change of Control occurs with respect to a Seller, Guarantor or any Specified Affiliate other than Pledgor;
(h)    a final judgment or judgments for the payment of money in excess of $500,000 with respect to any Seller, or $5,000,000 with respect to Guarantor in the aggregate is entered against any Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within ten (10) Business Days from the date of entry thereof;
(i)    a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of either Seller, (ii) displace the management of either Seller or curtail its authority in the conduct of the business of either Seller, (iii) terminate the activities of either Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of either Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;
(j)    any Seller, Guarantor or any Specified Affiliate admits that it is not Solvent or is generally not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;
(k)    any material provision of the Repurchase Documents, any material right or remedy of Buyer or obligation, covenant, agreement or duty of either Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Sellers or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by either Seller or any other Person, in each case directly, indirectly, in whole or in part;
(l)    Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;
(m)    Guarantor, either Seller or any Specified Affiliate is required to register as an “investment company” (as defined in the Investment Company Act);

(n)    either Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent;
(o)    Interim Servicer, either Seller or any other Affiliate of a Seller fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within two (2) Business Days of when due;
(p)    Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;
(q)    any termination event or event of default (however defined) shall have occurred with respect to either Seller under any Interest Rate Protection Agreement or Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement;
(r)    any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed; or
(s)    Seller adopts, files, or effects a Division.
Section 10.02    Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to either Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:
(a)    All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.
(b)    All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.
(c)    Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Sellers or Interim Servicer. Sellers shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.
(d)    Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Sellers credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Current Mark-to-Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.
(e)    The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one (1) Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall give to Seller no less than ten (10) Business Days notice in advance of such a sale. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Sellers of the remedies exercised by Buyer promptly thereafter.
(f)    Sellers shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.04, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default, but specifically excluding any punitive damages.
(g)    Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel each Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if either Seller fails or refuses to perform its obligations as set forth herein or therein.
(h)    Each Seller hereby appoints Buyer as attorney-in-fact of such Seller, effective only during the continuance of an Event of Default, for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.
(i)    Subject to any notice and grace periods expressly set forth herein, Buyer may, without prior notice to either Seller, exercise any or all of its set-off rights including those set forth in Section 18.17. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j)    All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Each Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Each Seller hereby expressly waives any defenses such Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.
ARTICLE 11

SECURITY INTEREST
Section 11.01    Grant. Buyer and each Seller intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Sellers secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for each Seller’s performance of the Repurchase Obligations, each Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of each Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, (iii) all of the “Pledged Collateral”, as such term is defined in the Pledge and Security Agreement, (iv) the Waterfall Account, all amounts at any time on deposit therein and all Proceeds (as defined in the UCC) thereof and (v) each Mezzanine Loan assigned to Buyer pursuant to Section 3.01(j), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of each Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).
Section 11.02    Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and either Seller or between any Affiliated Hedge Counterparty and either Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and each Seller hereby represents and warrants to Buyer and all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of each Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to any Seller until the Repurchase Obligations (other than contingent indemnification obligations) are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to each Seller.
Section 11.03    Sellers to Remain Liable. Buyer and each Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of either Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Other than with respect to any Purchased Asset as to which Buyer has (i) actually assumed servicing, (ii) has terminated the related Seller’s rights as Interim Servicer and no replacement Interim Servicer has been appointed and commenced servicing pursuant to a Servicing Agreement, or (iii) otherwise taken and/or sold or liquidated in conjunction with the exercise of remedies pursuant to Section 10.02(d), each Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and Purchased Asset Documents to perform all of each of the Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.
Section 11.04    Waiver of Certain Laws. Each Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.
ARTICLE 12

BENCHMARK REPLACEMENT; CONFORMING CHANGES; INCREASED COSTS; CAPITAL ADEQUACY
Section 12.01    Benchmark Replacement; Market Disruption.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, with respect to any Transaction, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the applicable then-current Benchmark, then the Benchmark Replacement will replace such Benchmark with respect to each affected Transaction for all purposes hereunder or under any Repurchase Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.
(b)    Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(c)    Notices; Standards for Decisions and Determinations. Buyer will notify Seller of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.
(d)    Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event), adequate and reasonable means do not exist for ascertaining Term SOFR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period with respect to each Transaction based on Term SOFR, and for all subsequent Pricing Periods for Transactions based on Term SOFR until such notice has been withdrawn by Buyer, shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin.
(e)    In exercising its rights and remedies under this Section 12.01, Buyer shall treat Sellers in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 12.02    Initial Conforming Changes. In connection with the use or administration of any Benchmark, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document. Buyer will notify Seller of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
Section 12.03    Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Facility Termination Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.03, Buyer shall treat Sellers in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 12.04    Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date, (c) any failure by Sellers to sell Eligible Assets to Buyer after Sellers have notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then current Pricing Period, Sellers shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.04 shall be delivered to Sellers and shall be conclusive to the extent calculated in good faith and absent manifest error. Sellers shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 12.05    Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System of the United States, as amended and in effect from time to time)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer any other condition (other than Taxes); and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Sellers, Sellers shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided, however, that Buyer shall not treat Sellers differently than other similarly situated customers in requiring the payment of such amount or amounts.
Section 12.06    Capital Adequacy. If Buyer determines that any change in a Requirement of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in a Requirement of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy), then, in any such case, upon not less than thirty (30) days prior written notice to Sellers, Sellers will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered; provided, however, that Buyer shall not treat Sellers differently than other similarly situated customers in requiring the payment of such amount or amounts.
Section 12.07    Taxes.
(a)    Any and all payments by or on account of any obligation of Sellers under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Sellers shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Sellers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.07) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.
(b)    In addition, each Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Each Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.07) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority. A certificate as to the amount of such payment or liability delivered to Sellers by Buyer shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Taxes by Sellers to a Governmental Authority pursuant to this Section 12.07, Sellers shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.
(e)    (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Sellers, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Sellers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Sellers, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.07(e)(ii)(A), Section 12.07(e)(ii)(B) and Section 12.07(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.
(ii)    Without limiting the generality of the foregoing:
(A)    if Buyer is a U.S. Person, it shall deliver to Sellers on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Sellers), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;
(B)    if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Sellers (in such number of copies as shall be requested by Sellers) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Sellers), whichever of the following is applicable:
(I)    in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or
(IV)    to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Sellers (in such number of copies as shall be requested by Sellers) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Sellers), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Sellers to determine the withholding or deduction required to be made; and
(D)    if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Sellers at the time or times prescribed by law and at such time or times reasonably requested by Sellers such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Sellers as may be necessary for Sellers to comply with their obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Sellers in writing of its legal inability to do so.
(f)    If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.07 (including by the payment of additional amounts pursuant to this Section 12.07), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.07 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.07(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.07(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.07(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 12.07(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    For the avoidance of doubt, for purposes of this Section 12.07, the term “applicable law” includes FATCA.
Section 12.08    Payment and Survival of Obligations. Buyer may at any time send Sellers a notice showing the calculation of any amounts payable pursuant to this Article 12, and each Seller shall pay such amounts to Buyer within ten (10) Business Days after such Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.
Section 12.09    Early Repurchase Option. If any of the events described in Sections 12.05 or 12.06 result in Buyer’s request for additional amounts, then Sellers shall have the option to notify Buyer in writing at any time of their intent to terminate all of the Transactions and repurchase all of the Purchased Assets no later than ten (10) Business Days after such notice is given to Buyer, and such repurchase by Sellers shall be conducted pursuant to and in accordance with Section 3.04. The election by Sellers to terminate the Transactions in accordance with this Section 12.09 shall not relieve Sellers for liability with respect to any additional amounts actually incurred by Buyer prior to the actual repurchase of the Purchased Assets, except that, notwithstanding anything to the contrary contained herein or in any other Repurchase Document, there shall be no Exit Fee, prepayment fee, premium or other similar payment due in connection therewith.

ARTICLE 13

INDEMNITY AND EXPENSES
Section 13.01    Indemnity.
(a)    Each Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, reasonable costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document, or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to any Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, or (xiii) any Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. Notwithstanding the foregoing, Sellers shall have no liability to any Indemnified Person under clauses (v), (vi), (viii) or (xii) of this Section 13.01 for any claims arising as a result of activities or events which occur at any time more than six (6) months after Buyer (or one of its Affiliates) takes title to the related Mortgaged Property. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, each Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from any Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(b)    If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then the applicable Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and such Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)    An Indemnified Person may at any time send Sellers a notice showing the calculation of Indemnified Amounts, and Sellers shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Sellers receive such notice. The obligations of Sellers under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants and survive the termination of this Agreement.
Section 13.02    Expenses. Each Seller shall promptly on demand pay to or as directed by Buyer all reasonable third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by any Seller of any Repurchase Obligations, (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets, and (e) the internally allocated costs of Buyer of any Appraisal ordered in connection with an Asset proposed for purchase under Section 3.01 but subsequently rejected by Buyer for any reason.
ARTICLE 14
INTENT
Section 14.01    Safe Harbor Treatment. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement are deemed “margin payments” and “settlement payments” as defined in Section 101 of the Bankruptcy Code and constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 11 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code; (c) for each of the Guarantee Agreement and the Pledge and Security Agreement to constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge and Security Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code; and (d) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and

561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.
Section 14.02    Liquidation. The Parties intend that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any setoff and netting rights under Section 18.17 or any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.
Section 14.03    Qualified Financial Contract. The Parties intend that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
Section 14.04    Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
Section 14.05    Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge and Security Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.
ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The Parties acknowledge that they have been advised and understand that:
(a)    if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;
(b)    if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;
(c)    if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and
(d)    if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.
ARTICLE 16

NO RELIANCE
Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:
(a)    It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;
(b)    It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;
(c)    It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)    It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;
(e)    It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and
(f)    No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING
This Article 17 shall apply to all Purchased Assets.
Section 17.01    Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that ~~if any other Person other than Buyer is to act as Interim Servicer~~ at any time prior to a Default or Event of Default, Sellers may ~~select a successor servicer to~~ designate one or more Interim Servicers to be selected by Buyer, so long as such ~~successor servicer~~ Interim Servicer is reasonably acceptable to Buyer, and each such Person shall have only such servicing obligations with respect to such Purchased Assets as are ~~designated by~~approved by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Sellers as follows with respect to the servicing of the Purchased Assets:
(a)    Each Interim Servicer shall service the Purchased Assets on behalf of Buyer in accordance with Accepted Servicing Practices.  ~~So long as Interim Servicer is~~ Each Servicing Agreement (as modified by any applicable Servicer Notice) shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that (i) in all cases where an Affiliate of Sellers~~,~~ is the Interim Servicer ~~shall service using its customary servicing platform and procedures, subject to the terms of the~~, the related Servicing Agreement and ~~the related cash management agreement, each of which shall be mutually acceptable to Buyer, Sellers and~~ Servicer Notice shall be in the form approved by Buyer and (ii) in all cases where Wells Fargo Bank, National Association is the Interim Servicer, the related Servicing Agreement shall be in the form mutually agreed to by Sellers, Buyer and Wells Fargo Bank, National Association.
(b)    ~~Prior to or~~Unless they have previously done so, contemporaneously with the execution of the ~~Repurchase Agreement on the Closing~~December 2025 Amendment on the December 2025 Amendment Effective Date, Buyer will enter into, and cause each Interim Servicer to enter into, ~~the~~a Servicing Agreement ~~and Sellers will enter into, the~~. Each Servicing Agreement~~. The Servicing Agreement~~ (as modified by any applicable Servicer Notice) where the Interim Servicer is not Buyer or an Affiliate of Buyer, shall automatically terminate on the ~~last day of the first full calendar month following the Closing Date, unless terminated sooner pursuant to Section 17.04. To the extent Buyer desires to renew the appointment of Interim Servicer, in connection with its delivery of a statement of Price Differential due on the following Remittance Date, Buyer shall deliver notice to Sellers and Interim Servicer of its intent to renew the appointment of~~ thirtieth (30th) day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by delivery of a Servicing Agreement Extension Notice to the related Interim Servicer on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date for an additional thirty (30) days; provided, however, that if Buyer fails to deliver any such notice of extension, then upon notice from Sellers of such failure, Buyer shall provide notice to Sellers and Interim Servicer of Buyer’s election to extend such thirty (30) day period or not extend such thirty (30) day period and, if such notice of election to extend is provided by Buyer after the expiration of the immediately preceding thirty (30) day period, such extension shall apply retroactively for the period beginning on the last day of such preceding thirty (30) day period through and including the date such notice of election to extend is provided by Buyer. The Servicing Agreement Extension Notice shall be provided electronically by Buyer to Interim Servicer ~~for an additional thirty-day period,~~at the address provided~~, if~~ to Buyer ~~fails to deliver such notice, Sellers shall have the right to request that Buyer deliver such notice on or before the Remittance Date. In the event Buyer fails to renew Interim Servicer’s appointment as~~by Interim Servicer~~, Buyer shall appoint a successor servicer (which successor servicer shall be Wells Fargo Bank, N.A. or such other successor to whom, so long as no default or Event of Default has occurred and is continuing, Sellers have provided their consent, such consent not to be unreasonably withheld, conditioned or delayed). Any such successor servicer shall be entitled to fees and other servicing compensation as agreed by such successor servicer, Buyer and, so long as no default or Event of Default has occurred and is continuing, Sellers. During such time as the appointment of Interim Servicer has expired and prior to the appointment of any successor servicer, Interim Servicer shall continue to service the Purchased Assets in accordance with the terms of the Servicing Agreement and shall cooperate with the transition of servicing to the successor servicer.~~ in writing.
(c)    Each Seller shall provide all information regarding Interim Servicer requested by Buyer and otherwise cooperate in connection with Buyer’s due diligence regarding Interim Servicer, which due diligence with respect to information provided prior to the ~~Closing~~December 2025 Amendment Effective Date shall be completed by Buyer on or before the ~~Closing~~December 2025 Amendment Effective Date. Seller shall cause Interim Servicer to comply with all of Interim Servicer’s obligations under the Servicing Agreement (as modified by any applicable Servicer Notice). Neither Seller nor the related Interim Servicer may assign its rights or obligations under the related Servicing Agreement or Servicer Notice without the prior written consent of Buyer.
(d)    ~~The Servicing Agreement shall grant Sellers the right, so long as no Default or Event of Default has occurred and is continuing, to direct Interim Servicer with respect to modifications, waivers, consents and other actions related to the Purchased Assets; provided, however, that~~ Sellers shall not and shall not direct or otherwise permit any Interim Servicer to (i) make any Material Modification without the prior written consent of Buyer (such consent to be given or withheld in Buyer’s commercially reasonable discretion)~~,~~  or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement~~, the Repurchase~~ or Servicer Notice, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as ~~Interim Servicer~~servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Sellers, which is hereby granted, to direct each related Interim Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Sellers cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer~~, such consent to be given or withheld by Buyers~~. Such revocable option is not evidence of any ownership or other interest or right of any Seller in any Purchased Asset.

(e)    The servicing fee payable to each Interim Servicer shall be payable as a servicing fee in accordance with ~~the Repurchase~~this Agreement and ~~the~~each Servicing Agreement, including without limitation pursuant to priority first of Section 5.02 of ~~the Repurchase~~this Agreement ~~or priority first of Section 5.03 of the Repurchase Agreement, as applicable. Each~~. Seller shall be solely responsible for the payment, from such Seller’s own funds, of all fees and expenses of the Interim Servicer, which shall not be payable as a servicing fee by Interim Servicer or otherwise under ~~the Repurchase~~this Agreement or the Servicing Agreement.
(f)    Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and each related Interim Servicer under each Servicing Agreement, Servicer Notice, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement and/or Servicer Notice providing for termination of each such agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of each Interim Servicer to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Interim Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Interim Servicer to each Seller. Each Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Interim Servicer and/or a replacement Interim Servicer.
Section 17.02    Accounts Related to Purchased Assets. All accounts directly related to the Purchased Assets shall be maintained at ~~Wells Fargo Bank, N.A. acceptable to Buyer~~a depository bank approved by Buyer in its sole discretion, and each Seller shall cause ~~the~~each Underlying Obligor to enter into the contractual arrangements with Buyer and such Seller that are necessary in order to create a perfected security interest in favor of Buyer in all such accounts, including, without limitation, an Account Control Agreement in form and substance reasonably acceptable to Buyer.
Section 17.03    Servicing Reports. Each Seller shall deliver to deliver to Buyer and Custodian a monthly remittance report on or before the third Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.
Section 17.04    Event of Default. If an Event of Default or an Interim Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement (or, in the case of an Event of Default, all of the Servicing Agreements) and transfer ~~the~~ servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that each Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee ~~in such event~~.

ARTICLE 18

MISCELLANEOUS
Section 18.01    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.
Section 18.02    Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, or in any court with jurisdiction that is located in Delaware, California or the state where the related underlying Mortgaged Property is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against any Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 18.03    IMPORTANT WAIVERS.
(a)    EACH SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.
(b)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY

WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
(c)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION AND BOTH SELLERS AND BUYER WAIVE ANY RIGHTS THEY MAY HAVE TO RECOVER PUNITIVE DAMAGES AGAINST THE OTHER IN ANY SUCH PROCEEDING. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.
(d)    EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.
(e)    EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL

COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(f)    THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(g)    THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.
Section 18.04    Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.
Section 18.05    Single Agreement. Each Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of any Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of such Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.
Section 18.06    Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by any Party in a Transaction.
Section 18.07    Survival and Benefit of Sellers’ Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of each Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.
Section 18.08    Assignments and Participations.
(a)    Each Seller shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase

Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void. Buyer may at any time, without the consent of or notice to any Seller, sell participations to any Person (other than a natural person or Seller or Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations and each Seller’s rights and obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Sellers for the performance of such obligations, and (iii) Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(b); so long as such Participant agrees to be subject to Section 12.07 as if it were an Eligible Assignee. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(b).
(b)    Buyer may at any time, without consent of any Seller or Guarantor but upon notice to Sellers, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents and, so long as no Default or Event of Default has occurred and is continuing, Buyer shall act as agent for the Eligible Assignee. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, if such Assignment and Acceptance is executed after an Event of Default, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s obligations under this Agreement, Buyer shall cease to be a Party hereto), provided that (A) at all times prior to an Event of Default, Buyer shall remain solely responsible to Sellers for the performance of such obligations and (B) Buyer shall remain solely responsible for all claims which are based on events which occurred prior to the date of such Assignment and Acceptance, (iii) at all times prior to an Event of Default, Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, (iv) the obligations of Buyer shall be deemed to be so reduced, and (v) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(b) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(a). Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, Buyer shall not assign, syndicate and/or participate any of its rights to any competitor of a Seller described on the attached Exhibit I hereto.
(c)    Each Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to a Seller without the consent of such Seller.
(d)    Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.
(e)    Each Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Eligible Assignees that become Parties hereto and, with respect to each such Eligible Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.
(f)    If Buyer sells a participation of its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of the applicable Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Section 18.09    Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of Sellers, Pledgor or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine, so long as Buyer provides the applicable Seller with advance notice of them; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to such Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.
Section 18.10    Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law or necessary or advisable in connection with any public company filing requirements under federal securities laws, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any Party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (g) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty that agrees to comply with this Section 18.10, and (h) in connection with a public market transaction of Guarantor, but only to the extent such disclosure is legally required pursuant to an applicable Requirement of Law; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.
Section 18.11    No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of the applicable Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12    Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if delivered prior to 4:00 PM recipient local time on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.
Section 18.13    Counterparts; Electronic Transmission. Any Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.
Section 18.14    No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, any Seller, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, any Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, any Seller, Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.
Section 18.15    Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.
(a)    Each Seller shall take such actions as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Each Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Each Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)    Each Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Sellers and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks.
(c)    If either Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Sellers. Without limiting the generality of the foregoing, each Seller authorizes Buyer, at the option of Buyer and the expense of such Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of a Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by a Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP. Buyer shall endeavor to give Sellers notice prior to commencing any action under this Section 18.15(c), but the failure to do so shall have no adverse effect of any kind on Buyer.
(d)    Without limiting the generality of the foregoing, each Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as expressly permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
(e)    Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to any Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of any Seller in any Purchased Asset against prior parties, and each Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, each Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.
(f)    At any time during the existence of an Event of Default, Buyer may complete and deliver fully-executed copies of each blank Irrevocable Redirection Notice to each related Underlying Obligor. At Buyer’s election (at Buyer’s sole cost and expense) and at any time during the term of this Agreement, Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets.
Section 18.16    Default Rate. To the extent permitted by Requirements of Law, each Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations (other than payments of Price Differential calculated at the Default Rate) not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.
Section 18.17    Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, each Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of each Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of any Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of a Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to a Seller and to set–off against any Repurchase Obligations or Indebtedness owed by any Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of a Seller, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by a Seller to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to any Seller, any such notice being expressly waived by each Seller to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by a Seller under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Each Seller shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Persons by any Seller under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS, THE PLEDGED COLLATERAL OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY EACH SELLER.
Buyer or any Indemnified Person shall promptly notify the applicable Seller after any such set-off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and setoff in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.
Section 18.18    Sellers’ Waiver of Setoff. Each Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.
Section 18.19    Power of Attorney. Each Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets without such Seller’s signature thereon as Buyer, at its option, may deem appropriate. Each Seller hereby appoints Buyer as such Seller’s agent and attorney in fact to file any such financing statement or statements in such Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and at all times after the occurrence of a Default or an Event of Default to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Each Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19.
Section 18.20    Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets, each Seller, Guarantor, Interim Servicer and Manager, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to the applicable Seller, unless a Default or Event of

Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of such Seller, Guarantor, Interim Servicer and Manager, the Purchased Asset Documents and the Servicing Files, except that such rights shall not apply with respect to assets other than the Purchased Assets. Each Seller shall make available to Buyer one or more knowledgeable financial or accounting officers. Each Seller shall cause Interim Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from a Seller based solely on the information provided by such Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the underlying Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so. Each Seller shall reimburse Buyer for all actual, out-of-pocket, third-party costs and expenses incurred in connection with the activities described in this Section 18.20, subject to an annual, calendar year dollar cap of $30,000.
Section 18.21    Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.
Section 18.22    Joint and Several Repurchase Obligations.
(a)    Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, has expired without any claims having been made, the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (and, if suspended or terminated, shall be reinstated) and, for the avoidance of doubt, such liability shall be absolute and unconditional and shall remain in full force and effect even if Buyer shall not make a claim before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including, but not limited to, any of the following events, whether or not with notice to, or the consent of, each or any Seller: (1) the waiver, forbearance, compromise, settlement, release, termination, modification or amendment (including, but not limited to, any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations or Repurchase Documents, (2) the failure to give notice to each or any Seller of the occurrence of a Default or an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection, subordination of priority (whether at law or equity) or any other impairment of any collateral, (4) the full or partial release of, or waiver or forbearance from enforcing any rights against, any Person primarily or secondarily liable for payment or performance of all or any part of the Repurchase Obligations, whether or not by Buyer, and whether or not in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, (5) the sale, exchange, waiver, surrender or release of any Purchased Asset, guarantee or other collateral by Buyer, (6) the failure of Buyer to protect, secure, perfect or insure any Lien at any time held by Buyer as security for amounts owed by Sellers, or (7) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.22, result in the release or discharge, in whole or in part, of any or all of Sellers from the payment, performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to attempt to enforce or exhaust its remedies against any Seller or any other Person in order to enforce the Repurchase Documents or seek payment and/or performance of any or all of the Repurchase Obligations against any Seller and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller is and shall remain directly and primarily liable for all sums due under any of the Repurchase Documents, including, but not limited to, all of the Repurchase Obligations, (iv) when making any demand hereunder against any Seller or any of the Purchased Assets, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, or otherwise pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any other Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers (as used herein, the term “demand” shall include the commencement and continuation of legal proceedings), (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) each Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Repurchase Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Section 18.22, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Agreement, and all dealings between Sellers, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Agreement, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, and (vii) each Seller shall continue to be liable under this Section 18.22 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement or any other Repurchase Document, any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (C) any other circumstance whatsoever (with or without notice to or knowledge of any Seller) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for any amounts owing to Buyer by any Seller under the Repurchase Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.
(b)    Each Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other Seller under the Repurchase Documents may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Repurchase Obligation), and this Agreement and the other Repurchase Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Sellers under the Repurchase Documents may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Sellers under the Repurchase Documents, or any property subject thereto.
(c)    To the extent that any Seller (the “Paying Seller”) pays more than its proportionate share of any payment made hereunder, the Paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.22 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the Paying Seller hereunder or any setoff or application of funds of the Paying Seller by Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the Paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(d)    The Repurchase Obligations are full recourse obligations to each Seller, and each Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.
Section 18.23    PATRIOT Act Notice. Buyer hereby notifies each Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies such Seller.
Section 18.24    Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.
Section 18.25    Acknowledgement of Anti-Predatory Lending Policies. Each Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.
Section 18.26    Effect of Amendment and Restatement. From and after the date hereof, the Existing Repurchase Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that the liens and security interests granted under the Existing Repurchase Agreement are, in each case, continuing in full force and effect and, upon the amendment and restatement of the Existing Repurchase Agreement pursuant to this Agreement, such liens and security interests secure and continue to secure the payment of the Repurchase Obligations.
Section 18.27    No Novation, Effect of Agreement. Sellers and Buyer have entered into this Agreement solely to amend and restate in their entirety the terms of the Existing Repurchase Agreement and do not intend this Agreement or the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Sellers, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Existing Repurchase Agreement, the Pledge and Security Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Existing Repurchase Agreement and the Pledge and Security Agreement are preserved, (ii) the liens and security interests granted under the Existing Repurchase Agreement and the Pledge and Security Agreement continue in full force and effect, and (iii) any reference to the Existing Repurchase Agreement in any such Repurchase Document shall be deemed to reference this Agreement.
Section 18.28    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.
[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
SELLERS:
ACRC LENDER W LLC, a Delaware limited liability company
By:    ______________________________________
Name:
Title:
ACRC LENDER W TRS LLC, a Delaware limited liability company
By:    ______________________________________
Name:
Title:

Third Amended and Restated Master Repurchase and Securities Contract

BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By:    ______________________________________
Name:
Title:

Third Amended and Restated Master Repurchase and Securities Contract

Schedule 1(a)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF WHOLE LOANS
Each Seller represents and warrants to Buyer, with respect to each Purchased Asset that is a Whole Loan that, except as specifically disclosed in the Confirmation for such Purchased Asset, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect, the representations set forth on this Schedule 1(a) are true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset that is a Whole Loan if and when such Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.
1.    The Whole Loan is a performing mortgage loan secured by a perfected, first priority security interest in a commercial, office, retail, self-storage, student housing, industrial, hotel or multifamily property.
2.    As of the Purchase Date, such Whole Loan complied in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Whole Loan.
3.    Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan. Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest. There are no participation agreements affecting such Whole Loan.
4.    To Seller’s Knowledge, no fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Whole Loan.
5.    All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Whole Loan is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Whole Loan, true, correct and complete Purchased Asset Documents.
6.    Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement, that by
Sch. 1(a)-1

its terms modifies or affects the rights and obligations of any holder of such Whole Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
7.    Such Whole Loan is presently outstanding, the proceeds thereof have been fully disbursed pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow, reserve or similar accounts by Seller or Interim Servicer or as expressly agreed by Buyer in the related Confirmation, there is no requirement for any future advances thereunder.
8.    Seller has full right, power and authority to sell and assign such Whole Loan, and such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
9.    Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Whole Loan, for Buyer’s exercise of any rights or remedies in respect of such Whole Loan or for Buyer’s sale, pledge or other disposition of such Whole Loan. To Seller’s Knowledge, no third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
10.    No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan, other than recordation of assignments of each Mortgage and Assignment of Leases securing the related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.
11.    Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Whole Loan is or may become obligated.
12.    Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor or any other recourse party relating to such Whole Loan or the related Mortgage Note, directly or indirectly, for the payment of any amount required by such Whole Loan or the related Mortgage Note.
13.    Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole
Sch. 1(a)-2

or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Whole Loan to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.
14.    To Seller’s Knowledge, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
15.    Seller has delivered to Buyer or its designee the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement thereof executed by Seller in blank, it being understood that in the case of a wet funding, Seller shall deliver such documents when contemplated by and in accordance with the applicable procedures set forth in the Agreement.
16.    Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes (or, in the case of a wet funding, will constitute upon delivery in accordance with the terms of the Agreement) the legal, valid and binding perfected, first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.
17.    The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with
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the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Whole Loan.
18.    UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all UCC filing offices necessary to perfect a valid security interest in all items of personal property located on the Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of the Underlying Mortgaged Property to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC Financing Statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.
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19.    All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established, or, if permitted by the applicable Purchased Asset Documents, such payment is being contested in good faith pursuant to procedures set forth in the applicable Purchased Asset Documents. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
20.    Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, as of the Purchase Date, the related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are currently being maintained) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.
21.    The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, subject only to the Title Exceptions; the holder of the Mortgage (the “Mortgagee”) or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Buyer as the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.
22.    As of the origination date of each Whole Loan, and to Seller’s Knowledge, as of the Purchase Date of each Whole Loan, all insurance coverage was maintained with respect to the Underlying Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser
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of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to the related Underlying Mortgaged Property; and insurance covering such other risks and in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake; provided, that for purposes of compliance with the foregoing requirement, the PML shall be deemed to be the Scenario Expected Loss (“SEL”) reflected in the seismic report of the Underlying Mortgaged Property. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, such Underlying Mortgaged Property is required to be insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.
23.    The insurance policies contain a standard Mortgagee clause naming the Mortgagee and its successors and assigns as loss payee, in the case of a property insurance policy, or additional insured in the case of a liability insurance policy, and provide that they are not terminable without thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as
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prescribed by applicable law. Each Mortgage (a) requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.
24.    As of the Purchase Date, (a) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Purchased Asset Documents, no Person or party other than the holder of such Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.
25.    As of the Purchase Date, such Whole Loan is not, and since its origination, has not been 30 days or more past due in respect of any scheduled payment.
26.    Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Underlying Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).
27.    To Seller’s Actual Knowledge, there is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; to Seller’s Actual Knowledge, there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; to Seller’s Actual Knowledge, neither Seller nor the Underlying Obligor has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
28.    Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties
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similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
29.    As of the Purchase Date, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.
30.    Each Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest.
31.    Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Purchased Asset Documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Whole Loans or transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.
32.    Except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has
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occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Buyer or its designee.
33.    Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
34.    Since origination, no material portion of the related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of a Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) U.S. “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and other requirements, including the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property acceptable to Mortgagee pursuant to its underwriting standards in compliance with certain underwriting and legal requirements, (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated to any value in the underwriting during the origination of the Whole Loan, or (f) upon the payment in full of such Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.
35.    There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Purchased Asset Documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.
36.    None of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of the Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties
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encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
37.    With respect to each Whole Loan with an unpaid balance in excess of $5,000,000, the related Mortgagor has covenanted in its organizational documents and/or the Purchased Asset Documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.
38.    After origination, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor, other than pursuant to the related Mortgage Loan Documents and, to Seller’s Knowledge, no funds have been received from any Person other than the Mortgagor or a recourse party, for or on account of payments due on the Mortgage Note or the Mortgage.
39.    As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan or the security intended to be provided by the Purchased Asset Documents or the current use of the Underlying Mortgaged Property.
40.    As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.
41.    The Whole Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
42.    Each Whole Loan that is cross-collateralized or cross-defaulted is cross-collateralized or cross-defaulted, as applicable, only with other Whole Loans sold pursuant to this Agreement.
43.    The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.
44.    To Seller’s Knowledge, all escrow deposits and payments required pursuant to the Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no material deficiencies in connection therewith.
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45.    As of the Purchase Date, the related Mortgagor and, to Seller’s Actual Knowledge, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for the use of the related Underlying Mortgaged Property by the related Mortgagor. The Purchased Asset Documents require the borrower to maintain all licenses, permits and authorizations required for the current use of the related Underlying Mortgaged Property by the related Mortgagor.
46.    The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.
47.    Except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.
48.    The Purchased Asset Documents for such Whole Loan provide that such Whole Loan is either (a) recourse or (b) non-recourse to the related Mortgagor except that, with respect to Whole Loans that are non-recourse, the related Mortgagor and a natural person (or an entity with assets other than an interest in the related Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the related Mortgagor of insurance proceeds or condemnation awards, (iv) breach of the environmental covenants in the related Purchased Asset Documents, and (v) other carveouts reasonably imposed by Seller.
49.    Subject to the exceptions set forth in paragraph (13) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.
50.    To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Whole Loan, the originator of such Whole Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Whole Loan.
51.    Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan.
52.    Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a
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Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
53.    An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Whole Loan; and, to Seller’s Actual Knowledge, such appraisal satisfied in all material respects either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.
54.    The related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Purchased Asset Documents.
55.    The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.
56.    With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:
(i)    Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.
(ii)    Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).
(iii)    Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.
(iv)    Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and to Seller’s Knowledge, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
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(v)    The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice of termination given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.
(vi)    The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.
(vii)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
(viii)    Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the Whole Loan.
(ix)    Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Whole Loan).
(x)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
(xi)    The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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Schedule 1(b)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF
SENIOR INTERESTS
Seller represents and warrants to Buyer, with respect to each Purchased Asset that is a Senior Interest that, except as specifically disclosed in the Confirmation for such Purchased Asset, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect, the representations set forth on this Schedule 1(b) are true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset that is a Senior Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.
1.    The Senior Interest is either (a) a controlling senior or controlling or non-controlling pari-passu participation interest in a Whole Loan or (b) a controlling senior or controlling or non-controlling pari-passu “A-Note” in an “A/B structure” of a Whole Loan.
2.    As of the Purchase Date, such Senior Interest complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Senior Interest.
3.    Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Senior Interest, and Seller is transferring such Senior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Senior Interest. Upon consummation of the purchase contemplated to occur in respect of such Senior Interest on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Senior Interest free and clear of any pledge, lien, encumbrance or security interest.
4.    To Seller’s Knowledge, no fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Interest, nor were any fraudulent acts committed by any Person in connection with the origination of such Senior Interest.
5.    All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Senior Interest is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Senior Interest, true, correct and complete Senior Interest Documents.
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6.    Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Senior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
7.    Seller has full right, power and authority to sell and assign such Senior Interest and such Senior Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
8.    Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, and assuming that Buyer and any other transferees comply with customary intercreditor restrictions in the Senior Interest Documents limiting assignees to “Qualified Transferees”, “Institutional Lender/ Owners” or “Qualified Institutional Lenders”, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Senior Interest, for Buyer’s exercise of any rights or remedies in respect of such Senior Interest or for Buyer’s sale, pledge or other disposition of such Senior Interest. To Seller’s Knowledge, no third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
9.    No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Senior Interest, other than recordation of assignments of each Mortgage and Assignment of Leases securing the related Whole Loan in the applicable real estate records where the Underlying Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.
10.    Seller has delivered to Buyer or its designee the original promissory note, certificate or other similar indicia of ownership of such Senior Interest, however denominated, together with an original assignment thereof, executed by Seller in blank.
11.    To Seller’s Knowledge, no default or event of default has occurred under any agreement pertaining to any lien relating to the Underlying Mortgaged Property ranking junior to, pari passu or senior to the Mortgage securing the underlying Whole Loan relating to such Senior Interest, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien.
12.    As of the Purchase Date, (a) there is no material default, breach, violation or event of acceleration existing under the Senior Interest, the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach,
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violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(b) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Senior Interest, Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Senior Interest Documents.
13.    Each Senior Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.
14.    As of the Purchase Date, each related underlying Whole Loan complied in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the origination of such underlying Whole Loan.
15.    Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Senior Interest is or may become obligated under the Senior Interest Documents.
16.    Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Senior Interest, directly or indirectly, for the payment of any amount required by such Senior Interest.
17.    With respect to each related underlying Whole Loan, each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such underlying Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related underlying Whole Loan or the related Senior Interest to any other Person, except, however, for customary intercreditor restrictions in the Senior Interest Documents, limiting assignees to “Qualified Transferees” “Institutional Lender/Owners” or “Qualified Institutional Lenders”. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.
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18.    With respect to the Senior Interest and each related underlying Whole Loan, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date for the related Purchased Asset, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
19.    With respect to the underlying Whole Loan, each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.
20.    The underlying Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (17) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (24) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such underlying Whole Loan is cross-collateralized with any other underlying Whole Loan, the lien of the Mortgage for such other underlying Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the use of the Underlying Mortgaged Property or the security intended
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to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted underlying Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such underlying Whole Loan.
21.    UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all UCC filing offices necessary to perfect a valid security interest in all items of personal property located on each related Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related underlying Whole Loan) material to the value of such Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such underlying Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC Financing Statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related underlying Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.
22.    All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established, or, if permitted by the applicable Senior Interest Documents, such payment is being contested in good faith pursuant to procedures set forth in the applicable Senior Interest Documents. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
23.    Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, as of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are currently being maintained) that would affect materially and adversely the value of such
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Underlying Mortgaged Property as security for the related underlying Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.
24.    With respect to each related underlying Whole Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such underlying Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the Buyer as the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.
25.    With respect to each related underlying Whole Loan, as of the origination date of each underlying Whole Loan, and to Seller’s Knowledge, as of the Purchase Date of each underlying Whole Loan, all insurance coverage was being maintained with respect to the Underlying Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which is in full force and effect with respect to each related Underlying Mortgaged Property; and insurance covering such other risks and in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be
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considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the PML for the Underlying Mortgaged Property in the event of an earthquake; provided, that for purposes of compliance with the foregoing requirement, the PML shall be deemed to be the SEL reflected in the seismic report of the Underlying Mortgaged Property. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, such Underlying Mortgaged Property is required to be insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such underlying Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.
The insurance policies contain a standard Mortgagee clause naming the Mortgagee and its successors and assigns as loss payee, in the case of a property insurance policy, or additional insured in the case of a liability insurance policy, and provide that they are not terminable without thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage (a) requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.
26.    As of the Purchase Date, the underlying Whole Loan is not, and since its origination, has not been 30 days or more past due in respect of any scheduled payment.
27.    Each Mortgage related to the underlying Whole Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Underlying Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related Underlying
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Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).
28.    To Seller’s Actual Knowledge, there is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; to Seller’s Actual Knowledge, there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; to Seller’s Actual Knowledge, neither Seller nor the Underlying Obligor has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the related Senior Interest Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
29.    As of the Purchase Date, no issuer of the Purchased Asset, no co-participant and no Mortgagor related to any underlying Whole Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.
30.    Except for the related Purchased Asset, each related underlying Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization.
31.    With respect to each related underlying Whole Loan, subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such underlying Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related underlying Senior Interest Documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to underlying Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the underlying Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (35) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related
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Underlying Mortgaged Property, other than any existing permitted additional debt. The underlying Senior Interest Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.
32.    With respect to each Purchased Asset and the related underlying Whole Loan, except as set forth in the related Purchased Asset documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Purchased Asset was delivered to Buyer or its designee.
33.    Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
34.    Since origination, no material portion of any related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the underlying Whole Loan or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to underlying Whole Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of an underlying Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) U.S. “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended, sufficient to pay the underlying Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the underlying Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and other requirements including the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property acceptable to Mortgagee pursuant to its underwriting standards in compliance with certain underwriting and legal requirements, (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the underlying Whole Loan or that were not allocated to any value in the underwriting during the origination of the underlying Whole Loan, or (f) upon the payment in full of such underlying Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.
35.    With respect to each related underlying Whole Loan, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an
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ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The underlying Senior Interest Documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.
36.    None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the respective underlying Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
37.    The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Senior Interest Documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.
38.    With respect to each related underlying Whole Loan, after origination, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor, other than pursuant to the related underlying Senior Interest Documents and, to Seller’s Knowledge, no funds have been received from any Person other than the Mortgagor or a recourse party, for or on account of payments due on the Mortgage Note or the Mortgage related thereto.
39.    With respect to each related underlying Whole Loan, as of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice or has Knowledge, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such underlying Whole Loan or the security intended to be provided by the Purchased Asset Documents or the current use of the Underlying Mortgaged Property.
40.    As of the Purchase Date, with respect to each related underlying Whole Loan, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.
41.    With respect to the Purchased Asset and each related underlying Whole Loan, such underlying Whole Loan and the Purchased Asset and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of
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origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
42.    Each underlying Whole Loan that is cross-collateralized is cross-collateralized only with other underlying Whole Loans sold pursuant to this Agreement.
43.    The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the underlying Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.
44.    To Seller’s Knowledge, all escrow deposits and payments required pursuant to the underlying Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the underlying Senior Interest Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.
45.    With respect to each related underlying Whole Loan, as of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for the use of the related Underlying Mortgaged Property by the related Mortgagor. The underlying Senior Interest Documents require the borrower to maintain all licenses, permits and authorizations required for the current use of the related Underlying Mortgaged Property by the related Mortgagor.
46.    With respect to the Senior Interest and each related underlying Whole Loan, the origination (or acquisition, as the case may be), and, if Seller is the party responsible for servicing and administration of the related underlying Whole Loan under the applicable Senior Interest Documents, the servicing and collection practices used by Seller with respect to such underlying Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.
47.    With respect to each related underlying Whole Loan, except for Mortgagors under underlying Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.
48.    The documents for each related underlying Whole Loan provide that each such underlying Whole Loan is either (a) recourse or (b) non-recourse to the related Mortgagor except that, with respect to underlying Whole Loans that are non-recourse, the related Mortgagor and a natural person (or an entity with assets other than an interest in the related Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business,
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(iii) misapplication or conversion by the related Mortgagor of insurance proceeds or condemnation awards, (iv) breach of the environmental covenants in the related Purchased Asset Documents, and (v) other carveouts reasonably imposed by Seller.
49.    Subject to the exceptions set forth in paragraph (17) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each underlying Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.
50.    With respect to each related underlying Whole Loan, to the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of such underlying Whole Loan, the originator of such underlying Whole Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the underlying Whole Loan.
51.    Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under any related underlying Whole Loan.
52.    With respect to each related underlying Whole Loan, each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
53.    With respect to each related underlying Whole Loan, an appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such underlying Whole Loan; and, to Seller’s Actual Knowledge, such appraisal satisfied, in all material respects, either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such underlying Whole Loan was originated.
54.    With respect to each related underlying Whole Loan, the related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Purchased Asset Documents.
55.    With respect to each related underlying Whole Loan, the related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.
Sch. 1(b)-12

56.    With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:
(i)    Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.
(ii)    Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).
(iii)    Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.
(iv)    Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and, to Seller’s Knowledge, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
(v)    The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice of termination given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.
(vi)    The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.
(vii)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
Sch. 1(b)-13

(viii)    Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the underlying Whole Loan.
(ix)    Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).
(x)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
(xi)    The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(b)-14

Schedule 1(c)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF MEZZANINE LOANS
Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Mezzanine Loan, that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(c) shall be true and correct in all material respects. For purposes of this Schedule 1(c) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Mezzanine Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset.
1.    The Mezzanine Loan is a performing senior or junior mezzanine loan secured by a pledge of one hundred percent (100%) of the direct or indirect Equity Interests in a Person that owns commercial real estate (a “Property Owner”).
2.    As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.
3.    Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.
4.    No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.
5.    All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects. Seller has made available to Buyer for inspection with respect to such Mezzanine Loan, true, correct and complete Mezzanine Loan Documents.
6.    Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not
Sch. 1(c)-1

consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
7.    Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully disbursed pursuant to the terms of the related Mezzanine Loan Documents and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.
8.    Seller has full right, power and authority to sell and assign such Mezzanine Loan, and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
9.    Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documentation governing such Mezzanine Loan (the “Mezzanine Loan Documents”), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
10.    The Mezzanine Loan is secured by a pledge of one hundred percent (100%) of the direct or indirect Equity Interests in a Property Owner and the security interest created thereby has been fully perfected in favor of Seller as Mezzanine Lender.
11.    The Underlying Obligor (hereinafter defined) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Obligor under its organizational documents is to own, finance, sell or otherwise manage the Underlying Mortgaged Property (or the Capital Stock of the Property Owner) and to engage in any and all activities related or incidental thereto, and the Underlying Mortgaged Property (or the Capital Stock of the Property Owner) constitute the sole assets of the Underlying Obligor.
12.    The Underlying Obligor has good and marketable title to the Underlying Mortgaged Property, subject to any Title Exceptions, and, no claims have been made and are pending under the title policies insuring the Underlying Obligor’s title to the Underlying Mortgaged Property.
13.    Intentionally Omitted.
14.    The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the Mezzanine Borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or
Sch. 1(c)-2

indirect interest in the related Mezzanine Borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related Mezzanine Loan Documents.
15.    Pursuant to the terms of the Mezzanine Loan Documents: (a) no material terms of any related underlying Mortgage may be waived, canceled, subordinated or modified in any material respect; (b) no action which could have a materially adverse impact on the market value of the Underlying Mortgaged Property may be taken by the Underlying Obligor with respect to the Underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Obligor as it relates to the Underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Obligor incurring any additional indebtedness, other than indebtedness relating to trade payables and other liabilities incurred in the ordinary course of business.
16.    (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related underlying Mortgage or the related Whole Loan, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(c) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mezzanine Loan and pursuant to the terms of the Mezzanine Loan Documents, no Person or party other than the holder of such Mezzanine Loan (or its servicer) may declare any event of default or accelerate the related indebtedness under such Mezzanine Loan.
17.    No event of default has occurred under any other agreement pertaining to any lien relating to the Mezzanine Loan ranking junior to, pari passu with or senior to the interests of the holder of such Mezzanine Loan.
18.    Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of (but upon notice to) the insurer.
Sch. 1(c)-3

19.    Intentionally Omitted.
20.    Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.
21.    Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.
22.    Seller has no obligation to make additional loans to, make guarantees on behalf of, or otherwise extend additional credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.
23.    The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Mezzanine Loan have been in all respects legal and have met customary industry standards used by prudent institutional commercial mezzanine lenders and mezzanine loan servicers for the origination (or acquisition, as the case may be), and servicing of mezzanine loans.
24.    If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.
25.    Intentionally Omitted.
26.    No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.
27.    Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.
28.    Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mezzanine Borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.
29.    All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established (either by Seller or a Mortgagee under any Underlying
Sch. 1(c)-4

Mortgage). For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
30.    Except as may be set forth in the property condition reports delivered to Buyer with respect to the Underlying Mortgaged Property, as of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related underlying Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.
31.    As of the Purchase Date, Mezzanine Borrower was maintaining insurance coverage with respect to the Underlying Mortgaged Property in compliance in all material respects with the requirements under the Mezzanine Loan Documents and/or any Underlying Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Mezzanine Loan Documents and/or any underlying Whole Loan related to the Underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of
Sch. 1(c)-5

assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such underlying Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.
32.    The insurance policies contain a standard mortgagee clause naming the holder of the underlying Mortgage (the “Mortgagee”), its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee or, with respect to non-payment, 10 days prior written notice to the Mortgagee or such lesser period as prescribed by applicable law. Each underlying Mortgage requires that Property Owner maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Property Owner’s expense if Property Owner fails to do so.
33.    There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the related Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the underlying Whole Loan documents require the borrower to comply with all Environmental Laws; and the related Property Owner has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
34.    No Mezzanine Borrower under the Mezzanine Loan nor any Property Owner under any underlying Whole Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.
35.    Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.
36.    There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Mezzanine Loan
Sch. 1(c)-6

Documents and the underlying Whole Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.
37.    None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related underlying Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or the related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
38.    As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice or has Knowledge, against the related Property Owner or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the underlying Whole Loan.
39.    The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the underlying Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.
40.    Except for Property Owners under underlying Whole Loans secured in whole or in part by a Ground Lease, the related Property Owner (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.
41.    The related Underlying Mortgaged Property is not encumbered, and none of the Mezzanine Loan Documents or any underlying Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related underlying Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).
42.    Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Property Owner has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
Sch. 1(c)-7

43.    An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of the underlying Whole Loan; and, to Seller’s Knowledge, such appraisal satisfied, in all material respects, either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such underlying Whole Loan was originated.
44.    The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.
45.    With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:
(i)    Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.
(ii)    Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Property Owner’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder.
(iii)    Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.
(iv)    Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
(v)    The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.
Sch. 1(c)-8

(vi)    The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Underlying Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.
(vii)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
(viii)    Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.
(ix)    Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Underlying Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related underlying Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).
(x)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
(xi)    The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Sch. 1(c)-9

Schedule 2
~~Wells Fargo Bank, NA~~
~~ABA # 121 000 248~~
~~Account # 4124021965~~
~~Account Name: ACRC Lender W LLC and~~
~~ACRC Lender W TRS LLC for the benefit of~~
~~Wells Fargo Bank NA, Waterfall Account~~
Reserved

Sch. 2-1

Schedule 3
APPRAISAL PROCEDURE
If Buyer and Seller shall fail to resolve such dispute on or before the date that is fifteen (15) days after Buyer’s receipt of the notice from Seller described in Section 4.01(b) of the Agreement, then Buyer and Seller each shall give notice to the other party setting forth the name and address of an Independent Appraiser designated by the party giving such notice.
If either party shall fail to give notice of such designation, then the Independent Appraiser chosen shall make the determination of the applicable market value of the underlying Mortgaged Property alone. If two Independent Appraisers have been designated, such two Independent Appraisers may consult with each other and shall, not later than the 30th day after Buyer’s receipt of Seller’s Notice, each issue their Appraisals of the applicable market value in writing, and give notice thereof to each other and to Buyer and Seller. If the Appraisals of the two Independent Appraisers are within ten percent (10%) of the greater appraised amount, then the applicable market value shall be the average of the two determinations. Such averaged amount shall be final and binding upon Buyer and Seller. If the Appraisals of the two Independent Appraisers are not within ten percent (10%) of the greater appraised amount, then such two Independent Appraisers, within the next ten days, shall designate a third Independent Appraiser. If the two Independent Appraisers shall be unable to select a third Independent Appraiser within such ten day period, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such Independent Appraiser. The third Independent Appraiser shall prepare an Appraisal on an expedited basis, and in any event, within thirty (30) days after its designation. Upon issuance of such third Appraisal, the applicable market value shall be the average of the two Appraisals that are the closest to each other in amount. Such averaged amount shall be final and binding upon Buyer and Seller. Seller shall pay the fees of each Independent Appraiser. The determination rendered in accordance with the provisions of this Schedule shall be final, conclusive and binding in fixing the applicable market value. Such determination shall not be appealable.
In the event that the market value of the underlying Mortgaged Property as determined in accordance with this Schedule meant that a Credit Event under clause (iv) of such definition in fact did not occur on the date of the original Margin Call, then Buyer shall, within two Business Days after such determination, refund to Seller the amount of any Margin Call payment Seller has made on account thereof or, if applicable, reverse any reallocation of previous partial prepayments made in lieu of such Margin Call.

Sch. ~~4~~3

Schedule 4
SERVICER ACCOUNT
[__________] – Trimont LLC, on behalf of ACRC Lender W LLC f/b/o Wells Fargo Bank, National Association, together with their respective successors and assigns, Collection Account

Sch. 3

EXHIBIT LIST

EXHIBIT
[Reserved]	A
Confirmation	B
Power of Attorney	C
Closing Certificate	D
Compliance Certificate	E
Assignment and Acceptance	F
~~Account Control Agreement~~Reserved	G
Irrevocable Redirection Notice	H
List of Prohibited Assignees	I
Locations of Buyer and Seller	Annex I

EXHIBIT A
[RESERVED]

EXHIBIT B-1
[AMENDED AND RESTATED] CONFIRMATION1
[ ] [ ], 20[__] (the “Confirmation Date”)
Wells Fargo Bank, National Association
550 South Tryon Street, 22nd Floor
MAC D1086-146
Charlotte, North Carolina 28202
Attention: Karen Whittlesey

Re:    Third Amended and Restated Master Repurchase and Securities Contract, dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among ACRC Lender W LLC (“ACRC Seller”), ACRC Lender W TRS LLC (“TRS Seller” and together with ACRC Seller, “Sellers”) and Wells Fargo Bank, National Association (“Buyer”).
Ladies and Gentlemen:
[This is a Confirmation (this “Confirmation”) executed and delivered by the undersigned Seller and Buyer pursuant to the Agreement. Terms used but not defined herein are as defined in the Agreement. The undersigned Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, such Seller shall sell and assign to Buyer, and Buyer shall purchase from such Seller, all of such Seller’s right, title and interest in, to and under the Purchased Asset identified in this Confirmation (the “Purchased Asset”).]2
[This is an amended and restated Confirmation (this “Confirmation”) executed and delivered by the undersigned Seller and Buyer pursuant to the Agreement. Terms used but not defined herein are as defined in the Agreement. The undersigned Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, such Seller has sold and assigned to Buyer, and Buyer has purchased from such Seller, all of such Seller’s right, title and interest in, to and under the Purchased Asset identified in this Confirmation (the “Purchased Asset”).
Effective as of the Confirmation Date set forth above, this Amended and Restated Confirmation amends, restates and replaces in its entirety any and all previously-delivered Confirmations relating to the Purchased Asset.]3
1 Note to Form: Use this form for a single Purchased Asset.
2 Note to Form: Use for initial Confirmation.
3 Note to Form: Use for Amended and Restated Confirmation.

Name of Purchased Asset:	[__]
Purchase Date:	[__], 20[__]
Class of Purchased Asset:	[Whole Loan][Senior Interest][Senior Interest (Eligible NCPPP)][Mezzanine Loan]
Property Type:	[__]
Book Value:	$[__]
Market Value:	$[__]
Outstanding Principal Balance:	$[__]
Seller’s Remaining Future Funding Obligations:	[N/A][$[__]]
Recourse Percentage:	[__]%
Purchase Price:	$[__]
Change in Purchase Price:	[N/A][$[__]]
Applicable Percentage:	[__]%
Maximum Applicable Percentage:	[__]%
Pricing Margin:	[__]%
Benchmark:	[Term SOFR]
Repurchase Date:	[As defined in the Agreement][__]
Additional Terms and Conditions:
[N/A][__][It is the intent of Buyer and the undersigned Seller that the grant of the security interest set forth in Section 11.01 of the Agreement, including the grant of a security interest in the Mezzanine Loans, constitutes “a security agreement or arrangement or other credit enhancement” that is related to the Agreement and the Transactions thereunder within the meaning of Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.]

The undersigned Seller hereby certifies as follows, on and as of the Confirmation Date with respect to the Purchased Asset that (a) all of the conditions precedent in Article 6 of the Agreement have been satisfied, (b) all information contained in the related Underwriting Package (or as otherwise provided by such Seller) is accurate and complete in all material respects, (c) such Seller has made available to Buyer for inspection, true, correct and complete versions of the related Purchased Asset Documents, (d) except as otherwise disclosed by such Seller to Buyer in writing, no Default or Event of Default has occurred and is continuing and (e) except as otherwise disclosed by such Seller to Buyer in writing, Guarantor is in compliance with the financial covenants set forth in Section 9 of the Guarantee Agreement.
The undersigned Seller acknowledges and agrees that upon funding by Buyer of the Purchase Price for the Purchased Asset (including any Future Funding Amount, if applicable) that (a) such Seller shall be deemed to have confirmed, represented and warranted, and does hereby represent and warrant, that all of the representations and warranties set forth in the Agreement (including, without limitation, the representations and warranties as to such Purchased Asset which are applicable to the Class of such asset set forth in Schedule 1 to the Agreement) are true and correct as of the Purchase Date (and if applicable, the Confirmation Date), except as set forth in an Approved Representation Exception and (b) with respect to the funding of any Future Funding Transaction, such Seller shall be deemed to have confirmed, represented and warranted, and does hereby represent and warrant, as of the funding date of such Future Funding Transaction, that all of the conditions to the funding of such future advance under the related Purchased Asset Documents have been satisfied (and no conditions have been waived, except as has been previously disclosed by such Seller to Buyer in writing).
[SIGNATURE PAGES FOLLOW]

Seller:
[ACRC LENDER W LLC][ACRC LENDER W TRS LLC]
By:    ___________________________________
Name:
Title:

Buyer:
    WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    ______________________________
Name:
Title:

Appendix 1 to Confirmation

[Reserved]

Appendix 2 to Confirmation

[Description of any exceptions to representations and warranties to be made by Seller in this Confirmation]

EXHIBIT B-2
[AMENDED AND RESTATED] CONFIRMATION4
[ ] [ ], 20[__] (the “Confirmation Date”)
Wells Fargo Bank, National Association
550 South Tryon Street, 22nd Floor
MAC D1086-146
Charlotte, North Carolina 28202
Attention: Karen Whittlesey

Re:    Third Amended and Restated Master Repurchase and Securities Contract, dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among ACRC Lender W LLC (“ACRC Seller”), ACRC Lender W TRS LLC (“TRS Seller” and together with ACRC Seller, “Sellers”) and Wells Fargo Bank, National Association (“Buyer”)
Ladies and Gentlemen:
[This is a Confirmation (this “Confirmation”) executed and delivered by the undersigned Seller and Buyer pursuant to the Agreement. Terms used but not defined herein are as defined in the Agreement. The undersigned Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified in Appendix 1 to this Confirmation, such Seller shall sell and assign to Buyer, and Buyer shall purchase from such Seller, all of such Seller’s right, title and interest in, to and under the Purchased Assets identified in Appendix 1 to this Confirmation (the “Purchased Assets”).]5
[This is an amended and restated Confirmation (this “Confirmation”) executed and delivered by the undersigned Seller and Buyer pursuant to the Agreement. Terms used but not defined herein are as defined in the Agreement. The undersigned Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified in Appendix 1 to this Confirmation, such Seller has sold and assigned to Buyer, and Buyer has purchased from such Seller, all of such Seller’s right, title and interest in, to and under the Purchased Assets identified in Appendix 1 to this Confirmation (the “Purchased Assets”).
Effective as of the Confirmation Date set forth above, this Amended and Restated Confirmation amends, restates and replaces in its entirety any and all previously-delivered Confirmations relating to the Purchased Assets.]6
4 Note to Form: Use this form for multiple Purchased Assets.
5 Note to Form: Use for initial Confirmation.
6 Note to Form: Use for Amended and Restated Confirmation.

Notwithstanding the use of a single Confirmation to evidence the multiple Transactions described on Appendix 1 hereto, (i) each such Transaction shall constitute an individual Transaction for all purposes under the Repurchase Documents and (ii) each Purchased Asset identified on such Appendix 1 shall constitute an individual Purchased Asset for all purposes under the Repurchase Documents.
The undersigned Seller hereby certifies as follows, on and as of the Confirmation Date with respect to the Purchased Assets that (a) all of the conditions precedent in Article 6 of the Agreement have been satisfied, (b) all information contained in the related Underwriting Package (or as otherwise provided by such Seller) is accurate and complete in all material respects, (c) such Seller has made available to Buyer for inspection, true, correct and complete versions of the related Purchased Asset Documents, (d) except as otherwise disclosed by such Seller to Buyer in writing, no Default or Event of Default has occurred and is continuing and (e) except as otherwise disclosed by such Seller to Buyer in writing, Guarantor is in compliance with the financial covenants set forth in Section 9 of the Guarantee Agreement.
The undersigned Seller acknowledges and agrees that upon funding by Buyer of the Purchase Price for the Purchased Assets (including any Future Funding Amount, if applicable) that (a) such Seller shall be deemed to have confirmed, represented and warranted, and does hereby represent and warrant, that all of the representations and warranties set forth in the Agreement (including, without limitation, the representations and warranties as to such Purchased Assets which are applicable to the Class of such asset set forth in Schedule 1 to the Agreement) are true and correct as of the Purchase Date (and if applicable, the Confirmation Date), except as set forth in an Approved Representation Exception and (b) with respect to the funding of any Future Funding Transaction, such Seller shall be deemed to have confirmed, represented and warranted, and does hereby represent and warrant, as of the funding date of such Future Funding Transaction, that all of the conditions to the funding of such future advance under the related Purchased Asset Documents have been satisfied (and no conditions have been waived, except as has been previously disclosed by such Seller to Buyer in writing).
[SIGNATURE PAGES FOLLOW]

Seller:
[ACRC LENDER W LLC][ACRC LENDER W TRS LLC]
By:    ___________________________________
Name:
Title:

Buyer:
    WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    ______________________________
Name:
Title:

Appendix 1 to Confirmation

Name of Purchased Asset	Purchase Date	Class of Purchased Asset	Property Type	Book Value	Market Value	Outstanding Principal Balance	Seller’s Remaining Future Funding Obligations
[__]	[__], 20[__]	[Whole Loan][Senior Interest][Senior Interest (Eligible NCPPP)][Mezzanine Loan]	[__]	$[__]	$[__]	$[__]	$[__]
[__]	[__], 20[__]	[Whole Loan][Senior Interest][Senior Interest (Eligible NCPPP)][Mezzanine Loan]	[__]	$[__]	$[__]	$[__]	$[__]
[__]	[__], 20[__]	[Whole Loan][Senior Interest][Senior Interest (Eligible NCPPP)][Mezzanine Loan]	[__]	$[__]	$[__]	$[__]	$[__]
[__]	[__], 20[__]	[Whole Loan][Senior Interest][Senior Interest (Eligible NCPPP)][Mezzanine Loan]	[__]	$[__]	$[__]	$[__]	$[__]
[__]	[__], 20[__]	[Whole Loan][Senior Interest][Senior Interest (Eligible NCPPP)][Mezzanine Loan]	[__]	$[__]	$[__]	$[__]	$[__]

Appendix 1 to Confirmation (Continued)

Name of Purchased Asset	Recourse Percentage	Purchase Price	Change in Purchase Price	Applicable Percentage	Maximum Applicable Percentage	Pricing Margin	Benchmark:	Repurchase Date:
[__]	[__]%	$[__]	$[__]	[__]%	[__]%	[__]%	[Term SOFR]	[As defined in the Agreement] [__]
[__]	[__]%	$[__]	$[__]	[__]%	[__]%	[__]%	[Term SOFR]	[As defined in the Agreement] [__]
[__]	[__]%	$[__]	$[__]	[__]%	[__]%	[__]%	[Term SOFR]	[As defined in the Agreement] [__]
[__]	[__]%	$[__]	$[__]	[__]%	[__]%	[__]%	[Term SOFR]	[As defined in the Agreement] [__]
[__]	[__]%	$[__]	$[__]	[__]%	[__]%	[__]%	[Term SOFR]	[As defined in the Agreement] [__]

Appendix 1 to Confirmation (Continued)

Additional Terms and Conditions: [N/A][__][It is the intent of Buyer and Seller that the grant of the security interest set forth in Section 11.01 of the Agreement, including the grant of a security interest in the Mezzanine Loans, constitutes “a security agreement or arrangement or other credit enhancement” that is related to the Agreement and the Transactions thereunder within the meaning of Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.]

Appendix 2 to Confirmation

[Description of any exceptions to representations and warranties to be made by Seller in this Confirmation]

Name of Purchased Asset: [__]
    [__]
    [__]
    [__]
Name of Purchased Asset: [__]
    [__]
    [__]
    [__]
Name of Purchased Asset: [__]
    [__]
    [__]
    [__]
Name of Purchased Asset: [__]
    [__]
    [__]
    [__]
Name of Purchased Asset: [__]
    [__]
    [__]
    [__]

EXHIBIT C
FORM OF POWER OF ATTORNEY
[__________] [____], 20[____]

Know All Men by These Presents, that [ACRC LENDER W LLC] [ACRC LENDER W TRS LLC], a Delaware limited liability company (“Seller”), does hereby appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Third Amended and Restated Master Repurchase and Securities Contract, dated as of February 10, 2022, among Buyer, Seller and [ACRC LENDER W LLC] [ACRC LENDER W TRS LLC] (the “Repurchase Agreement”), and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets to the extent that Seller is permitted by law to act through an agent.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[ACRC LENDER W LLC, a Delaware limited liability company]
[ACRC LENDER W TRS LLC, a Delaware limited liability company]
By:    ______________________________________
Name:
Title:

EXHIBIT D
FORM OF CLOSING CERTIFICATE

ACRC LENDER W LLC
CLOSING CERTIFICATE
February 10, 2022
The undersigned hereby certifies that he is the Assistant Secretary of ACRC Lender W LLC, a Delaware limited liability company (“Seller”), and that, in the capacity as such officer, is duly authorized to execute and deliver this certificate on behalf of Seller in connection with the Third Amended and Restated Master Repurchase and Securities Contract, dated as of the date hereof (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between Seller, ACRC Lender W TRS LLC and Wells Fargo Bank, National Association, as buyer (“Buyer”) (all capitalized terms used herein without definition have the respective meanings set forth in the Repurchase Agreement), and further certifies in his capacity as such officer to Buyer as follows:
1.    Seller’s legal name is ACRC Lender W LLC and there are no additional, different or former names other than that name.
2.    No event has occurred and is continuing that would constitute a Default or an Event of Default.
3.    Since the respective dates as of which information was given to Buyer pursuant to the Repurchase Agreement and except as set forth therein, there has been no Material Adverse Effect.
4.    All representations and warranties of Seller contained in the Repurchase Documents or in any other document, agreement, statement, affirmation, certificate, notice, report or financial or other statement delivered in connection herewith or therewith, are true and correct in all material respects as of the date hereof.
5.    Each of the conditions of the Sellers, Guarantor and Pledgor to be performed on or before the Closing Date pursuant to the Repurchase Documents have been performed in all material respects. Seller, Guarantor and Pledgor are in compliance with all covenants, duties and agreements under the Repurchase Documents in all material respects.
6.    The undersigned certifies that Seller is in compliance in all respects with the financial covenants in the Repurchase Agreement in all material respects.
7.    The address (including street number, street, suite number, city, state, zip code and county) of the chief executive office of Seller is as follows:
Address:    245 Park Avenue, 42nd Floor
New York, NY, 10167
County:    New York County
8.    Seller maintains records at the following additional locations:

None.
9.    Seller’s Federal Tax ID Number is as follows: 45-3561907.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.
ACRC LENDER W LLC, a Delaware limited liability company
By:____________________________________
Name: Anton Feingold
Title: Authorized Signatory
[Signature Page to Closing Certificate (ACRC Lender W TRS LLC)]

ACRC LENDER W TRS LLC
CLOSING CERTIFICATE
February 10, 2022
The undersigned hereby certifies that he is the Assistant Secretary of ACRC Lender W TRS LLC, a Delaware limited liability company (“Seller”), and that, in the capacity as such officer, is duly authorized to execute and deliver this certificate on behalf of Seller in connection with the Third Amended and Restated Master Repurchase and Securities Contract, dated as of the date hereof (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between Seller, ACRC Lender W LLC and Wells Fargo Bank, National Association, as buyer (“Buyer”) (all capitalized terms used herein without definition have the respective meanings set forth in the Repurchase Agreement), and further certifies in his capacity as such officer to Buyer as follows:
1.    Seller’s legal name is ACRC Lender W TRS LLC and there are no additional, different or former names other than that name.
2.    No event has occurred and is continuing that would constitute a Default or an Event of Default.
3.    Since the respective dates as of which information was given to Buyer pursuant to the Repurchase Agreement and except as set forth therein, there has been no Material Adverse Effect.
4.    All representations and warranties of Seller contained in the Repurchase Documents or in any other document, agreement, statement, affirmation, certificate, notice, report or financial or other statement delivered in connection herewith or therewith, are true and correct in all material respects as of the date hereof.
5.    Each of the conditions of the Sellers, Guarantor and Pledgor to be performed on or before the Closing Date pursuant to the Repurchase Documents have been performed in all material respects. Seller, Guarantor and Pledgor are in compliance with all covenants, duties and agreements under the Repurchase Documents in all material respects.
6.    The undersigned certifies that Seller is in compliance in all respects with the financial covenants in the Repurchase Agreement in all material respects.
7.    The address (including street number, street, suite number, city, state, zip code and county) of the chief executive office of Seller is as follows:
Address:    245 Park Avenue, 42nd Floor
New York, NY, 10167
County:    New York County
8.    Seller maintains records at the following additional locations:

None.
9.    Seller’s Federal Tax ID Number is as follows: 80-0966058.
[Signature Page Follows]

[Signature Page to Closing Certificate (ACRC Lender W TRS LLC)]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.
ACRC LENDER W TRS LLC, a Delaware limited liability company
By:_______________________________________
Name: Anton Feingold
Title: Authorized Signatory

[Signature Page to Closing Certificate (ACRC Lender W TRS LLC)]

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
[ ] [ ], 20[ ]
Wells Fargo Bank, National Association
550 South Tryon Street, 22nd Floor
MAC D1086-146
Charlotte, NC 28202
Attention: Karen Whittlesey
Re:    Third Amended and Restated Master Repurchase and Securities Contract, dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among ACRC Lender W LLC, ACRC Lender W TRS LLC (individually and collectively, “Seller”) and Wells Fargo Bank, National Association (“Buyer”)
This Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am a duly elected Responsible Officer of Guarantor.
2.    All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.
3.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Guarantor during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).
4.    The examinations described in the preceding paragraph did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.
5.    Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.07 of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.07 of the Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Guarantor and the consolidated results of its operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.
6.    Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8.05 of the Agreement and in Section 9 of the Guarantee Agreement, each for the immediately preceding fiscal quarter. Notwithstanding the foregoing, to the extent that Exhibit 2 is not attached hereto, the certification set forth in the preceding sentence shall incorporate by reference the calculations set forth on Exhibit 2 to the most recently dated Compliance Certificate that included a certified copy of the required calculations.
7.    To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.
Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which the Guarantor or Seller has taken, is taking, or proposes to take with respect to such condition or event:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of ____________, 20__.
_________________________________________
Name:
Title:
Exhibit 1: Financial Statements
Exhibit 2: Financial Covenant Compliance Calculations

EXHIBIT F
FORM OF ASSIGNMENT AND ACCEPTANCE
1.    Reference is made to the Third Amended and Restated Master Repurchase and Securities Contract dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among ACRC Lender W LLC, ACRC Lender W TRS LLC (individually and collectively, “Seller”) and Wells Fargo Bank, National Association (“Buyer”).
2.    Wells Fargo Bank, National Association (“Assignor”) and (“Assignee”) hereby agree as follows:
3.    Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Agreement (collectively, the “Assigned Interest”).
4.    Assignor:
(a)    hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;
(b)    other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and
(c)    makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Obligations.
5.    Assignee:
(a)    confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(b)    agrees that it will, independently and without reliance upon the Agent or any Buyer, and based on such documents and information as it shall deem appropriate at
1

the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement;
(c)    represents and warrants that its name set forth on Schedule I hereto is its legal name;
(d)    agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it as a Buyer; and
(e)    The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.
6.    As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).
7.    Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.
8.    This Assignment and Acceptance and any claim, controversy or dispute arising under or related to or in connection with this Assignment and Acceptance, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
9.    This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.
IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.
2

Schedule I
to
ASSIGNMENT AND ACCEPTANCE
Assignor: Wells Fargo Bank, National Association
Assignee:
Effective Date: _________________, 20[___]

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage	%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:
Wells Fargo Bank, National Association, as
Assignor
[Type or print legal name of Assignor]
By    ___________________________________
Name:
Title:
Dated: ____________ __, 20[___]

3

Assignee:
____________________________, as
Assignee
[Type or print legal name of Assignee]
By    ___________________________________
Name:
Title:
Dated: ____________ __, _____
Address for Notices:

4

EXHIBIT G
RESERVED
~~FORM OF ACCOUNT CONTROL AGREEMENT~~
~~(Securities Account)~~
~~Account Control Agreement dated as of _________________, 20[ ] (the “Agreement”), among [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent] (“Secured Party”), [identify underlying borrower] (“Pledgor”), and [identify custodian] (the “Custodian”).~~
~~WHEREAS, the Custodian maintains the [escrow and reserve account and securities account] for the benefit of by the Pledgor; and~~
~~WHEREAS, pursuant to the terms the [identify security agreement] between Secured Party and Pledgor (as amended from time to time, the “Security Agreement”), Pledgor has granted to Secured Party a security interest in the Collateral Accounts and the Collateral (each as defined below) to secure the obligations of Pledgor described in the Security Agreement; and~~
~~WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Collateral;~~
~~NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:~~
~~1.    Collateral Accounts. All Collateral (other than cash Collateral) shall be identified and segregated on the Custodian’s books and records under the name “[Name of Pledgor] for the benefit of [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]” (the “Securities Account”). The Custodian agrees to treat all Collateral at any time credited to the Securities Account as financial assets under Article 8 of the Uniform Commercial Code as in effect from time to time in The State of New York (the “UCC”), and shall credit all such Collateral to the Securities Account. The Custodian represents that the Securities Account is a “securities account” (as defined in Section 8-501(a) of the UCC).~~
~~2.    Account Control.~~
~~2.1    Security Interest. This Agreement is intended by Secured Party and Pledgor to grant “control” of the Collateral Accounts to Secured Party for purposes of perfection of Secured Party’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and the Custodian hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Collateral Accounts and all financial assets, funds and other property credited thereto or held therein from time to time (collectively, the “Collateral”). Notwithstanding anything to the contrary in this Agreement, the Custodian will at all times~~
B--1

~~comply with entitlement orders (within the meaning of Sections 8-102 and 9-106 of the UCC) received from Secured Party with respect to the Collateral Accounts, including without limitation instructions directing the disposition of all amounts credited thereto, without further consent of the Pledgor or any other person.~~
~~2.2    Control by Pledgor. Unless and until the Custodian receives written notice from Secured Party pursuant to Section 2.3 below instructing the Custodian that Secured Party is exercising its right to exclusive control over the Collateral Accounts, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) the Custodian shall accept account instructions from Pledgor.~~
~~2.3    Control by Secured Party.~~
~~(i)    Secured Party agrees to provide the Custodian, in the form of Exhibit B attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Accounts. Other means of notice or instruction may be used provided that Secured Party and the Custodian agree to appropriate security procedures. Upon receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall thereafter follow only the entitlement orders of Secured Party with respect to the Collateral Accounts and shall comply with any entitlement order or instructions (within the meaning of Sections 8-102 and 9-106 of the UCC) received from Secured Party with respect thereto, including without limitation instructions directing the disposition of any amounts credited thereto, without further consent of Pledgor or any other person, and Custodian will not comply with entitlement orders concerning the Collateral originated by Pledgor without the prior written consent of Secured Party.~~
~~(ii)    The Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders or instructions originated by Secured Party concerning the Collateral Accounts. The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Secured Party or Pledgor with applicable law or the Security Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Pledgor may allege that no such event of default or other like event exists.~~
~~3.    Distributions. The Custodian shall, without further action by Pledgor or Secured Party, credit to the Securities Account all interest, dividends and other income received by the Custodian on the Collateral (collectively, “Proceeds”) as additional Collateral.~~
~~4.    Release of Collateral; Release of Security Interest.~~
~~4.1    Release of Collateral. Subject to Section 2.3 hereof, Custodian will release all, or any designated portion, of the Collateral held in the Collateral Accounts as soon as reasonably practicable after receiving written instructions or entitlement orders from Secured Party and Pledgor authorizing such release.~~
B--2

~~4.2    Release of Security Interest. Secured Party agrees to notify the Custodian promptly in writing when all obligations of Pledgor to Secured Party secured by the Security Agreement have been fully paid and satisfied (and any commitment of Secured Party to advance further amounts or credit thereunder has been terminated) or Secured Party otherwise no longer claims any interest in the Collateral in the Collateral Accounts, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.~~
~~5.    Duties and Services of Custodian.~~
~~(i)    Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102(a)(14) of the UCC, with respect to the Securities Account and the Collateral credited thereto.~~
~~(ii)    The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Accounts except as and to the extent expressly set forth in this Agreement. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of bad faith, negligence or willful misconduct.~~
~~(iii)    Pledgor shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian under this Agreement, except for any such losses or liabilities caused by the bad faith, negligence or willful misconduct of the Custodian.~~
~~6.    Force Majeure. The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages (each, a “Force Majeure Event”); provided, however, that the Custodian shall (i) make reasonably diligent efforts to mitigate the effects of any Force Majeure Event and (ii) resume performance under this Agreement as soon as reasonably possible after the cessation of such Force Majeure Event.~~
~~7.    Custodian Representations. The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Collateral or the Collateral Accounts under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or other instructions of such other person or entity.~~
~~8.    Fees and Expenses of Custodian; Subordination of Security Interest. Pledgor hereby agrees to pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or~~
B--3

~~incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby. The Custodian agrees that any security interest, lien, encumbrance or other right that the Custodian may have with respect to the Collateral or the Collateral Accounts shall be subordinate to the security interest of Secured Party therein.~~
~~9.    Notices. Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, email, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:~~
~~If to Secured Party, then:~~
~~[ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~[ADDRESS]~~
~~Attention:~~
~~Facsimile:~~
~~Telephone:~~
~~If to Pledgor, then:~~
~~[NAME OF PLEDGOR]~~
~~[ADDRESS]~~
~~Attention:~~
~~Facsimile:~~
~~Telephone:~~
~~If to Custodian, then:~~
~~[NAME OF CUSTODIAN]~~
~~[ADDRESS]~~
~~Attention:~~
~~Facsimile:~~
~~Telephone:~~
~~10.    Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.~~
~~11.    Termination. This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.~~
~~12.    Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.~~
~~13.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the~~
B--4

~~interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 51401 of the New York General Obligations Law. The parties agree that the securities intermediary’s jurisdiction, within the meaning of Section 8-110(e) of the UCC shall be the State of New York.~~
~~14.    Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.~~
~~15.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.~~
~~16.    Successors; Assignment. The Agreement will be binding upon the parties and their respective successors and assigns. This Agreement may not be assigned without the written consent of all parties, and any attempted assignment in violation this Section 16 shall be null and void.~~
~~[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]~~

B--5

~~IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.~~
~~[NAME OF PLEDGOR]~~
~~By:~~
~~Name:~~
~~Title:~~
~~By:~~
~~Name:~~
~~Title:~~
~~[ACRC LENDER W LLC, ACRC LENDER W TRS LLC AND/OR APPLICABLE PLEDGE AGENT]~~
~~By:~~
~~Name:~~
~~Title:~~
~~[NAME OF CUSTODIAN]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Exhibit A~~
~~[ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~Date:____________________~~
~~[Name of Custodian]~~
~~[Address]~~
~~Attn:~~
~~RE:    [Name of Pledgor]~~
~~NOTICE OF EXCLUSIVE CONTROL~~
~~We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of [    ] (the “Control Agreement”) among the undersigned, [name of underlying borrower] (“Pledgor”), and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Accounts (as defined in the Control Agreement) held by you for Pledgor, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral and such Collateral Accounts.~~
~~Very truly yours,~~
~~[ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~By:~~
~~Authorized Signatory~~

~~A-1~~

~~Exhibit B~~
~~TO~~
~~CONTROL AGREEMENT~~
~~DATED    __, 20[ ]~~
~~AUTHORIZED PERSONS FOR [SECURED PARTY].~~
~~[Custodian] is directed to accept and act upon notices, instructions or entitlement orders received from any one of the following persons at [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]:~~

~~Name~~	~~Telephone/Fax Number~~	~~Signature~~
~~1.~~	~~1. Telephone: Facsimile:~~	~~1.~~
~~2.~~	~~2. Telephone: Facsimile:~~	~~2.~~
~~3.~~	~~3. Telephone: Facsimile:~~	~~3.~~
~~4.~~	~~4. Telephone: Facsimile:~~	~~4.~~
~~5.~~	~~5. Telephone Facsimile:~~	~~5.~~

~~Authorized by: ____________________~~
~~as authorized agent of [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~Name:~~
~~Title:~~
~~Date:~~

~~B-1~~

~~FORM OF ACCOUNT CONTROL AGREEMENT~~
~~(Securities Account Only)~~
~~Account Control Agreement dated as of ________________ ____, 20[ ] (the “Agreement”), among [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent] (“Secured Party”), [identify underlying borrower] (“Pledgor”), and [identify custodian] (the “Custodian”).~~
~~WHEREAS, the Custodian maintains the [escrow and reserve account and securities account] for the benefit of by the Pledgor; and~~
~~WHEREAS, pursuant to the terms the [identify security agreement] between Secured Party and Pledgor (as amended from time to time, the “Security Agreement”), Pledgor has granted to Secured Party a security interest in the Collateral Account and the Collateral (each as defined below) to secure the obligations of Pledgor described in the Security Agreement; and~~
~~WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Collateral;~~
~~NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:~~
~~1.    Collateral Account. All Collateral shall be identified and segregated on the Custodian’s books and records under the name “[Name of Pledgor] for the benefit of [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]” (the “Collateral Account”). The Custodian shall treat all Collateral, including without limitation cash, as financial assets under Article 8 of the Uniform Commercial Code as in effect from time to time in The State of New York (the “UCC”), and shall credit the Collateral to the Collateral Account. The Custodian represents that the Collateral Account is a “securities account” (as defined in Section 8-501(a) of the UCC).~~
~~2.    Account Control.~~
~~2.1    Security Interest. This Agreement is intended by Secured Party and Pledgor to grant “control” of the Collateral Account to Secured Party for purposes of perfection of Secured Party’s security interest in such Collateral pursuant to Article 8 and Article 9 of the UCC, and the Custodian hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Collateral Account and all financial assets credited thereto from time to time (collectively, the “Collateral”). Notwithstanding anything to the contrary in this Agreement, the Custodian will at all times comply with entitlement orders (within the meaning of Sections 8-102(a)(8) and 9-106 of the UCC) received from Secured Party with respect to the Collateral Accounts, without further consent of the Pledgor or any other person.~~
~~2.2    Control by Pledgor. Unless and until the Custodian receives written notice from Secured Party pursuant to Section 2.3 below instructing the Custodian that Secured Party is exercising its right to exclusive control over the Collateral Account, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”) the Custodian shall~~
~~1~~

~~take all actions with respect to the Collateral in the Collateral Account upon the joint instructions of Secured Party and Pledgor.~~
~~2.3    Control by Secured Party.~~
~~(i)    Secured Party agrees to provide the Custodian, in the form of Exhibit B attached (as may be amended from time to time), the names and signatures of authorized parties who may give notices, instructions, or entitlement orders concerning the Collateral Account. Other means of notice or instruction may be used provided that Secured Party and the Custodian agree to appropriate security procedures. Upon receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall thereafter follow only the entitlement orders of Secured Party with respect to the Collateral Account and shall comply with any entitlement order (within the meaning of Sections 8-102(a)(8) and 9-106 of the UCC) received from Secured Party with respect thereto, without further consent of Pledgor or any other person, and Custodian will not comply with entitlement orders or instructions concerning the Collateral originated by Pledgor without the prior written consent of Secured Party.~~
~~(ii)    The Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders originated by Secured Party concerning the Collateral Account. The Custodian shall have no duty to investigate or make any determination to verify the existence of an event of default or compliance by either Secured Party or Pledgor with applicable law or the Security Agreement, and the Custodian shall be fully protected in complying with a Notice of Exclusive Control whether or not Pledgor may allege that no such event of default or other like event exists.~~
~~3.    Distributions. The Custodian shall, without further action by Pledgor or Secured Party, credit to Collateral Account all interest, dividends and other income received by the Custodian on the Collateral as additional Collateral.~~
~~4.    Release of Collateral; Release of Security Interest.~~
~~4.1    Release of Collateral. Subject to Section 2.3 hereof, Custodian will release all, or any designated portion, of the Collateral held in the Collateral Account as soon as reasonably practicable after receiving written instructions or entitlement orders from Secured Party and Pledgor authorizing such release.~~
~~4.2    Release of Security Interest. Secured Party agrees to notify the Custodian promptly in writing when all obligations of Pledgor to Secured Party secured by the Security Agreement have been fully paid and satisfied (and any commitment of Secured Party to advance further amounts or credit thereunder has been terminated) or Secured Party otherwise no longer claims any interest in the Collateral in the Collateral Account, whichever is sooner; at which time the Custodian shall have no further liabilities or responsibilities hereunder and the Custodian’s obligations under this Agreement shall terminate.~~
~~5.    Duties and Services of Custodian.~~
~~2~~

~~(i)    Custodian agrees that it is acting as a “securities intermediary,” as defined in Section 8-102(a)(14) of the UCC, with respect to the Collateral Account and the Collateral credited thereto.~~
~~(ii)    The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral Account except as and to the extent expressly set forth in this Agreement. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of bad faith, negligence or willful misconduct.~~
~~(iii)    Pledgor shall indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian under this Agreement, except for any such losses or liabilities caused by the bad faith, negligence or willful misconduct of the Custodian.~~
~~6.    Force Majeure. The Custodian shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall the Custodian be liable to any person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages (each, a “Force Majeure Event”); provided, however, that the Custodian shall (i) make reasonably diligent efforts to mitigate the effects of any Force Majeure Event and (ii) resume performance under this Agreement as soon as reasonably possible after the cessation of such Force Majeure Event.~~
~~7.    Custodian Representations. The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Collateral or the Collateral Account under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or other instructions of such other person or entity.~~
~~8.    Fees and Expenses of Custodian; Subordination of Security Interest. Pledgor hereby agrees to pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with this Agreement or the arrangement contemplated hereby. The Custodian agrees that any security interest, lien, encumbrance or other right that the Custodian may have with respect to the Collateral or the Collateral Account shall be subordinate to the security interest of Secured Party therein.~~
~~9.    Notices. Any notice, instruction, entitlement order or other instrument required to be given hereunder, or requests and demands to or upon the respective parties hereto, shall be in writing and may be sent by hand, or by facsimile transmission, email, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:~~
~~3~~

~~If to Secured Party, then:~~
~~[ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~[ADDRESS]~~
~~Attention:~~
~~Facsimile:~~
~~Telephone:~~
~~If to Pledgor, then:~~
~~[NAME OF PLEDGOR]~~
~~[ADDRESS]~~
~~Attention:~~
~~Facsimile:~~
~~Telephone:~~
~~If to Custodian, then:~~
~~[NAME OF CUSTODIAN]~~
~~[ADDRESS]~~
~~Attention:~~
~~Facsimile:~~
~~Telephone:~~
~~10.    Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.~~
~~11.    Termination. This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.~~
~~12.    Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.~~
~~13.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 51401 of the New York General Obligations Law.~~
~~14.    Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.~~
~~15.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.~~
~~16.    Successors; Assignment. The Agreement will be binding upon the parties and their respective successors and assigns. This Agreement may not be assigned without the written~~
~~4~~

~~consent of all parties, and any attempted assignment in violation this Section 16 shall be null and void.~~
~~[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]~~

~~5~~

~~IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.~~
~~[NAME OF PLEDGOR]~~
~~By:~~
~~Name:~~
~~Title:~~
~~By:~~
~~Name:~~
~~Title:~~
~~[ACRC LENDER W LLC, ACRC LENDER W TRS LLC AND/OR APPLICABLE PLEDGE AGENT]~~
~~By:~~
~~Name:~~
~~Title:~~
~~[NAME OF CUSTODIAN]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Exhibit A~~
~~[ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~Date:________________~~
~~[Name of Custodian]~~
~~[Address]~~
~~Attn:~~
~~RE:    [Name of Pledgor]~~
~~NOTICE OF EXCLUSIVE CONTROL~~
~~We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of [    ] (the “Control Agreement”) among the undersigned, [name of underlying borrower] (“Pledgor”), and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Account (as defined in the Control Agreement) held by you for Pledgor, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral and such Collateral Account.~~
~~Very truly yours,~~
~~[ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~By:~~
~~Authorized Signatory~~

~~A-1~~

~~Exhibit B~~
~~TO~~
~~CONTROL AGREEMENT~~
~~DATED ________________ __, 20[ ]~~
~~AUTHORIZED PERSONS FOR [SECURED PARTY].~~
~~[Custodian] is directed to accept and act upon notices, instructions or entitlement orders received from any one of the following persons at [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]:~~

~~Name~~	~~Telephone/Fax Number~~	~~Signature~~
~~1.~~	~~1. Telephone: Facsimile:~~	~~1.~~
~~2.~~	~~2. Telephone: Facsimile:~~	~~2.~~
~~3.~~	~~3. Telephone: Facsimile:~~	~~3.~~
~~4.~~	~~4. Telephone: Facsimile:~~	~~4.~~
~~5.~~	~~5. Telephone Facsimile:~~	~~5.~~

~~Authorized by: ____________________~~
~~as authorized agent of [ACRC Lender W LLC, ACRC Lender W TRS LLC and/or applicable pledge agent]~~
~~Name:~~
~~Title:~~
~~Date:~~

~~B-1~~

EXHIBIT H
IRREVOCABLE REDIRECTION NOTICE
[~~DATE~~Borrower Address]
As of _______________, ______
~~[SERVICER]~~
~~[ADDRESS]~~
~~Attention:__________~~
~~Re:    Third Amended and Restated Master Repurchase and Securities Contract dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among ACRC Lender W LLC and ACRC Lender W TRS LLC (each a “Seller”), and Wells Fargo Bank, National Association (“Buyer”)~~
Ladies and Gentlemen:
~~[SERVICER] (the “Servicer”) is servicing certain mortgage loans for the Seller pursuant to one or more Servicing Agreements between the Servicer and the Seller. Pursuant to the Master Repurchase Agreement, the Servicer is hereby notified that the Seller has granted a security interest to Buyer in certain Mortgage Assets which are serviced by Servicer.~~
~~The Servicer shall segregate all amounts collected on account of the Mortgage Assets sold to Buyer under the Agreement (the “Purchased Assets”), hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections to the following account which has been established at [BANK]: ABA#_____________, Account # _________________, (the “Waterfall Account”). Servicer acknowledges that the Waterfall Account is held for the benefit of Buyer pursuant to the Account Control Agreement, dated as of _____, by and between Seller, Buyer and Wells Fargo Bank, National Association. Upon receipt of a notice of Event of Default from Buyer, the Servicer shall follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.~~
~~The Servicer hereby agrees that upon the occurrence of an Event of Default, Buyer may terminate any Servicing Agreement which exists between the Servicer and Seller in respect of any Purchased Assets and in any event transfer servicing to Buyer’s designee, at no cost or expense to Buyer, it being agreed that the Seller will pay any and all fees required to terminate any Servicing Agreement and to effectuate the transfer of servicing to the designee of Buyer.~~
~~Notwithstanding any contrary information or direction which may be delivered to the Servicer by the Seller, the Servicer may conclusively rely on any information, direction or notice of an Event~~

~~of Default delivered by Buyer, and the Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against the Servicer for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.~~
~~No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Buyer. Buyer is an intended third party beneficiary of this letter.~~
Please refer to: (a) that certain Loan Agreement dated [______] [__], 20[__] by and between [______] (“Borrower”), as borrower, and [______] (“Lender”), as lender; and (b) all documents securing or relating to that certain $[______] loan made by the Lender to the Borrower on [______] [__], 20[__] (the “Loan”).
You are advised as follows, effective as of the date of this letter.
Assignment of the Loan. Lender has assigned all of its right, title and interest in the Loan to ACRC Lender W LLC and ACRC Lender W TRS LLC (collectively, “Seller”). Seller has entered into that Certain Third Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of February 10, 2022 (as the same may be amended and/or restated from time to time, the “Repurchase Agreement”), with Wells Fargo Bank, National Association (“Buyer”), having an address at 550 S Tryon St., 22nd Floor, MAC D1086-220, Charlotte, North Carolina 28202-4200, and has assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Buyer, subject to the terms of the Repurchase Agreement. This assignment shall remain in effect unless and until Buyer has notified Borrower otherwise in writing.
Direction of Funds. In connection with Borrower’s obligations under the Loan, Seller hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account, for the benefit of Buyer:
Bank Name:    Wells Fargo Bank, National Association
Account Name:    ___________________
Account Number:    ___________________
ABA Number:    ___________________
This direction shall remain in effect unless and until Buyer has notified Borrower otherwise in writing.
Please acknowledge ~~receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to the Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: 550 South Tryon Street, 22nd Floor, MAC D1086-146, Charlotte, North Carolina 28202; Attention: _____________; Telephone:________________; Facsimile:__________________.~~your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

Very truly yours,
ACRC LENDER W LLC,
a Delaware limited liability company, as Seller
~~[SERVICER]~~
By:
Name:
Title:
    ~~Name:~~
    ~~Title:~~
~~ACKNOWLEDGED AND AGREED TO:~~
~~[~~ACRC ~~Lender W LLC] [ACRC Lender~~LENDER W TRS LLC~~]~~,
a Delaware limited liability company, as Seller
By:
Name:
Title:
    ~~Telephone:~~
    ~~Facsimile:~~

EXHIBIT I
PROHIBITED ASSIGNEES
ACORE Capital, LP
Affinius Capital
Angelo, Gordon & Co., L.P.
Annaly Capital Management, Inc.
Apollo Commercial Real Estate Finance, Inc.
Arbor Realty Trust Inc.
Argentic Investment Management LLC
Baupost Group, LLC
Benefit Street Partners LLC
Blackrock, Inc.
The Blackstone Group L.P.
Bridge Investment Group Holdings Inc.
BrightSpire Capital, Inc.
Brookfield Investment Management Inc.
Cantor Fitzgerald & Co.
CapitalSource Inc.
Carlyle Realty Partners L.P.
Cerberus Capital Management, LLP
Children’s Investment Fund LP
CIM Group, Inc.
Fortress Credit Corp.
Franklin BSP Realty Trust, Inc
Guggenheim Partners, LLC
Granite Point Mortgage Trust Inc.
H/2 Credit Manager LP
Hunt Mortgage Corporation
Invesco Ltd.
iStar Financial Inc.
KKR & Co. L.P.
Ladder Capital Securities LLC
LoanCore Capital, LLC
Lone Star U.S. Acquisitions, LLC
Mack Real Estate Group
Macquarie Group Limited
Mesa West Capital, LLC
NCH Capital Inc.
Newcastle Investment Corp.
Oaktree Capital Management, L.P.
OZ Management LP

Pacific Investment Management Company LLC
Pacific Western Bank
Pine River Capital Management L.P.
Prime Group Realty Investments LLC
RAIT Financial Trust
Redwood Trust Inc.
Related Fund Management, LLC
Rialto Capital Management, LLC
Rockwood Capital LLC
Sculptor Capital Management, Inc.
SL Green Realty Corp.
Starwood Capital Group
Taconic Capital
Terra Capital Partners, LLC
Torchlight Investors LLC
TPG Capital Management, L.P.
Waterfall Asset Management, LLC
Westbrook Partners LLC
Winthrop Capital Management LLC.

ANNEX 1
BUYER’S LOCATION
Wells Fargo Bank, National Association
550 South Tryon Street, 22nd Floor
MAC D1086-146
Charlotte, North Carolina 28202-4200
Attn:    Allen Lewis
SELLER’S LOCATION
[ACRC Lender W LLC][ACRC Lender W TRS LLC]
c/o Ares Management
245 Park Avenue, 42nd Floor, New York, NY 10167
Attn: Real Estate Capital Markets & Legal Department
Telephone: 646-259-4842
Telecopy: 310-388-3041
with a copy to:
[ACRC Lender W LLC][ACRC Lender W TRS LLC]
c/o Ares Management
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Chief Accounting Officer
Telephone: 310-201-4100
Telecopy: 310-203-8820
and
[ACRC Lender W LLC][ACRC Lender W TRS LLC]
c/o Ares Management
One North Wacker Drive, 48th Floor
Chicago, Illinois 60606
Attn: Legal Department and Capital Markets Group
Telephone: 312-252-7500
Telecopy: 312-252-7501